                                                                    EXHIBIT 10.1

================================================================================


                      NOTE PURCHASE AND SECURITY AGREEMENT


                                     between


                         ENTERPRISE FUNDING CORPORATION,

                                   as Company

                                       and

                                   BELK, INC.

                                    as Debtor

                                       and

                              THE BELK CENTER, INC.

                                   as Servicer


                                       and

                                NATIONSBANK, N.A.

                           as Agent and Bank Investor


                            Dated as of June 12, 1998


================================================================================

                                TABLE OF CONTENTS

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
                                    ARTICLE I
                                   DEFINITIONS........................................................1

Section 1.1       Certain Defined Terms...............................................................1
Section 1.2       Other Terms........................................................................27
Section 1.3       Computation of Time Periods........................................................27

                                   ARTICLE II
                           GRANT OF SECURITY INTEREST;
                              ADVANCES; SETTLEMENTS..................................................28

Section 2.1       Facility...........................................................................28
Section 2.2       Advances; the Note; Eligible
                  Receivables........................................................................28
Section 2.3       Fundings...........................................................................32
Section 2.4       Carrying Costs, Fees and Other Costs
                  and Expenses.......................................................................36
Section 2.5       Allocations of Collections;
                  Non-Liquidation Settlement Procedures..............................................36
Section 2.6       Liquidation Settlement Procedures .................................................40
Section 2.7       Fees...............................................................................41
Section 2.8       Protection of Security Interest....................................................41
Section 2.9       Deemed Collections; Application
                  of Payments........................................................................44
Section 2.10      Payments and Computations, Etc.....................................................45
Section 2.11      Reports............................................................................45
Section 2.12      Collection Account.................................................................46
Section 2.13      Sharing of Payments, Etc...........................................................46
Section 2.14      Right of Setoff....................................................................47

                                   ARTICLE III
                          REPRESENTATIONS AND WARRANTIES.............................................48

Section 3.1       Representations and Warranties of the
                  Debtor.............................................................................48
Section 3.2       Representations and Warranties of the
                  Servicer...........................................................................53
Section 3.3       Reaffirmation of Representations and
                  Warranties by the Debtor and Servicer..............................................55

                                   ARTICLE IV
                              CONDITIONS PRECEDENT...................................................57

Section 4.1       Conditions to Closing..............................................................57

                                                                                                   Page
                                                                                                   ----

                                    ARTICLE V
                                    COVENANTS........................................................61

Section 5.1       Affirmative Covenants of Debtor....................................................61
Section 5.2       Negative Covenants of the Debtor...................................................65
Section 5.3       Covenants of the Servicer..........................................................68
Section 5.4       Financial Covenants of Debtor......................................................71

                                   ARTICLE VI
                         ADMINISTRATION AND COLLECTIONS..............................................72

Section 6.1       Appointment of Servicer............................................................72
Section 6.2       Duties of Servicer.................................................................72
Section 6.3       Rights After Designation of
                  New Servicer.......................................................................75
Section 6.4       Servicer Default...................................................................75
Section 6.5       Responsibilities of the Debtor and the
                  Designated Sellers.................................................................77

                                   ARTICLE VII
                                TERMINATION EVENTS...................................................78

Section 7.1       Termination Events.................................................................78
Section 7.2       Termination........................................................................80
Section 7.3       Proceeds...........................................................................81

                                  ARTICLE VIII
                     INDEMNIFICATION; EXPENSES; RELATED MATTERS......................................82

Section 8.1       Indemnities by the Debtor..........................................................82
Section 8.2       Indemnity for Taxes, Reserves and
                  Expenses...........................................................................85
Section 8.3       Taxes..............................................................................88
Section 8.4       Other Costs, Expenses and Related
                  Matters............................................................................89

                                   ARTICLE IX
                           THE AGENT; BANK COMMITMENT................................................91

Section 9.1       Authorization and Action...........................................................91
Section 9.2       Agent's Reliance, Etc..............................................................92
Section 9.3       Termination Events.................................................................92
Section 9.4       Rights as Bank Investor............................................................93
Section 9.5       Indemnification of the Agent.......................................................93
Section 9.6       Non-Reliance.......................................................................94
Section 9.7       Resignation of Agent...............................................................94
Section 9.8       Payments by the Agent..............................................................95

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
Section 9.9       Bank Commitment; Assignment to Bank
                  Investors..........................................................................95

                                    ARTICLE X
                                  MISCELLANEOUS.....................................................103

Section 10.1      Term of Agreement.................................................................103
Section 10.2      Waivers; Amendments...............................................................103
Section 10.3      Notices...........................................................................104
Section 10.4      Governing Law; Submission to
                  Jurisdiction; Integration.........................................................107
Section 10.5      Severability; Counterparts........................................................107
Section 10.6      Successors and Assigns............................................................108
Section 10.7      Confidentiality Agreement - Company,
                  Agent, Administrative Agent, Collateral
                  Agent, Liquidity Providers and Bank
                  Investors.........................................................................108
Section 10.8      Confidentiality Agreement.........................................................109
Section 10.9      No Bankruptcy Petition Against the
                  Company...........................................................................109
Section 10.10     No Recourse Against Stockholders,
                  Officers or Directors.............................................................109

                                    EXHIBITS

         EXHIBIT A    Forms of Account Agreement

         EXHIBIT B    Credit Guidelines and Collection Guidelines

         EXHIBIT C    List of Servicer Account Banks

         EXHIBIT D    Form of Servicer Account Agreement

         EXHIBIT E    Form of Servicer Report

         EXHIBIT F    Form of Additional Advance Certificate

         EXHIBIT G    Form of Assignment and Assumption Agreement

         EXHIBIT H    List of Actions and Suits

         EXHIBIT I    Location of Records

         EXHIBIT J    List of Subsidiaries, Divisions and
                      Tradenames

         EXHIBIT K    Form of Debtor's and Servicer's Counsel's
                      Opinion

         EXHIBIT L    Forms of Secretary's Certificate

         EXHIBIT M    Form of Note

         EXHIBIT N    List of Post Office Boxes

         EXHIBIT O    Form of Post Office Box Agreement

         EXHIBIT P    Financial Convenant Definitions

                      NOTE PURCHASE AND SECURITY AGREEMENT


         Note Purchase and Security Agreement (this "Agreement"), dated as of June 12, 1998, by and among BELK, INC., a Delaware corporation, as debtor (in such capacity, the "Debtor"), THE BELK CENTER, INC., a North Carolina corporation, as servicer (the "Servicer" or "Belk Center"), ENTERPRISE FUNDING CORPORATION, a Delaware corporation (the "Company") and NATIONSBANK, N.A., a national banking association ("NationsBank"), as agent for the Company and the Bank Investors (in such capacity, the "Agent") and as a Bank Investor.


                             PRELIMINARY STATEMENTS

         WHEREAS, the Debtor has issued the Note to the Company and will be obligated to the holder of such Note to pay the principal of and interest on such Note in accordance with the terms thereof;

         WHEREAS, the Debtor is granting a security interest in the Affected Assets to the Agent, for the benefit of the Secured Parties, to secure the payment and performance by the Debtor of its obligations under the Note;

         NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE I

                                   DEFINITIONS

         Section 1.1 Certain Defined Terms. As used in this Agreement, the following terms shall have the following meanings:

         "Account" means each credit account established pursuant to an Account Agreement with an Obligor as of the Cut-Off Date and on any day thereafter.

         "Account Agreement" means the agreements and Federal Truth in Lending Statement for Accounts, in substantially the form attached as Exhibit A to this

Agreement, as such agreements or statement may be amended, modified or otherwise changed from time to time.

         "Accrued Interest Component" means, for any Collection Period, that portion of the Interest Component of all Related Commercial Paper outstanding at any time during such Collection Period which has accrued from the first day through the last day of such Collection Period whether or not such Related Commercial Paper matures during such Collection Period, based on the actual number of days in such Collection Period that such Related Commercial Paper was outstanding.

         "Additional Advance Certificate" means a certificate of the Servicer in substantially the form of Exhibit P hereto, appropriately completed.

         "Adjusted LIBOR Rate" means, with respect to any period during which the return to any Bank Investor or the Liquidity Provider is to be calculated by reference to the London interbank offered rate, a rate which is 0.80% (2.80% upon the occurrence and during the continuance of a Termination Event other than a Termination Event described in Section 7.1(o) or 7.1(p)) in excess of a rate per annum equal to the sum (rounded upwards, if necessary, to the next higher 1/100 of 1%) of (A) the rate obtained by dividing (i) the applicable LIBOR Rate by (ii) a percentage equal to 100% minus the reserve percentage used for determining the maximum reserve requirement as specified in Regulation D (including, without limitation, any marginal, emergency, supplemental, special or other reserves) that is applicable to the Agent during such period in respect of eurocurrency or eurodollar funding, lending or liabilities (or, if more than one percentage shall be so applicable, the daily average of such percentage for those days in such period during which any such percentage shall be applicable) plus (B) the then daily net annual assessment rate (rounded upwards, if necessary, to the nearest 1/100 of 1%) as estimated by the Agent for determining the current annual assessment payable by the Agent to the Federal Deposit Insurance Corporation in respect of eurocurrency or eurodollar funding, lending or liabilities.

         "Administrative Agent" means NationsBank, N.A., as administrative agent.

         "Administrative Fee" means the fee payable by the Debtor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Advance" means a funding which is made pursuant to Section 2.2(a) hereof.

         "Advance Amount" means with respect to any Advance, the amount paid to the Debtor by the Company or the Bank Investors.

         "Advance Date" means, with respect to each Advance, the Business Day on which such Advance is made.

         "Adverse Claim" means a lien, security interest, charge or encumbrance, or other right or claim in, of or on any Person's assets or properties in favor of any other Person (including any UCC financing statement or any similar instrument filed against such Person's assets or properties).

         "Affected Assets" means, collectively, the Receivables and the Related Security, Collections and Proceeds relating thereto.

         "Affiliate" means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under direct or indirect common control with, such Person. A Person shall be deemed to control another Person if the controlling Person possesses, directly or indirectly, the power to direct or cause the direction of the management or policies of the controlled Person, whether through ownership of voting stock, by contract or otherwise.

         "Agent" means NationsBank, N.A., in its capacity as agent for the Company and the Bank Investors, and any successor thereto appointed pursuant to
Article IX.

         "Aggregate Interest Component" means aggregate sum of the Interest Components of all issued and out standing Related Commercial Paper.

         "Agreement" has the meaning specified in the preamble hereto.

         "Aggregate Unpaids" means, at any time, an amount equal to the sum of
(i) the aggregate accrued and unpaid Carrying Costs at such time, (ii) yield on Related Commercial Paper, interest related to any outstanding LIBOR-based funding period arising from advances by any Liquidity Provider or Bank Investor, Facility Fees, Program Fees, and Administrative Fees which may accrue after such time, (iii) the Net Investment at such time, and (iv) all other amounts owed (whether due or accrued) hereunder by the Debtor to the Company, the Agent or any Bank Investor at such time.

         "Arrangement Fee" means the fee payable by the Debtor to the Administrative Agent pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Assignment Amount" with respect to a Bank Investor means at any time an amount equal to the lesser of (i) such Bank Investor's Pro Rata Share of the Net Investment at such time and (ii) such Bank Investor's unused Commitment.

         "Assignment and Assumption Agreement" means an Assignment and Assumption Agreement substantially in the form of Exhibit G attached hereto.

         "Bank Investors" means NationsBank, N.A. and each other financial institution that becomes a Bank Investor pursuant to an Assignment and Assumption Agreement in accordance with the Agreement and the respective successors and permitted assigns of any of the foregoing.

         "Base Rate" means, a rate per annum equal to the greater of (i) the prime rate of interest announced by the Liquidity Provider (or if more than one Liquidity Provider, then by NationsBank) from time to time, changing when and as said prime rate changes (such rate not necessarily being the lowest or best rate charged by the Liquidity Provider (or if more than one Liquidity Provider, by NationsBank)) and (ii) the sum of (a) 1.50% and (b) the rate equal to the weighted average of the rates on overnight Federal funds transactions with members of the Federal Reserve System arranged by Federal funds brokers, as published for such day (or, if such day is not a Business Day, for the next preceding Business

Day) by the Federal Reserve Bank of New York, or, if such rate is not so published for any day that is a Business Day, the average of the quotations for such day for such transactions received by the Liquidity Provider (or, if more than one Liquidity Provider, then by NationsBank) from three Federal funds brokers of recognized standing selected by it.

         "Belk Center" means The Belk Center, Inc.

         "Belk Simpson" means Belk-Simpson Company, Greenville, South Carolina.

         "Benefit Plan" means any employee benefit plan as defined in Section 3(3) of ERISA in respect of which the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or a Designated Seller is, or at any time during the immediately preceding six years was, an "employer" as defined in Section 3(5) of ERISA.

         "Business Day" means any day excluding Saturday, Sunday and any day on which banks in New York, New York or Charlotte, North Carolina are authorized or required by law to close, and, when used with respect to the determination of any LIBOR Rate or any notice with respect thereto, any such day which is also a day for trading by and between banks in United States dollar deposits in the London interbank market.

         "Carrying Costs" means for a Collection Period the sum of (i) the sum of the dollar amount of the Company's obligations for such Collection Period determined on an accrual basis in accordance with GAAP consistently applied (a) to pay (or pass through) interest with respect to Purchased Interests pursuant to the provisions of the Liquidity Provider Agreement (such interest to be calculated based on the Adjusted LIBOR Rate) outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period and to pay interest with respect to amounts disbursed by a Credit Support Provider pursuant to the Credit Support Agreement outstanding at any time during such Collection Period accrued from the first day through the last day of such Collection Period whether or not such interest is payable during such Collection Period, (b) to pay the Accrued

Interest Component of Related Commercial Paper with respect to any Collection Period (and, for purposes of this clause (b), Related Commercial Paper shall include Commercial Paper issued to fund the Net Investment even if such Commercial Paper is issued in an amount in excess of the Net Investment), (c) to pay the Dealer Fee with respect to Related Commercial Paper issued during such Collection Period, (d) to pay any past due interest not paid in clauses (a) and (b) with respect to prior Collection Periods, and (e) to pay the costs of the Company with respect to the operation of Sections 8.1, 8.2, 8.3 and 8.4,
(ii) the Program Fee, the Administrative Fee and the Facility Fee accrued from the first day through the last day of such Collection Period whether or not such amount is payable during such Collection Period, and all interest amounts due the Bank Investors in accordance with Section 2.3(c), (d) and (e) and (iii) to pay the Servicing Fee due to any successor Servicer.

         "Closing Date" means June 12, 1998.

         "Code" means the Internal Revenue Code of 1986, as amended.

         "Collateral" means all of the Debtor's right, title and interest in and to the Receivables, the Related Security, all Collections and all proceeds thereof, whether constituting an account, chattel paper, instrument, investment property or general intangible.

         "Collateral Agent" means NationsBank, N.A. in its capacity as collateral agent under the Security Agreement, dated as of September 5, 1991, as amended, between Enterprise and NationsBank, N.A., as consented and agreed to by the Liquidity Provider and the letter of credit bank (as defined therein).

         "Collection Account" means the account, established by the Agent, for the benefit of the Company and the Bank Investors, pursuant to Section 2.12.

         "Collection Period" means each monthly period ending on the 28th day of a calendar month; provided, that the first Collection Period shall begin on the CutOff Date and shall end on the 28th day of the calendar following the month containing the Cut-Off Date.

         "Collections" means, with respect to any Receivable, all cash collections and other cash proceeds of such Receivable, including, without limitation, all Recoveries and Finance Charges, if any, and cash proceeds of Related Security with respect to such Receivable. For the purposes hereof, "cash" shall include payments received with respect to the Receivables in the form of checks.

         "Commercial Paper" means the promissory notes of the Company issued by the Company in the commercial paper market.

         "Commitment" means, (i) with respect to each Bank Investor party hereto, the commitment of such Bank Investor to make advances to the Debtor or to acquire interests in the Net Investment from the Company in accordance herewith in an amount not to exceed the dollar amount set forth opposite such Bank Investor's signature on the signature page hereto under the heading "Commitment", minus the dollar amount of any Commitment or portion thereof assigned pursuant to an Assignment and Assumption Agreement plus the dollar amount of any in crease to such Bank Investor's Commitment consented to by such Bank Investor prior to the time of determination and (ii) with respect to any direct or indirect assignee of a Bank Investor party hereto taking pursuant to an Assignment and Assumption Agreement, the commitment of such assignee to make advances to the Debtor or to acquire interests in the Net Investment from the Company not to exceed the amount set forth in such Assignment and Assumption Agreement plus the dollar amount of any increase to such assignee's Commitment consented to by such as signee prior to the time of determination minus the dollar amount of any Commitment or portion thereof as signed pursuant to an Assignment and Assumption Agreement prior to such time of determination.

         "Commitment Termination Date" means June 11, 1999, or such later date to which the Commitment Termination Date may be extended by Debtor, the Agent and the Bank Investors not later than 30 days prior to the then current Commitment Termination Date.

         "Company" means Enterprise Funding Corporation, and its successors and permitted assigns.

         "Company Termination Date" means the second Business Day after the delivery by the Company to the Debtor of written notice that the Company elects to commence the amortization of its interest in the Net Investment pursuant to
Section 2.6 or otherwise liquidate the Net Investment.

         "Credit Guidelines" means Belk Center's credit and collection policy or policies and practices, relating to Accounts and Receivables existing on the Cut-Off Date and referred to in Exhibit B attached hereto, as modified and as supplemented from time to time in compliance with Section 5.2(c).

         "Credit Support Agreement" means the agreement between the Company and the Credit Support Provider evidencing the obligation of the Credit Support Provider to provide credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Credit Support Provider" means the Person or Persons who provides credit support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Cut-Off Date" means May 30, 1998.

         "Cycle Date" means the 1st, 4th, 7th, 10th, 13th, 16th, 19th, 22nd, 25th and 28th calendar day of each calendar month.

         "Date of Processing" means, with respect to any transaction giving rise to a Receivable, the date on which such transaction is first recorded on the Servicer's computer master file of Accounts (without regard to the effective date of such recordation).

         "Dealer Fee" shall have the meaning assigned in the Fee Letter.

         "Debtor" has the meaning specified in the preamble hereto.

         "Debtor Account" means the demand deposit account of the Debtor maintained at NationsBank, N.A. for the purpose of receiving deposits of Collections.

         "Debtor's Percentage" means at any time 1 minus the Noteholder's Percentage.

         "Deemed Collections" means any Collections on any Receivable deemed to have been received pursuant to Section 2.9(a) or (b) hereof.

         "Default Ratio" means, with respect to any Collection Period, the ratio (expressed as a percentage) computed (on the following Determination Date) as of the last day of each Collection Period by dividing (i) the product of (x) 12 and
(y) the aggregate amount of Receivables which became Defaulted Receivables during such Collection Period by (ii) the aggregate amount of all Receivables (other than Defaulted Receivables) as of the last day of the prior Collection Period.

         "Default Ratio Multiplier" means, at any time, the highest three-month rolling arithmetic average Default Ratio for the twelve most recent Collection Periods. The three-month rolling arithmetic average Default Ratio shall be computed on each Determination Date by dividing the sum of the Default Ratios for the three immediately preceding Collection Periods by three.

         "Defaulted Receivable" means a Receivable in an Account with respect to which, in accordance with the Credit Guidelines or Belk Center's customary and usual servicing procedures, the Servicer has charged off such Receivable as uncollectible; a Receivable shall become a Defaulted Receivable on the day on which it is recorded as charged off as uncollectible on the Servicer's computer master file of consumer credit card revolving accounts.

         "Delinquency Ratio" means, the ratio (expressed as a percentage) computed as of the last day of each Collection Period by dividing (i) the aggregate amount of all Delinquent Receivables as of such date by (ii) the aggregate amount of all Receivables (other than Defaulted Receivables) as of such date.

         "Delinquent Receivable" means a Receivable: (i) as to which any payment, or part thereof, remains unpaid for more than 30 days from the original due date for such Receivable and (ii) which is not a Defaulted Receivable.

         "Designated Seller" means Belk Simpson.

         "Determination Date" means with respect to any Collection Period, the tenth day of the succeeding calendar month or, if such tenth day is not a Business Day, the Business Day next succeeding such tenth day.

         "Dilution Ratio" means, for each Collection Period, the ratio (expressed as a percentage) computed (on the following Determination Date) as of the last day of each Collection Period by dividing (i) the aggregate amount by which Receivables (other than the finance charge component of any such Receivable) are reduced or cancelled as a result of any defective, rejected or returned merchandise or services and all credits, re bates, discounts, disputes, warranty claims, repossessed or returned goods, chargebacks, allowances, or any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable (whether effected through the granting of credits against the applicable Receivables or by the issuance of a check or other payment in respect of (and as payment for) such reduction) by the Debtor, a Designated Seller or the Servicer, provided to Obligors in respect of Receivables during such month by (ii) the aggregate Outstanding Principal Balance of all Receivables as of the last day of the preceding Collection Period.

         "Dilution Ratio Multiplier" means (i) at any time during a Collection Period ending in November, December, or January, the highest Dilution Ratio for the immediately preceding Collection Periods ending in November, December or January, and (ii) at any other time, the highest Dilution Ratio during the immediately preceding twelve Collection Periods (excluding for purposes of this determination, the Collection Periods ending in November, December or January).

         "Discount Percentage" means the percentage designated by the Debtor pursuant to Section 2.5(e).

         "Discount Receivables" shall have the meaning specified in Section 2.5(e).

         "Discount Receivable Collections" means, for any day, the product of
(a) the Discount Percentage and

(b) Collections, other than those of the type described in clauses (i) and (ii) of the definition of "Finance Charge Collections," on such day.

         "Early Collection Fee" means, for any funding period during which the portion of the Net Investment that was allocated to such funding period is reduced for any reason whatsoever, the excess, if any, of (i) the additional interest that would have accrued during such funding period if such reductions had not occurred, minus (ii) the income, if any, received by the recipient of such reductions from investing the proceeds of such reductions.

         "Eligible Account" means, as of the Cut-Off Date (or, with respect to Accounts arising after the CutOff Date, as of the date of creation), each Account in existence and owned by the Debtor or a Designated Seller:

                  (a)      which is payable in United States Dollars;

                  (b) the credit card or cards related thereto have not been reported lost or stolen or designated fraudulent;

                  (c) which is not an Account as to which any of the Receivables existing thereunder are Defaulted Receivables;

                  (d) the Receivables in which have not been charged-off (unless such Account is subsequently reinstated);

                  (e) which is serviced by the Servicer and has been created and is maintained by the Debtor or a Designated Seller in the ordinary course of its business in accordance with the Credit Guidelines; and

                  (f) with respect to which the Debtor or a Designated Seller has, and, with respect to which to the amounts payable thereunder, the Debtor has, good title thereto, free and clear of all Adverse Claims.

         "Eligible Investments" means any of the following (a) negotiable instruments or securities represented by instruments in bearer or registered or in book-entry form which evidence (i) obligations fully guaranteed by the United States of America; (ii) time deposits in, or bankers acceptances issued by, any depositary institution or trust company incorporated under the laws of the United States of America or any state thereof and subject to supervision and examination by Federal or state banking or depositary institution authorities; provided, however, that at the time of investment or contractual commitment to invest therein, the certificates of deposit or short-term deposits, if any, or long-term unsecured debt obligations (other than such obligation whose rating is based on collateral or on the credit of a Person other than such institution or trust company) of such depositary institution or trust company shall have a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively, in the case of the certificates of deposit or short-term deposits, or a rating not lower than one of the two highest investment categories granted by Moody's and by S&P; (iii) certificates of deposit having, at the time of investment or contractual commitment to invest therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively; or (iv) investments in money market funds rated in the highest investment category or otherwise approved in writing by the applicable rating agencies; (b) demand deposits in any depositary institution or trust company referred to in (a)(ii) above; (c) commercial paper (having original or remaining maturities of no more than 30 days) having, at the time of investment or contractual commitment to invest therein, a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; (d) Eurodollar time deposits having a credit rating from Moody's and S&P of at least "P-1" and "A-1", respectively; and (e) repurchase agreements involving any of the Eligible Investments described in clauses (a)(i), (a)(iii) and (d) hereof so long as the other party to the repurchase agreement has at the time of investment therein, a rating from Moody's and S&P of at least "P-1" and "A-1", respectively.

         "Eligible Receivable" means, at any time, any Receivable:

                  (a) with respect to which, the related Account is an Eligible Account;

                  (b) which has been originated by the Debtor or a Merged Entity in the ordinary course of its business, (or has been originated by a Designated Seller in the ordinary course of its business and sold to the Debtor pursuant to (and in accordance with) the Receivables Purchase Agreement), and to which the Debtor has good title thereto, free and clear of all Adverse Claims;

                  (c) which (together with the Collections and Related Security related thereto) has been the subject of the grant of a first priority perfected security interest therein (and in the Collections and Related Security related thereto) to the Agent, on behalf of the Company and the Bank Investors, effective until the termination of this Agreement;

                  (d) which arises pursuant to an Account with respect to which the Debtor, any Designated Seller or any Affiliate of the Debtor has performed all material obligations required to be performed by it thereunder, including without limitation shipment of the merchandise and/or the performance of the services purchased thereunder, at the time an interest in such Receivable is initially pledged to the Agent, on behalf of the Company and the Bank Investors;

                  (e) the Obligor of which has been directed to make all payments to a Post Office Box with respect to which there shall be a Post Office Box Agreement in effect or at retail store locations owned by the Debtor or any Designated Seller;

                  (f) a purchase of which with the proceeds of Commercial Paper would constitute a "current transaction" within the meaning of Section 3(a)(3) of the Securities Act of 1933, as amended;

                  (g) which is an "account" or a "general intangible" or "chattel paper" within the meaning of Article 9 of the UCC of all applicable jurisdictions;

                  (h) which arises under an Account that, together with such Receivable, is in full force and effect and constitutes the legal, valid and binding obligation of the related Obligor enforceable against such Obligor in accordance with its terms and is not subject to any litigation, right of rescission, dispute, offset, counterclaim or other defense (it being under stood that a potential reduction because of returned merchandise would not in itself cause such Receivables to not be considered an "Eligible Receivable");

                  (i) which was created in compliance, in all material respects, with all laws, rules or regulations applicable thereto (including, without limitation, laws, rules and regulations relating to truth in lending, fair credit billing, fair credit reporting, equal credit opportunity, fair debt collection practices and privacy) and pursuant to an Account Agreement which complies, in all material respects, with all such laws, rules and regulations;

                  (j) which (A) satisfies all applicable requirements of the Credit Guidelines, (B) has not been waived or modified except in accordance with the Credit Guidelines or the credit guidelines of the Debtor, a Merged Entity or a Designated Seller or an Affiliate thereof, as applicable, (C) is assignable without the consent of, or notice to, the Obligor thereunder and (D) is not, at the time of the initial creation of interest hereunder, a Defaulted Receivable;

                  (k)      is serviced in all respects by the Servicer;

                  (l) with respect to which all material consents, licenses, approvals or authorizations of, or registrations or declarations with, any Governmental Authority required to be obtained, effected or given by the Debtor, a Merged Entity or a Designated Seller, as applicable, in connection with the creation of such Receivable or the execution, delivery, creation and performance by the Debtor, a Merged Entity or a Designated Seller, as applicable, of the Account Agreement pursuant to which such Receivable was created, have been duly obtained, effected or given and are in full force and effect; and

                  (m) the assignment of which under the Receivables Purchase Agreement by the applicable Designated Seller to the Debtor, and the grant of a security interest therein under this Agreement does not violate, conflict or contravene any applicable laws, rules, regulations, orders or writs or any contractual or other restriction, limitation or encumbrance.

         "ERISA" means the U.S. Employee Retirement Income Security Act of 1974, as amended from time to time, and the regulations promulgated and rulings issued thereunder.

         "ERISA Affiliate" means, with respect to any Person, (i) any corporation which is a member of the same controlled group of corporations (within the meaning of Section 414(b) of the Code (as in effect from time to time, the "Code")) as such Person; (ii) a trade or business (whether or not incorporated) under common control (within the meaning of Section 414(c) of the
Code) with such Person; or (iii) a member of the same affiliated service group (within the meaning of Section 414(n) of the Code) as such Person, any corporation described in clause (i) above or any trade or business described in clause (ii) above.

         "Event of Bankruptcy" means, with respect to any Person, (i) that such Person (a) shall generally not pay its debts as such debts become due or (b) shall admit in writing its inability to pay its debts generally or (c) shall make a general assignment for the benefit of creditors; (ii) any proceeding shall be instituted by or against such Person seeking to adjudicate it as bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee or other similar official for it or any substantial part of its property or (iii) if such Person is a corporation, such Person or any Subsidiary shall take any corporate action to authorize any of the actions set forth in the preceding clauses (i) or (ii).

         "Excluded Taxes" shall have the meaning specified in Section 8.3 hereof.

         "Facility Fee" means the fee payable by the Debtor to the Agent for distribution to the Bank Investors pursuant to Section 2.7(a) hereof, the terms of which are set forth in the Fee Letter.

         "Facility Limit" means $300,000,000; provided that such amount may not at any time exceed the aggregate Commitments at any time in effect; provided, further, that from and after the Termination Date the Facility Limit shall at all times equal the Net Investment plus the Aggregate Interest Component.

         "Fee Letter" means, collectively, the letter agreement or agreements dated the date hereof (i) between the Debtor and the Company and (ii) between the Debtor and the Agent on behalf of the Bank Investors, in each case with respect to the fees to be paid by the Debtor hereunder, as amended, modified or supplemented from time to time.

         "Finance Charge Collections" means (i) that portion of the Collections with respect to the Receivables which are estimated by the Servicer to be designated as billed Finance Charges, (ii) any Recoveries (net of liquidation expenses, if any) in respect of Defaulted Receivables and Related Security with respect thereto and (iii) all Discount Receivable Collections.

         "Finance Charges" means, with respect to an Account, any periodic finance charges, and, to the extent rights with respect thereto are held by the Debtor, late fees, returned check or NSF charges or similar charges owing by an Obligor pursuant to such Account.

         "GAAP" means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such accounting profession, which are in effect as of the date of this Agreement.

         "Governmental Authority" means the United States of America, any state or other political subdivision thereof and any entity exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government.

         "Guaranty" means, with respect to any Person any agreement by which such Person assumes, guarantees, endorses, contingently agrees to purchase or provide funds for the payment of, or otherwise becomes liable upon, the obligation of any other Person, or agrees to maintain the net worth or working capital or other financial condition of any other Person or otherwise assures any other creditor of such other Person against loss, including, without limitation, any comfort letter, operating agreement or take-or-pay contract and shall include, without limitation, the contingent liability of such Person in connection with any application for a letter of credit.

         "Indebtedness" means, with respect to any Person, without duplication, such Person's (i) obligations for borrowed money evidenced by a promissory note, bond or similar written obligation, including, without limitation, conditional sales or similar title retention agreements, (ii) obligations representing the deferred purchase price of property, (iii) obligations, whether or not assumed, secured by liens or payable out of the proceeds or production from property now or hereafter owned or acquired by such Person, (iv) obligations which are evidenced by notes, acceptances, or other instruments, and all liabilities of such Person by way of endorsements (other than for collection or deposit in the ordinary course of business), (v) Capitalized Lease obligations, and (vi) obligations for which such Person is obligated pursuant to a Guaranty; provided that the term "Indebtedness" shall not include any accounts pay able arising in the ordinary course of such Person's business on terms customary in the trade.

         "Indemnified Amounts" has the meaning specified in Section 8.1 hereof.

         "Indemnified Parties" has the meaning specified in Section 8.1 hereof.

         "Interest Component" means, (i) with respect to any Commercial Paper issued on an interest-bearing basis, the interest payable on such Commercial Paper at its maturity and (ii) with respect to any Commercial Paper issued on a discount basis, the portion of the face amount of such Commercial Paper representing the discount incurred in respect thereof (including any dealer commissions to the extent included as part of such discount).

         "Law" means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, order, injunction, writ, decree or award of any Official Body.

         "LIBOR Rate" means, with respect to any one-month funding period, the rate per annum (rounded up wards, if necessary, to the nearest 1/100 of 1%) appearing on Telerate Page 3750 (or any successor page) as the London interbank offered rate for deposits in U.S. dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month. If for any reason such rate is not available, the term "LIBOR Rate" shall mean, for any funding period, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBOR Page as the London inter bank offered rate for deposits in dollars at approximately 11:00 a.m. (London time) two London Business Days prior to the first day of such funding period for a term of one month; provided, however, if more than one rate is specified on the Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates.

         "Lien" means any mortgage, deed of trust, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), preference, priority or other security agreement or preferential arrangement of any kind or nature whatsoever for the purpose of security, including, without limitation, any conditional sale or other title retention agreement, any financing lease having substantially the same economic effect as any of the foregoing and the filing of any financing statement under the Uniform Commercial Code (other than any such financing statement filed for informational purposes only) or comparable law of any jurisdiction to evidence any of the foregoing.

         "Liquidity Provider" means the Person or Persons who will provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Liquidity Provider Agreement" means the agreement between the Company and the Liquidity Provider evidencing the obligation of the Liquidity Provider to provide liquidity support to the Company in connection with the issuance by the Company of Commercial Paper.

         "Majority Investors" means, at any time, the Agent and those Bank Investors which hold Commitments aggregating in excess of 51% of the Facility Limit (less the Commitment of any Bank Investor who is to be disregarded pursuant to Section 10.2(b)) as of such date.

         "Material Adverse Effect" means any event or condition which would have a material adverse effect on (i) the collectibility of the Receivables, (ii) the condition (financial or otherwise), businesses or proper ties of the Debtor or any Designated Seller, (iii) the ability of the Debtor or any Designated Seller to perform its respective obligations under the Transaction Documents to which it is a party and (iv) the interests of the Agent, the Company or the Bank Investors under the Transaction Documents, or any event or condition which would directly or immediately result in or cause the bankruptcy or insolvency of any Designated Seller.

         "Merged Entity" means any Person merged into the Debtor between May 2, 1998 and the Closing Date.

         "Minimum Debtor's Percentage" means at any time the greater of (i) 2.5 times the sum of the Default Ratio Multiplier plus the Dilution Ratio Multiplier and (ii) 15%, subject to a minimum equivalent to, when expressed as the product of the Minimum Debtor's Percentage and the Net Receivables Balance, 3% of the Facility Limit.

         "Moody's" means Moody's Investors Service, Inc.

         "Multiemployer Plan" means a "multiemployer plan" as defined in Section 4001(a)(3) of ERISA which is or was at any time during the current year or the immediately preceding five years contributed to by the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or any Designated Seller on behalf of its employees.

         "NationsBank" has the meaning specified in the preamble hereto.

         "Net Asset Test" means, in connection with any assignment by the Company to the Bank Investors of an interest in the Net Investment pursuant to
Section 9.7 hereof, that on the day immediately prior to the day on which such assignment is to take effect, the Net Receivables Balance shall be greater than or equal to the Net Investment.

         "Net Investment" means the sum of the initial Advance Amount plus, without duplication, the sum of the cash amounts paid to the Debtor for each Advance less the aggregate amount of Collections received and applied by the Agent to reduce such Net Investment pursuant to Section 2.5, 2.6 or 2.9 hereof; provided that the Net Investment shall be restored and reinstated in the amount of any Collections so received and applied if at any time the distribution of such Collections is rescinded or must otherwise be returned for any reason; and provided further that the Net Investment may be increased by the amount described in Section 9.7(d) as described therein.

         "Net Portfolio Yield" means, with respect to any Collection Period, the annualized percentage equivalent of a fraction the numerator of which is the estimated daily average Noteholder's Percentage of Finance Charge Collections over such a period less the Carrying Costs for such Collection Period less the estimated daily average Noteholder's Percentage of the aggregate out standing balance of all Receivables which became Defaulted Receivables during such Collection Period less the Servicing Fee with respect to such Collection Period (to the extent not duplicative of Carrying Costs) and the denominator of which is the daily average aggregate Net Investment during such Collection Period.

         "Net Receivables Balance" at any time means the aggregate Outstanding Principal Balance of all Eligible Receivables, excluding the aggregate balance of any Discount Receivables at such time, minus the amount by which (i) the aggregate Outstanding Principal Balance of Receivables with respect to which the related obligor has not provided, as its most recent billing address, an address located in the United States or its territories or possessions, or which is a United States military address exceeds (ii) 1.00% of the aggregate Outstanding Principal Balance of Receivables.

         "Note" shall have the meaning specified in Section 2.2(a).

         "Noteholder's Percentage" means the percentage computed in accordance with Section 2.2(e) as follows:

                                     NI/NRB

Where:

NI   =   the Net Investment at the time of such computation.


NRB  =   the Net Receivables Balance at the time of such computation.

         Notwithstanding the foregoing computation, (i) the Noteholder's Percentage shall not exceed 100%, and (ii) the Noteholder's Percentage with respect to Principal Collections at any time on and after the Termination Date shall be the percentage equivalent of a fraction the numerator of which is the Net Investment as of the Termination Date and the denominator of which is the greater of (x) the Net Receivables Balance on the first Remittance Date following the Termination Date or (y) the Net Receivables Balance on the Remittance Date of the Collection Period in which the Termination Date occurs.

         "Obligor" means any Person obligated to make payments under an Account, including any guarantor there under.

         "Official Body" means any government or political subdivision or any agency, authority, bureau, central bank, commission, department or instrumentality of any such government or political subdivision, or any court, tribunal, grand jury or arbitrator, in each case whether foreign or domestic.

         "Other Transferor" means any Person that has entered into a note purchase agreement or a receivables purchase agreement or transfer and administration agreement with the Company.

         "Outstanding Principal Balance" means, with respect to any Receivable at any time, the then outstanding principal amount thereof excluding any accrued and outstanding Finance Charges related thereto and giving effect to the amount of any credit balances and other adjustments existing with respect to such Receivable on such day. The outstanding principal amount of any Defaulted Receivables shall be considered to be zero for the purposes of any determination hereunder of the aggregate Outstanding Principal Balance of the Receivables or the aggregate Outstanding Principal Balance of Eligible Receivables.

         "Payment Rate" means, for any Collection Period, the percentage equivalent of a fraction, the numerator of which is equal to the amount of all cash and check Principal Collections received during such Collection Period and the denominator of which is equal to the aggregate Outstanding Principal Balance of all Receivables (excluding Discount Receivables) as of the last day of the prior Collection Period.

         "Person" means any corporation, limited liability company, natural person, firm, joint venture, partnership, trust, unincorporated organization, enterprise, government or any department or agency of any government.

         "Post Office Box" means any box at a United States Post Office with respect to which a Post Office Box Agreement is in effect.

         "Post Office Box Agreement" means an agreement between the Servicer and an official of the United States Postal Service in substantially the form of Exhibit O hereto.

         "Potential Termination Event" means an event which with the passage of time or the giving of notice, or both, would constitute a Termination Event.

         "Principal Collections" means with respect to any Collection Period, all Collections received during such period other than Finance Charge Collections.

         "Pro Rata Share" means, for a Bank Investor, the Commitment of such Bank Investor divided by the sum of the Commitments of all Bank Investors.

         "Proceeds" means "proceeds" as defined in Section 9-306(1) of the UCC.

         "Program Fee" means the fee payable by the Debtor to the Company pursuant to Section 2.7 hereof, the terms of which are set forth in the Fee Letter.

         "Purchased Interest" means the security interest in the Receivables acquired by a Liquidity Provider through purchase pursuant to the terms of the Liquidity Provider Agreement.

         "Receivable" means the indebtedness owed to (i) a Designated Seller by any Obligor (without giving effect to any purchase under the Receivables Purchase Agreement by the Debtor at any time) under an Account (including such indebtedness sold by such Designated Seller to the Debtor pursuant to the Receivables Purchase Agreement), and (ii) the Debtor by an Obligor under an Account, in each case whether constituting an account, chattel paper, instrument, investment property or general intangible, arising in connection with the sale or lease of merchandise or the rendering of services, and includes the right to payment of any Finance Charges and other obligations of such Obligor with respect thereto. A Receivable shall be deemed to have been created or the amount thereof increased as of the end of the day on the Date of Processing of such Receivable or such increase to the amount thereof.

         "Receivables Purchase Agreement" means the Receivables Purchase Agreement, dated as of June 12, 1998, by and between Belk, Inc., as purchaser, Belk Simpson, as seller, and The Belk Center, Inc., as servicer.

         "Records" means all Account Agreements and other documents, books, records and other information (including, without limitation, computer programs, tapes, discs, punch cards, data processing software and related property and rights) maintained with respect to Receivables and the related Obligors.

         "Recoveries" means all amounts received or collected by the Servicer with respect to Defaulted Receivables.

         "Related Commercial Paper" means Commercial Paper issued by the Company the proceeds of which were used to acquire, or refinance the acquisition of, an interest in the Net Investment with respect to the Debtor.

         "Related Security" means with respect to any Receivable, all of the Debtor's rights, title and interest in, to and under:

                           (1) all of the Debtor's interest, if any, in the merchandise (including returned or repossessed merchandise), if any, the sale of which gave rise to such Receivable;

                           (2) all other security interests or liens and property subject thereto from time to time, if any, purporting to secure payment of such Receivable, whether pursuant to the Account related to such Receivable or otherwise, together with all financing statements signed by an Obligor describing any collateral securing such Receivable;

                           (3) all guarantees, indemnities, warranties, insurance (and proceeds and premium refunds thereof) or other agreements or arrangements of any kind from time to time supporting or securing payment of such Receivable whether pursuant to the Account related to such Receivable or otherwise;

                           (4)      all Records related to such Receivable;

                           (5) all rights and remedies of the Debtor under the Receivables Purchase Agreement together with all financing statements filed by the Debtor in connection therewith;

                           (6) all rights and remedies of the Debtor under the Servicing Agreement; and

                           (7)      all Proceeds of any of the foregoing.

         "Remittance Advance" shall have the meaning specified in Section
2.5(d).

         "Remittance Date" means the fifteenth day of each month beginning June 15, 1998, or, if such day is not a Business Day, the Business Day next succeeding such fifteenth day.

         "Requirements of Law" for any Person means the certificate of incorporation or articles of association and by-laws or other organizational or governing documents of such Person, and any law, treaty, rule or regulation, or determination of an arbitrator or Governmental Authority, in each case applicable to or binding upon such Person or to which such Person is subject, whether Federal, state or local (including, without limitation, usury laws, the Federal Truth in Lending Act and Regulation Z and Regulation B of the Board of Governors of the Federal Reserve System).

         "Section 8.2 Costs" has the meaning specified in Section 8.2(d) hereof.

         "Servicer" means at any time the Person then authorized pursuant to
Section 6.1 to service, administer and collect Receivables.

         "Servicer Account" means an account maintained by the Servicer at a Servicer Account Bank for the purpose of depositing Collections from Receivables.

         "Servicer Account Agreement" means an agreement between the Agent and a Servicer Account Bank in substantially the form of Exhibit D hereto.

         "Servicer Account Bank" means each of the banks set forth in Exhibit C hereto and such banks as may be added thereto or deleted therefrom pursuant to
Section 2.8 hereof.

         "Servicer Default" has the meaning specified in Section 6.4 hereof.

         "Servicer Report" means a report, in substantially the form attached hereto as Exhibit E or in such other form as is mutually agreed to by the Servicer, the Debtor and the Agent, furnished by the Servicer pursuant to Section 2.11 hereof.

         "Servicing Agreement" means the Membership Agreement, dated as of June 10, 1998, by and among Belk Center, the Debtor, and various other members party thereto.

         "Servicing Fee" means the fees payable by the Company or the Bank Investors to the Servicer in an amount equal to 2.0% per annum (calculated on the basis of actual days elapsed divided by a year consisting of 360 days) on the average daily amount of the Net Investment. Such fee shall accrue from the date of the initial Advance to the date on which the Noteholder's Percentage is reduced to zero. Such fee shall be payable only from Collections pursuant to, and subject to the priority of payments set forth in, Section 2.5 hereof.

         "Standard & Poor's" or "S&P" means Standard & Poor's Ratings Services, a division of McGraw-Hill Companies, Inc.

         "Subsidiary" of a Person means any Person more than 50% of the outstanding voting interests of which shall at any time be owned or controlled, directly or indirectly, by such Person or by one or more Subsidiaries of such Person or any similar business organization which is so owned or controlled.

         "Taxes" shall have the meaning specified in Section 8.3 hereof.

         "Telerate Page 3750" means the British Bankers Association Libor Rates (determined at 11:00 a.m. London time) that are published by Dow Jones Telerate, Inc.

         "Termination Date" means the earliest of (i) the Business Day designated by the Debtor to the Company as the Termination Date at any time following 60 days' written notice to the Agent, (ii) the date of termination of the commitment of the Liquidity Provider under the Liquidity Provider Agreement,
(iii) the date of termination of the commitment of the Credit Support Provider under the Credit Support Agreement, (iv) the day upon which a Termination Date is declared or automatically occurs pursuant to Section 7.2(a) hereof,

(v) two Business Days prior to the Commitment Termination Date, or on (vi) the day on which a Company Termination Date shall occur unless the interest in the Net Investment shall have been assigned (or is concurrently so assigned) to the Bank Investors pursuant to Section 9.9 hereof.

         "Termination Event" means an event described in Section 7.1 hereof.

         "Transaction Costs" has the meaning specified in Section 8.4(a) hereof.

         "Transaction Documents" means, collectively, this Agreement, the Receivables Purchase Agreement, any Servicer Account Agreement, any Post Office Box Agreement, the Fee Letter, the Note and all of the other instruments, documents and other agreements executed and delivered by the Debtor or the Designated Sellers in connection with any of the foregoing, in each case, as the same may be amended, restated, supplemented or other wise modified from time to time.

         "UCC" means, with respect to any state, the Uniform Commercial Code as from time to time in effect in such state.

         "U.S." or "United States" means the United States of America.

         Section 1.2 Other Terms. All accounting terms not specifically defined herein shall be construed in accordance with GAAP. All terms used in Article 9 of the UCC in the State of New York, and not specifically defined herein, are used herein as defined in such Article 9.

         Section 1.3 Computation of Time Periods. Unless otherwise stated in this Agreement, in the computation of a period of time from a specified date to a later specified date, the word "from" means "from and including", the words "to" and "until" each means "to but excluding", and the word "within" means "from and excluding a specified date and to and including a later specified date".

                                   ARTICLE II

                GRANT OF SECURITY INTEREST; ADVANCES; SETTLEMENTS

         Section 2.1 Facility. In order to secure the Debtor's obligations to the Company and the Bank Investors pursuant to this Agreement and the other Transaction Documents, the Debtor hereby grants to the Agent, on behalf of the Company and the Bank Investors, a first priority security interest in and continuing Lien on all of the Debtor's right, title and interest in, to and under all Receivables existing on the Cut-Off Date and thereafter, together with Related Security, Collections and Proceeds with respect thereto, now or hereafter existing, (all of the foregoing, collectively, the "Affected Assets"). By accepting such grant hereunder, neither the Company, any Bank Investor nor the Agent assumes or shall have any obligations or liability under any of the Accounts, all of which shall remain the obligations and liabilities of the Debtor and the Designated Sellers.

         Section 2.2 Advances; the Note; Eligible Receivables (a) Advances. Upon the terms and subject to the conditions herein set forth, at any time and from time to time prior to the occurrence of the Termination Date the Company may, at its option, or the Bank Investors, shall, if so requested by the Debtor, make an advance (any such advance, an "Advance"); provided that after giving effect to the issuance of Related Commercial Paper to fund the amount of any Advance (an "Advance Amount") and the payment to the Debtor of such Advance Amount the sum of the Net Investment plus the Interest Component of all outstanding Related Commercial Paper would not exceed the Facility Limit; and, provided further, that, after giving effect to such Advance, the Debtor's Percentage shall not be less than the Minimum Debtor's Percentage (the calculation thereof to be set forth in the Additional Advance Certificate delivered in connection with such Advance) and provided further how ever, that, subject to Section 3.3, the representations and warranties set forth in Sections
3.1 and 3.2 shall be true and correct both immediately before and immediately after giving effect to any such Advance and the payment to the Debtor of the Advance Amount related thereto and an Additional Advance Certificate shall have been delivered with respect to such Advance as required by Section
3.3 hereof.

         The Debtor shall, by notice to the Agent given by telephone (and promptly followed by telecopy confirmation), request an Advance at least three
(3) Business Days prior to the proposed date of any Advance. Each such notice shall specify (w) whether such request is made to the Company or the Bank Investors (it being understood and agreed that the Debtor shall not request funding from the Bank Investors unless the Company shall have not accepted an Advance and that once the Bank Investors acquire any interest in the Net Investment hereunder, the Bank Investors shall be required to accept the assignment of all interest in the Net Investment held by the Company in accordance with Section 9.9 and there after the Company shall no longer make any additional Advances hereunder), (x) the desired Advance Amount (which shall be at least $1,000,000 or integral multiples of $100,000 in excess thereof) or, to the extent that the then available unused portion of the Facility Limit is less than such amount, such lesser amount equal to such available portion of the Facility Limit), and (y) the desired date of such Advance. In the event that proceeds from the issuance of Related Commercial Paper exceed the Advance Amount paid to the Debtor, the Debtor may elect to receive such excess proceeds and increase the Net Investment, subject to the terms and conditions applicable to Advances as set forth in this Agreement. The Agent will promptly notify the Company or each of the Bank Investors, as the case may be, of the Agent's receipt of any request for an Advance to be made to such Person. To the extent that any such Advance is requested of the Company, the Company shall accept or reject such offer by notice given to the Debtor and the Agent by telephone or telecopy by no later than 5:00 p.m. (New York time) on the Business Day following its receipt of any such request. Each Additional Advance Certificate shall be irrevocable and binding on the Debtor and the Debtor shall indemnify the Company and each Bank Investor against any loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, through the Liquidity Provider Agreement) as a result of any failure by the Debtor to accept any such Advance on the date indicated in the applicable Additional Advance Certificate, including, without limitation, any actual loss or expense incurred by the Company or any Bank Investor, either directly or indirectly (including, in the case of the Company, pursuant to the Liquidity Provider Agreement) by reason of the liquidation or reemployment of funds acquired by the Company (or the Liquidity Provider) or any Bank Investor (including, without limitation, funds obtained by issuing commercial paper or promissory notes or obtaining deposits as loans from third parties) for the Company or any Bank Investor to fund such Advance.

         On or prior to the Closing Date, the Debtor shall issue a single note to the Agent, on behalf of the Company and the Bank Investors (the "Note"), which shall (1) be dated the Closing Date; (2) be in the stated principal amount equal to the Facility Limit (as reflected from time to time on the grid attached thereto); (3) bear interest as provided therein; (4) be payable to the order of the Agent for the account of the Company or the Bank Investors and mature on the date which is twelve (12) months after the Termination Date; and (5) be substantially in the form of Exhibit F to this Agreement, with blanks appropriately completed in conformity here with. The Agent shall indicate the amount of the initial Advance together with the date thereof on the grid attached to the Note. The Agent shall indicate the amount of each subsequent Advance together with the date thereof as well as any increase in the Net Investment on the grid attached to the Note.

         Although the Note shall be dated the Closing Date, interest in respect thereof shall be payable only for the periods during which amounts are outstanding thereunder. In addition, although the stated principal amount of the Note shall be equal to the Facility Limit, the Note shall be enforceable with respect to the Debtor's obligation to pay the principal thereof only to the extent of the unpaid principal amount of the Advances outstanding thereunder at the time such enforcement shall be sought.

         By no later than 11:00 a.m. (New York time) on any Advance Date, the Company or each Bank Investor, as the case may be, shall remit its share (which, in the case of an Advance by the Bank Investors, shall be equal to such Bank Investor's Pro Rata Share) of the aggregate Advance Amount for such Advance to the account of the

Agent specified therefor from time to time by the Agent by notice to such Persons. The obligation of each Bank Investor to remit its Pro Rata Share of any such Advance Amount shall be several from that of each other Bank Investor, and the failure of any Bank Investor to so make such amount available to the Agent shall not relieve any other Bank Investor of its obligation hereunder. Following each Advance and the Agent's receipt of funds from the Company or the Bank Investors as aforesaid, the Agent shall use its reasonable efforts to remit the Advance Amount to the Debtor's account at the location indicated in Section 10.3 hereof, in immediately available funds, by 1:30 p.m. (New York time) on the Advance Date. Unless the Agent shall have received notice from the Company or any Bank Investor, as applicable, that such Person will not make its share of any Advance Amount relating to any Advance available on the applicable Advance Date there for, the Agent may (but shall have no obligation to) make the Company's or any such Bank Investor's share of any such Advance Amount available to the Debtor in anticipation of the receipt by the Agent of such amount from the Company or such Bank Investor. To the extent the Company or any such Bank Investor fails to remit any such amount to the Agent after any such advance by the Agent on such Advance Date, the Company or such Bank Investor, on the one hand, and the Debtor, on the other hand, shall be required to pay such amount, together with interest thereon at a per annum rate equal to the Federal funds rate (as determined in accordance with clause (ii) of the definition of "Base Rate"), in the case of the Company or any such Bank Investor, or the Base Rate, in the case of the Debtor, to the Agent upon its demand therefor (provided that the Company shall have no obligation to pay such interest amounts except to the extent that it shall have sufficient funds to pay the face amount of its Commercial Paper in full). The Agent shall immediately notify the Debtor if the Agent has made such an advance on behalf of the Company or any Bank Investor and the Debtor shall repay such advance at any time without penalty or any Early Collection Fee. Until such amount shall be repaid, such amount shall be deemed to be Net Investment paid by the Agent and the Agent shall be deemed to have an interest in the Net Investment hereunder. Upon the payment of such amount to the Agent (x) by the Debtor, the amount of the aggregate Net Investment shall be reduced by such amount or (y) by the Company or such Bank

Investor, such payment shall constitute such Person's payment of its share of the applicable Advance Amount for such Advance.

                  (b) Noteholder's Percentage. The Noteholder's Percentage shall be initially computed as of the opening of business of the Servicer on the date of the Cut-Off Date. Thereafter until the Termination Date the Noteholder's Percentage shall be automatically and promptly recomputed as of the close of business of each Cycle Date (other than a Cycle Date after the Termination
Date). The Noteholder's Percentage shall remain constant from the time as of which any such computation or recomputation is made until the time as of which the next such recomputation, if any, shall be made.

         Section 2.3 Fundings.

                  (a) Prior to the Termination Date; Net Investment Funded by Company. At all times hereafter, but prior to the Termination Date and not with respect to any portion of the Net Investment held by the Bank Investors (or any of them), the Debtor may, subject to the Company's approval and the limitations described below, request that the Net Investment be allocated among one or more funding periods, so that the aggregate amounts so allocated at all times shall equal the Net Investment held by the Company. The Debtor shall give the Company irrevocable notice by telephone of the new requested funding period(s) at least three (3) Business Days prior to the expiration of any then existing funding period; provided, however, that the Company may select, in its sole discretion, any such new funding period if (i) the Debtor fails to provide such notice on a timely basis or (ii) the Company determines, in its sole discretion, that the funding period requested by the Debtor is unavailable or for any reason commercially undesirable. The Company confirms that it is its intention to fund all or substantially all of the Net Investment held by it by issuing Related Commercial Paper; provided that the Company may determine, from time to time, in its sole discretion, that funding such Net Investment by means of Related Commercial Paper is not possible or is not desirable for any reason. If the Liquidity Provider acquires from the Company a Purchased Interest with respect to the Receivables pursuant to the terms of the Liquidity Provider Agreement, NationsBank, on behalf of the Liquidity Provider, may exercise the right of selection granted to the Company hereby. The initial funding period applicable to any such Purchased Interest shall be a period of not greater than three (3) Business Days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, provided that the Termination Date shall not have occurred, Carrying Costs shall accrue on the basis of either the Base Rate or the Adjusted LIBOR Rate, as determined by the Debtor. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the Termination Date, such funding period shall end on such date.

                  (b) After the Termination Date; Net Investment Funded by Company. At all times on and after the Termination Date (provided that no Termination Event (other than an event described in either Section 7.1(o) or 7.1(p)) shall have occurred), with respect to any portion of the Net Investment which shall not have been transferred to the Bank Investors (or any of them), the Debtor shall select all funding periods and rates applicable thereto. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. After the occurrence of a Termination Event (other than an event described in either Section 7.1(o) or 7.1(p)), the Agent shall select all funding periods and rates applicable to the Net Investment.

                  (c) Prior to the Termination Date; Net Investment Funded by Bank Investor. At all times with respect to any portion of the Net Investment transferred to the Bank Investors (or any of them) pursuant to Section 9.7, but prior to the Termination Date, the initial funding period applicable to such portion of the Net Investment allocable thereto shall be a period of not greater than three (3) Business Days and shall accrue Carrying Costs on the basis of the Base Rate. Thereafter, with respect to such portion, and with respect to any other portion of the Net Investment held by the Bank Investors (or any of them), provided that the Termination Date shall not have occurred, Carrying Costs shall accrue with respect thereto at either the Base Rate or the Adjusted LIBOR Rate, at the Debtor's option. The Debtor shall give the Agent irrevocable notice by telephone of the new requested funding period at least three (3) Business Days prior to the expiration of any then existing funding period. In the case of any funding period outstanding upon the occurrence of the Termination Date, such funding period shall end on the date of such occurrence.

                  (d) After the Termination Date; Net Investment Funded by Bank Investor. At all times on and after the Termination Date (provided that no Termination Event (other than an event described in either Section 7.1(o) or 7.1(p)) shall have occurred), with respect to any portion of the Net Investment which shall have been owned or transferred to the Bank Investors (or any of them), the Debtor shall select all funding periods applicable thereto. After the occurrence of a Termination Event (other than an event described in either
Section 7.1(o) or 7.1(p)), the Agent shall select all funding periods and rates applicable to the Net Investment.

                  (e) Eurodollar Rate Protection; Illegality. (i) If the Agent is unable to obtain on a timely basis the information necessary to determine the LIBOR Rate for any proposed funding period, then

         (A) the Agent shall forthwith notify the Company or Bank Investors, as applicable and the Debtor that the Adjusted LIBOR Rate cannot be deter mined for such funding period, and

         (B) while such circumstances exist, neither the Company, the Bank Investors or the Agent shall allocate the Net Investment related to any Advances made during such period or reallocate the Net In vestment allocated to any then existing funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

         (ii) If, with respect to any outstanding funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate, the Company or any of the Bank Investors funding any portion of the Net Investment allocated thereto notifies the Agent that it is unable to obtain matching deposits in the London interbank market to fund its purchase or maintenance of such Net Investment or that the Adjusted LIBOR Rate applicable to such Net Investment will not adequately reflect the cost to the Person of funding or maintaining such Net Investment for such funding period then the Agent shall forthwith so notify the Debtor, whereupon neither the Agent nor the Company or the Bank Investors, as applicable, shall, while such circumstances exist, allocate any Net Investment related to any Advances made during such period or reallocate the Net Investment allocated to any funding period ending during such period, to a funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate.

         (iii) Notwithstanding any other provision of this Agreement, if the Company or any of the Bank Investors, as applicable, shall notify the Agent that such Person has determined (or has been notified by any Liquidity Provider) that the introduction of or any change in or in the interpretation of any law or regulation makes it unlawful (either for the Company, such Bank Investor, or such Liquidity Provider, as applicable), or any central bank or other governmental authority asserts that it is unlawful, for the Company, such Bank Investor or such Liquidity Provider, as applicable, to fund the Net Investment or any portion thereof at the Adjusted LIBOR Rate, then (x) as of the effective date of such notice from such Person to the Agent, the obligation or ability of the Company or such Bank Investor, as applicable, to fund its purchase or maintenance of Net Investments at the Adjusted LIBOR Rate shall be suspended until such Person notifies the Agent that the circumstances causing such suspension no longer exist and (y) the Net Investment allocated to each funding period which accrues Carrying Costs on the basis of the Adjusted LIBOR Rate in which such Person owns an interest shall either (1) if such Person may lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the last day of the applicable funding period, be reallocated on the last day of such funding period to another funding period in respect of which the Net Investment allocated thereto accrues Carrying Costs on a basis other than the Adjusted LIBOR Rate or (2) if such Person shall determine that it may not lawfully continue to maintain such Net Investment at the Adjusted LIBOR Rate until the end of the applicable funding period, such Person's share of the Net In vestment allocated to such funding period shall be deemed to accrue Carrying Costs on the basis of the Base Rate from the effective date of such notice until the end of such funding period.

         Section 2.4 Carrying Costs, Fees and Other Costs and Expenses. The Debtor shall pay, as and when due in accordance with this Agreement, all fees hereunder, including any Early Collection Fee, Carrying Costs, all amounts payable pursuant to Article VIII hereof, if any, and the Servicing Fees. On each Remittance Date, the Debtor shall pay to the Agent, on behalf of the Company or the Bank Investors, as applicable, an amount equal to the accrued and unpaid Carrying Costs for the related Collection Period. The Debtor shall pay to the Agent, on behalf of the Company, on each day on which Related Commercial Paper is issued by the Company, the Dealer Fee with respect to such Related Commercial Paper. Nothing in this Agreement shall limit in any way the obligations of the Debtor to pay the amounts set forth in this Section 2.4.

         Section 2.5 Allocations of Collections; Non-Liquidation Settlement Procedures. (a) Within six (6) days of each Cycle Date, the Servicer shall allocate all Collections received on or prior to such Cycle Date and after the preceding Cycle Date as Finance Charge Collections or Principal Collections and shall deposit such Collections into the Debtor Account or the Collection Account, as applicable. Principal Collections shall be applied by the Servicer as described in subsection (b) below. On each Remittance Date, the product of
(A) the estimated daily average of the Noteholder's Percentage over the preceding Collection Period (as determined as of each Cycle Date occurring during such Collection Period) and (B) the aggregate Finance Charge Collections for such preceding Collection Period (other than Collections comprised of late fees, NSF or returned check charges or similar fees and charges which shall be retained by the Servicer as provided in Section 6.2(e)), which product shall be net of any Remittance Advances made by the Servicer for costs accrued with respect to such Collection Period (but not less than zero), shall be withdrawn by the Servicer from the Debtor Account or Collection Account, as applicable, and applied, without duplication, by the Servicer as follows:

                           (i) first, to the payment to the Agent of any accrued and unpaid Carrying Costs for such Collection Period;

                           (ii) second, to the retention by the Servicer of any Servicing Fee due and owing; and

                           (iii) third, to the extent any Finance Charge Collections remain after application in accordance with clauses (i) and
     (ii) above, (A) if prior to the Termination Date such excess amounts shall be paid to the Debtor and (B) if on or after the Termination Date such excess amounts shall be paid to the Agent in reduction of the Net Investment.

         On each Remittance Date, subject to Section 2.5(c), there shall be remitted to the Debtor the product of (A) the estimated daily average of the Debtor's Percentage over the preceding Collection Period (as deter mined as of each Cycle Date occurring during such Collection Period) and (B) the aggregate Finance Charge Collections for the preceding Collection Period, which product shall be net of any Remittance Advances made by the Servicer for costs accrued with respect to such Collection Period in excess of the amount netted against the estimated daily average of the Noteholder's Percentage of Finance Charge Collections in the first paragraph of Section 2.5(a) (but not less than zero).

                  (b) Within six (6) days after each Cycle Date prior to the Termination Date, (i) the Servicer shall allocate to the Company and/or the Bank Investors the Noteholder's Percentage of Principal Collections received on or prior to such Cycle Date and after the preceding Cycle Date and the Servicer shall, at the Debtor's option, (A) deposit or retain such amount (net of any Remittance Advances made by the Servicer for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period, the Debtor's Percentage of Finance Charge Collections for such

Collection Period and the portion of Principal Collections not allocated to the Net Investment) in the Debtor Account or the Collection Account, as applicable, and pay such amount to the Debtor on the related Remittance Date, or (B) retain or deposit such amount (net of any Remittance Advances made by the Servicer for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period, the Debtor's Percentage of Finance Charge Collections for such Collection Period and the portion of Principal Collections not allocated to the Net Investment) in the Debtor Account or the Collection Account, as applicable, and on the related Remittance Date pay such amount to the Agent in reduction of the Net Investment and (ii) the Servicer shall retain or deposit the portion of such Principal Collections not allocated to the Net Investment (net of any Remittance Advances made by the Servicer for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period and the Debtor's Percentage of Finance Charge Collections for such Collection Period) in the Debtor Account or the Collection Account, as applicable and on the related Remittance Date pay to the Debtor any such amounts remaining after any reallocations pursuant to Section 2.5(c) below.

         Within six (6) days after each Cycle Date on or subsequent to the Termination Date, (i) the Servicer shall allocate to the Company or the Bank Investors, as applicable, the Noteholder's Percentage of all Principal Collections received on or prior to such Cycle Date and after the preceding Cycle Date and on the related Remittance Date pay such amount (net of any Remittance Advances made by the Servicer for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period, the Debtor's Percentage of Finance Charge Collections for such Collection Period and the portion of Principal Collections not allocated to the Net Investment) to the Agent in reduction of the Net Investment, and (ii) the portion of such Principal Collections not allocated to the Net Investment (net of any Remittance Advances made by the Servicer for costs accrued with respect to the preceding Collection Period in excess of the amount of Remittance Advances netted against the Noteholder's Percentage of Finance Charge Collections for such Collection Period and the Debtor's Percentage of Finance Charge Collections for such Collection Period) shall be retained by the Servicer in the Debtor Account or the Collection Account, as applicable and, to the extent of such amounts remaining after any reallocations pursuant to Section 2.5(c) below, on the related Remittance Date shall be distributed to the Agent in reduction of the Net Investment; provided, however, that if no Termination Event (other than an event described in either Section 7.1(o) or 7.1(p)) shall have occurred, the funds referred to in clause (ii) above shall be paid to the Debtor.

                  (c) If on any Remittance Date, after giving effect to clauses (i) and (ii) of Section 2.5(a), an insufficiency exists with respect to the Noteholder's Percentage of Finance Charge Collections, then, in such event, on such Remittance Date the amount of Finance Charge Collections distributable or allocable to the Debtor, and to the extent any such insufficiency continues to remain, the amount of Principal Collections not allocable to the Net Investment, shall be reduced by the amount of such insufficiency, and such amount(s) shall be applied as Finance Charge Collections allocable to the Net Investment and shall be applied and distributed in accordance with the priorities set forth in clauses (i) and (ii) of Section 2.5(a).

                  (d) In the event that, on any date, the Company does not have sufficient funds to pay the Interest Component of matured or maturing Related Commercial Paper or any Dealer Fee due and payable on such day, the Servicer, acting upon written notice from the Administrative Agent, shall make a withdrawal from the Debtor Account or the Collection Account, as applicable, in an amount equal to such costs and any Dealer Fee due and payable on such day (a "Remittance Advance") and pay to the Agent, for the account of the Company, the amount of such advance.

                  (e) The Debtor shall have the option to designate a fixed percentage (the "Discount Percentage") of all Receivables other than Finance Charges and

Receivables in Defaulted Accounts to be treated as finance charge receivables ("Discount Receivables") in accordance with the provisions of this Section 2.5(e), which percentage shall remain fixed and in effect until such time as the Debtor has provided a subsequent designation, upon 20 days prior written notice, to the Agent. The initial Discount Percentage shall be 0%. The Debtor shall have the option to increase, decrease or eliminate the Discount Percentage, provided, that (i) no such designation shall become effective if it would reasonably be expected to cause a Termination Event to occur, (ii) no such designation shall become effective upon or after a Termination Event without the Agent's prior written approval, and (iii) if, at the date of designation, the projected Net Portfolio Yield for any Monthly Period during the six months following such date, after giving effect to such designation, is less than 3%, no such designation shall become effective without the Agent's prior written consent.

         Section 2.6 Liquidation Settlement Procedures. If, on the Termination Date the Debtor's Percentage is less than the Minimum Debtor's Percentage, then the Debtor shall immediately pay to the Agent, for the benefit of the Company or the Bank Investors, as applicable, from previously received Principal Collections, an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Debtor's Percentage equal to or greater than the Minimum Debtor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment. On each Remittance Date occurring on and following the Termination Date, Principal Collections shall be applied in accordance with Section 2.5(b).

         Following the date on which the Net Investment shall be reduced to zero and all other Aggregate Unpaids have been paid in full, (i) the Servicer shall recompute the Noteholder's Percentage as zero, (ii) the Agent, on behalf of the Company and the Bank Investors, shall be considered to have released all of the Company's and the Bank Investors' right, title and interest in and to the Affected Assets, (iii) the Servicer shall pay to the Debtor any remaining Collections set aside and held by the Servicer and (iv) the Agent, on behalf of the Company and the Bank Investors, shall execute and deliver to the Debtor, at the Debtor's expense, such documents or instruments as are necessary to terminate the Company's and the Bank Investors' respective interests in the Affected Assets. Any such documents shall be prepared by or on behalf of the Debtor.

         Section 2.7 Fees. Notwithstanding any limitation on recourse contained in this Agreement, the Debtor shall pay the following non-refundable fees:

                  (a) On each Remittance Date, to the Company solely for its own account, the Program Fee and the Administrative Fee, and to the Agent for distribution to the Bank Investors, the Facility Fee.

                  (b) On the date of execution hereof, to the Administrative Agent solely for its own account, the Arrangement Fee.

         Section 2.8 Protection of Security Interest. (a) The Debtor agrees that it will, and will cause each Designated Seller to, from time to time, at its expense, promptly execute and deliver all instruments and documents and take all actions as may be necessary or as the Agent may reasonably request in order to perfect or protect the Agent's security interest in the Affected Assets or to enable the Agent, the Company or the Bank Investors to exercise or enforce any of their respective rights hereunder. Without limiting the foregoing, the Debtor will, and will cause each Designated Seller to, upon the request of the Agent, the Company or any of the Bank Investors, in order to accurately reflect this grant of a security interest, execute and file such financing or continuation statements or amendments thereto or assignments thereof (as permitted pursuant to Section 9.7 hereof) as may be requested by the Agent, the Company or any of the Bank Investors. The Debtor shall, and will cause each Designated Seller to, upon request of the Agent, the Company or any of the Bank Investors, obtain such additional search reports as the Agent, the Company or any of the Bank Investors shall reasonably request. To the fullest extent permitted by applicable law, the Agent shall be permitted to sign and file continuation statements and amendments thereto and assignments thereof without the Debtor's or any Designated Seller's signature; provided, however, that the Agent shall not file without the Debtor's signature or consent any amendment to a financing statement (which absent the provisions of this Agreement would otherwise require the Debtor's signature) which increases the scope of the property subject to such financing statement beyond the Receivables and the Related Security, the Collections and Proceeds with respect thereto; provided further, however, that the Agent shall not file any continuation, amendment or assignment of a financing statement, which absent the provisions of this Agreement would otherwise require the Debtor's signature, unless the Agent shall have requested the Debtor to take such action pursuant to this Section 2.8(a) and the Debtor shall have failed to do so with in a reasonable period of time after such request. Carbon, photographic or other reproduction of this Agreement or any financing statement shall be sufficient as a financing statement.

         The Debtor agrees that it will, at its expense, on or prior to the Closing Date indicate clearly and unambiguously in its master data processing records and on any storage containers containing Records that the Receivables created in connection with the Accounts have been pledged to the Agent, for the benefit of the Company and the Bank Investors, pursuant to this Agreement by affixing thereon the following legend: "THE RECEIVABLES IN THESE FILES HAVE BEEN PLEDGED TO NATIONSBANK, N.A., AS AGENT, FOR THE BENEFIT OF ENTERPRISE FUNDING CORPORATION AND THOSE CERTAIN BANK INVESTORS PURSUANT TO THE NOTE PURCHASE AND SECURITY AGREEMENT DATED AS OF JUNE 12, 1998, AS AMENDED FROM TIME TO TIME, AMONG BELK, INC., THE BELK CENTER, INC., NATIONSBANK, N.A., ENTERPRISE FUNDING CORPORATION AND THE OTHER SIGNATORIES NAMED THEREIN." The Debtor further agrees to deliver or to cause the Servicer to deliver to the Agent a computer file or microfiche list containing a true and complete list of all such Receivables, identified by account number and by Receivable balance as of the Cut-Off Date. The Debtor agrees to deliver or to cause the Servicer to deliver to the Agent within five (5) Business Days of the request therefor by the Agent a computer file or microfiche list showing a true and complete balance of all Receivables, including all Receivables created on or after the Cut-Off Date, in existence as of the last day of the prior Collection Period, identified by account number and by Receivable balance as of such day. The Servicer agrees, on behalf of the Debtor, at its own expense, by the end of each Collection Period to indicate clearly and unambiguously in its master data processing records and any storage containers containing Records that the Receivables have been pledged to the Agent, for the benefit of the Company and the Bank Investors, pursuant to this Agreement.

         The Debtor shall not, and shall not permit any Designated Seller to, change its respective name, identity or corporate structure (within the meaning of Section 9-402(7) of the UCC as in effect in the States of New York, South Carolina and North Carolina) nor relocate its respective chief executive office or any office where Records are kept unless it shall have: (i) given the Agent at least fifteen (15) days prior notice thereof and (ii) prepared at Debtor's expense and delivered to the Agent all financing statements, instruments and other documents necessary to preserve and protect the Agent's security interest in the Affected Assets or reasonably requested by the Agent in connection with such change or relocation. Any filings under the UCC or otherwise that are occasioned by such change in name or location shall be made at the expense of the Debtor.

         (b) The Servicer shall direct all Obligors to cause all Collections to be mailed directly to a Post Office Box or remitted to retail store locations owned by the Debtor or a Designated Seller. Each Post Office Box shall be under the exclusive dominion and control of the Agent which is hereby granted to the Agent by the Servicer. The Servicer shall be permitted to collect Collections from any Post Office Box for so long as neither a Servicer Default nor any other Termination Event has occurred hereunder. The Servicer shall not terminate a Post Office Box or add any new Post Office Box unless the Agent shall have received thirty (30) days' prior written notice of such termination or addition and the Agent shall have received a Post Office Box Agreement with respect to each new Post Office Box, executed by the Servicer and the appropriate United States Postal Service official.

         (c) Unless the Servicer is denied access to such Post Office Box pursuant to the respective Post Office Box Agreement or otherwise through no fault of the Servicer, the Servicer shall deposit all Collections received at a Post Office Box in a Servicer Account promptly, but in any event within two (2) Business Days of receipt. In the event any Servicer Account shall be proposed to be closed, the Servicer shall remove all Collections held in such Servicer Account to another Servicer Account. Each Servicer Account shall be under the exclusive ownership and control of the Agent which is hereby granted to the Agent by the Servicer. The Servicer shall be permitted to give instructions to any Servicer Account Bank for so long as neither a Servicer Default nor any other Termination Event has occurred hereunder. The Servicer shall not terminate any bank as a Servicer Account Bank or add any bank as a Servicer Account Bank unless the Agent shall have received fifteen (15) days' prior written notice of such termination or addition and the Agent shall have received a Servicer Account Agreement executed by each new Servicer Account Bank or an existing Servicer Account Bank with respect to each new Servicer Account, as applicable.

         (d) Unless the Servicer is denied access, either pursuant to the respective Post Office Box Agreement or otherwise through no fault of the Servicer, to the Post Office Box where such Collections are held, the Servicer shall deposit all Collections into the Debtor Account or, if required by this Agreement, into the Collection Account within ten (10) days of the initial receipt of such Collections by the Servicer.

         Section 2.9 Deemed Collections; Application of Payments. (a) If on any day the Outstanding Principal Balance of a Receivable is either (x) reduced as a result of any defective, rejected or returned merchandise or services, any discount, credit, rebate, dispute, warranty claim, repossessed or returned goods, chargeback, allowance or any billing adjustment, or (y) reduced or canceled as a result of a setoff or offset in respect of any claim by any Person (whether such claim arises out of the same or a related transaction or an unrelated transaction) or (z) any other downward adjustments to the balance of such Receivable without receiving Collections therefor and prior to such Receivable becoming a Defaulted Receivable, the amount of such cancellation, reduction or adjustment shall thereafter be deducted from the aggregate Outstanding Principal Balance of the Receivables and the Net Receivables Balance. If such reduction would result in a Debtor's Percentage less than the Minimum Debtor's Percentage, the Debtor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Debtor) to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Debtor's Percentage equal to or greater than the Minimum Debtor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment.

                  (b) If on any day the Servicer or the Debtor has actual knowledge that any of the representations or warranties in Section 3.1(l) was or has become untrue with respect to a Receivable (whether on or after the date of any transfer of an interest therein to the Agent, the Company or the Bank Investors as contemplated hereunder), such Receivable shall thereafter not be included in any calculation of the Net Receivables Balance. If such reduction would result in a Debtor's Percentage less than the Minimum Debtor's Percentage, the Debtor shall pay (or direct the Servicer to pay from Collections otherwise distributable to the Debtor) to the Agent an amount equal to the amount that, when applied in reduction of the Net Investment, will result in a Debtor's Percentage equal to or greater than the Minimum Debtor's Percentage. Such amount shall be applied by the Agent to the reduction of the Net Investment.

         Section 2.10 Payments and Computations, Etc. All amounts to be paid or deposited by the Debtor or the Servicer hereunder shall be paid or deposited in accordance with the terms hereof no later than 11:00 a.m. (New York City time) on the day when due in immediately avail able funds; if such amounts are payable to the Company or any Bank Investor they shall be paid or deposited in the account indicated in Section 10.3 hereof, until otherwise notified by the Agent. The Debtor shall, to the extent permitted by law, pay to the Agent, for the benefit of the Company and the Bank Investors upon demand, interest on all amounts not paid or deposited when due hereunder at a rate equal to the Adjusted LIBOR Rate that would apply during the continuance of a Termination Event. All computations of interest and all per annum fees hereunder shall be made on the basis of a year of 360 days for the actual number of days (including the first but excluding the last day) elapsed. Any computations by the Agent of amounts payable by the Debtor hereunder shall be binding upon the Debtor absent manifest error.

         Section 2.11 Reports. On each Determination Date, the Servicer shall prepare and forward to the Agent and the Administrative Agent (i) a Servicer Report as of the end of the last day of the immediately preceding Collection Period, and (ii) such other information as the Agent or the Administrative Agent may reasonably request.

         Section 2.12 Collection Account. There shall be established on the day of the initial Advance hereunder and maintained, for the benefit of the Company and the Bank Investors, with the Agent, a segregated account (the "Collection Account"), bearing a designation clearly indicating that the funds deposited therein are held for the benefit of the Company and the Bank Investors. Upon the occurrence and during the continuance of (i) a Servicer Default or (ii) a Termination Event (other than one arising under Section 7.1(o) or (p)), the Servicer shall remit as promptly as possible and in any event prior to the close of business on the tenth day following receipt to the Collection Account all Collections received with respect to any Receivables; prior to the occurrence of any such event the Servicer to the extent it holds such funds, shall be permitted to retain and invest (at the Servicer's risk) Collections pending the application thereof pursuant to Section 2.5 hereof. Funds on deposit in the Collection Account (other than investment earnings) shall be invested by the Agent in Eligible Investments that will mature so that such funds will be available prior to the Remittance Date following such investment. On each Remittance Date, all interest and earnings (net of losses and investment expenses) on funds on deposit in the Collection Account shall be retained in the Collection Account and be available to make any distributions required to be made pursuant to Section 2.5(a). On the date following the Termination Date on which the Net Investment and all other Aggregate Unpaids have been paid in full, any funds remaining on deposit in the Collection Account shall be released and paid to the Debtor.

         Section 2.13 Sharing of Payments, Etc. If the Company or any Bank Investor (for purposes of this Section only, being a "Recipient") shall obtain any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) on account of any interest in the Net Investment it may have (other than pursuant to Section 2.7, or Article VIII and other than as a result of the differences in the timing of the applications of Collections pursuant to Section 2.5 or 2.6) in excess of its ratable share of payments on account of Net Investment held by the Company and/or the Bank Investors entitled thereto, such Recipient shall forthwith purchase from the Company and/or the Bank Investors entitled to a share of such amount participations in the Net Investment held by such Persons as shall be necessary to cause such Recipient to share the excess payment ratably with each such other Person entitled thereto; provided, however, that if all or any portion of such excess payment is thereafter recovered from such Recipient, such purchase from each such other Person shall be rescinded and each such other Person shall repay to the Recipient the purchase price paid by such Recipient for such participation to the extent of such recovery, together with an amount equal to such other Person's ratable share (according to the proportion of (a) the amount of such other Person's required payment to (b) the total amount so recovered from the Recipient) of any interest or other amount paid or payable by the Recipient in respect of the total amount so recovered.

         Section 2.14 Right of Setoff. Without in any way limiting the provisions of Section 2.13, each of the Company and the Bank Investors is hereby authorized (in addition to any other rights it may have) at any time after the occurrence of the Termination Date or during the continuance of a Potential Termination Event to set-off, appropriate and apply (without presentment, demand, protest or other notice which are hereby expressly waived) any deposits and any other indebtedness held or owing by the Company or such Bank Investor to, or for the account of, the Debtor against the amount of the Aggregate Unpaids owing by the Debtor to such Person (even if contingent or unmatured).

                                   ARTICLE III

                         REPRESENTATIONS AND WARRANTIES


         Section 3.1 Representations and Warranties of the Debtor. The Debtor represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) Corporate Existence and Power. The Debtor is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Debtor is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Debtor of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Note and the other Transaction Documents to which the Debtor is a party are within the Debtor's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any Official Body or official thereof (except as contemplated by Section 2.8 hereof), and do not contravene, or constitute a default under, any provision of applicable law, rule or regulation or of the Certificate of Incorporation or Bylaws of the Debtor or of any agreement, judgment, injunction, order, writ, decree or other instrument binding upon the Debtor or result in the creation or imposition of any Adverse Claim on the assets of the Debtor or any of its Subsidiaries (except as contemplated by Section 2.8 hereof or any other provision of this Agreement or any other Transaction Document).

                  (c) Binding Effect. Each of this Agreement, the Receivables Purchase Agreement, the Fee Letter, the Note and the other Transaction Documents to which the Debtor is a party constitutes the legal, valid and binding obligation of the Debtor, enforceable against it in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) Perfection. The Debtor shall be the owner of all of the Receivables, free and clear of all Adverse Claims (except as permitted by this Agreement or the other Transaction Documents). All financing statements and other documents required to be recorded or filed in order to perfect and protect the Agent's security interest in the Affected Assets against all creditors of and purchasers from the Debtor and the applicable Designated Seller have been, or will, within ten (10) days of the date hereof be, duly filed in each filing office necessary for such purpose and all filing fees and taxes, if any, payable in connection with such filings have been, or will, within ten (10) days of the date hereof be, paid in full.

                  (e) Accuracy of Information. All information heretofore furnished by the Debtor (including without limitation, the Servicer Reports, any reports delivered pursuant to Section 2.11 hereof and the financial statements delivered pursuant to Section 5.1) to the Company, any Bank Investors, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Debtor to the Company, any Bank Investors, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (f) Tax Status. The Debtor has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (g)      Action, Suits.

         (x) Except as set forth in Exhibit H hereof (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of the Debtor threatened, against or affecting the Debtor or its properties, in or before any court, arbitrator or other body, (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, (iii) seeking any determination or ruling that, in the judgment of the Debtor, would materially and adversely affect the performance of its obligations under any Transaction Document to which it is a party or materially and adversely affect the collectibility of the Receivables as a whole, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Document.

         (y) Except as set forth in Exhibit H hereof (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of the Debtor threatened, against or affecting any Designated Seller or any Designated Seller's respective properties, in or before any court, arbitrator or other body, (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, (iii) seeking any determination or ruling that, in the judgment of the Debtor, would materially and adversely affect the performance of each of their obligations under any Transaction Document to which each is a party or materially and adversely affect the collectibility of the Receivables as a whole, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Document.

         (z) Except as set forth in Exhibit H hereof (as such exhibit may be amended from time to time), there are no outstanding judgments in any court against the Debtor or, any Designated Seller (for which any such party is solely responsible or is responsible jointly with other Persons) in excess of $1,000,000 individually.

                  (h) Use of Proceeds. No proceeds of any Advance will be used by the Debtor to acquire any security in any transaction which is subject to Section 13 or 14 of the Securities Exchange Act of 1934, as amended.

                  (i) Place of Business. The principal place of business and chief executive office of the

Debtor are located at the address of the Debtor indicated in Section 10.3 hereof and the offices where the Debtor keeps all its Records, are located at the address(es) described on Exhibit I or such other locations notified to the Agent in accordance with Section 2.8 hereof in jurisdictions where all action required by Section 2.8 hereof has been taken and completed.

                  (j) Good Title. Upon the filing of the appropriate financing statements as required by this Agreement, the Agent on behalf of the Company and the Bank Investors shall have or acquire a first priority perfected security interest in the Receivables existing on the date of the Cut-Off Date and thereafter and in the Related Security and Collections with respect thereto free and clear of any Adverse Claim.

                  (k) Tradenames, Etc. As of the date hereof: (i) the Debtor has only the subsidiaries and divisions listed on Exhibit J hereto; and
(ii) the Debtor has, within the last five (5) years, operated only under the tradenames identified in Exhibit J hereto, and, within the last five (5) years, has not changed its name, merged with or into or consolidated with any other corporation or been the subject of any proceeding under Title 11, United States Code (Bankruptcy), except as disclosed in Exhibit J hereto.

                  (l) Nature of Receivables. Each Receivable (x) represented by the Debtor or the Servicer to be an Eligible Receivable (including in any Servicer Report or other report delivered pursuant to Section
2.11 hereof) or (y) included in the calculation of the Net Receivables Balance, in fact satisfies at such time the definition of "Eligible Receivable" set forth herein and is an "eligible asset" as defined in Rule 3a-7 under the Investment Company Act, of 1940, as amended.

                  (m) Coverage Requirement; Amount of Receivables. The Debtor's Percentage is not less than the Minimum Debtor's Percentage. As of the Cut-Off Date, the aggregate Outstanding Principal Balance of the Receivables in existence was $318,269,025.64 the aggregate balance of Finance Charges was $13,524,570.57 and the Net Receivable Balance was $318,269,025.64.

                  (n) Credit Guidelines. Since November 21, 1997, there have been no material changes in the Credit Guidelines other than as permitted hereunder. Since such date, no material adverse change has occurred in the overall rate of collection of the Receivables.

                  (o) Ratios. the Default Ratio and the Delinquency Ratio have not exceeded 8% and 7.5%, respectively, for the 3 months prior to the Cut-Off Date.

                  (p) No Termination Event. No event has occurred and is continuing and no condition exists which constitutes a Termination Event or a Potential Termination Event.

                  (q) Not an Investment Company. The Debtor is not, and is not controlled by, an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (r) ERISA. Each of the Debtor and its ERISA Affiliates is in compliance in all material respects with ERISA and no lien exists in favor of the Pension Benefit Guaranty Corporation on any of the Receivables.

                  (s) Servicer Accounts. The names and addresses of all the Servicer Account Banks, together with the account numbers of the Servicer Accounts at such Servicer Account Banks, are specified in Exhibit C hereto (or at such other Servicer Account Banks and/or with such other Servicer Accounts as have been notified to the Agent and for which Servicer Account Agreements have been executed in accordance with Section 2.8(c) hereof and delivered to the Agent). Only Collections are deposited into the Servicer Accounts.

                  (t) Bulk Sales. No transactions contemplated hereby or by the Receivables Purchase Agreement requires compliance with any bulk sales act or similar law.

                  (u) Transfers Under Receivables Purchase Agreement. Each Receivable which has been transferred to the Debtor by a Designated Seller has been purchased by the Debtor from such Designated Seller pursuant to, and in accordance with, the terms of the Receivables Purchase Agreement.

         (v) Post Office Boxes. The numbers and addresses of all the Post Office Boxes are specified in Exhibit N hereto (or at such other Post Office Boxes as have been notified to the Agent and for which Post Office Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Agent). All Obligors have been directed to make payment to a Post Office Box or to retail store locations owned by the Debtor or a Designated Seller.

         Section 3.2 Representations and Warranties of the Servicer. The Servicer represents and warrants to the Agent, the Company and the Bank Investors that:

                  (a) Corporate Existence and Power. The Servicer is a corporation duly organized, validly existing and in good standing under the laws of its jurisdiction of incorporation and has all corporate power and all material governmental licenses, authorizations, consents and approvals required to carry on its business in each jurisdiction in which its business is now conducted. The Servicer is duly qualified to do business in, and is in good standing in, every other jurisdiction in which the nature of its business requires it to be so qualified, except where the failure to be so qualified or in good standing would not have a Material Adverse Effect.

                  (b) Corporate and Governmental Authorization; Contravention. The execution, delivery and performance by the Servicer of this Agreement are within the Servicer's corporate powers, have been duly authorized by all necessary corporate action, require no action by or in respect of, or filing with, any governmental body, agency or official (except as contemplated by Section 2.8), and do not contravene, or constitute a default under, any provision of applicable law or regulation or of the charter or Bylaws of the Servicer or of any agreement, judgment, injunction, order, decree or other instrument binding upon the Servicer or result in the creation or imposition of any lien on assets of the Servicer or any of its Subsidiaries (except as contemplated by Section 2.8 or any other provision of this Agreement or any other Transaction Document).

                  (c) Binding Effect. This Agreement constitutes the legal, valid and binding obligation of the Servicer enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, moratorium or other similar laws affecting the rights of creditors generally.

                  (d) Accuracy of Information. All information heretofore furnished by the Servicer in writing to the Debtor, the Company, any Bank Investor, the Agent or the Administrative Agent for purposes of or in connection with this Agreement or any transaction contemplated hereby is, and all such information hereafter furnished by the Servicer to the Debtor, the Company, any Bank Investor, the Agent or the Administrative Agent will be, true and accurate in every material respect, on the date such information is stated or certified.

                  (e) Tax Status. The Servicer has filed all tax returns (federal, state and local) required to be filed and has paid or made adequate provision for the payment of all taxes, assessments and other governmental charges.

                  (f)      Action, Suits.

         (x) Except as set forth in Exhibit H hereof (as such exhibit may be amended from time to time), there are no actions, suits or proceedings pending, or to the knowledge of the Servicer threatened, against or affecting the Debtor, the Servicer or their respective proper ties, in or before any court, arbitrator or other body, (i) asserting the invalidity of any Transaction Document, (ii) seeking to prevent the consummation of any of the transactions contemplated by any Transaction Document, (iii) seeking any determination or ruling that, in the judgment of the Servicer, would materially and adversely affect the performance of the Servicer's obligations under any Transaction Document to which it is a party or materially and adversely affect the collectibility of the Receivables as a whole, or (iv) seeking any determination or ruling that would materially and adversely affect the validity or enforceability of any Transaction Document.

         (y) Except as set forth in Exhibit H hereof (as such exhibit may be amended from time to time), there are no outstanding judgments in any court against the Servicer (for which either the Servicer is solely responsible or the Servicer is responsible jointly with other Persons) in excess of $1,000,000 individually.

                  (g) Collections and Servicing. Since August 22, 1997, there has been no material adverse change in the ability of the Servicer to service and collect the Receivables and no material adverse change has occurred in the overall rate of collections of Receivables.

                  (h) Not an Investment Company. The Servicer is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended, or is exempt from all provisions of such Act.

                  (i) ERISA. The Servicer is in compliance in all material respects with ERISA.

                  (j) Servicer Accounts. The names and addresses of all the Servicer Account Banks, together with the account numbers of the Servicer Accounts at such Servicer Account Banks, are specified in Exhibit C (or at such other Servicer Account Banks and/or with such other Servicer Accounts as have been notified to the Debtor and the Agent and for which Servicer Account Agreements have been executed in accordance with Section 2.8(c) hereof and delivered to the Agent). Only Collections are deposited into the Servicer Accounts.

                  (k) Post Office Boxes. The names and addresses of all the Post Office Boxes are specified in Exhibit N (or at such other Post Office Boxes as have been notified to the Debtor and the Agent and for which Post Office Box Agreements have been executed in accordance with Section 2.8(b) hereof and delivered to the Agent). All Obligors have been directed to make payment to a Post Office Box or to retail store locations owned by the Debtor of a Designated Seller.

         Section 3.3 Reaffirmation of Representations and Warranties by the Debtor and Servicer. On each day that an Advance is made hereunder, the Debtor, by accepting the proceeds of such Advance, and the Servicer, shall be deemed to have certified that all of their respective representations and warranties described in Sections 3.1 and 3.2 hereof are correct on and as of such day as though made on and as of such day, provided that the representations set forth in Section 3.1(g)(y) and 3.2(f)(x) hereof shall be deemed made only on and as of the Closing Date and on each January 1, April 1, July 1 and October 1 of each calendar year (whether or not any such date is a Advance Date). Each Advance shall be subject to the further condition precedent that prior to the date of such Advance, the Servicer shall have delivered to the Agent and the Administrative Agent, in the form and substance satisfactory to the Agent and the Administrative Agent, a completed Additional Advance Certificate as of a Cycle Date that is not earlier than the fifth Business Day prior to the date of such Advance, together with such additional information as may be reasonably requested by the Administrative Agent or the Agent; and the Debtor shall be deemed to have represented and warranted that such conditions precedent have been satisfied.

                                   ARTICLE IV

                              CONDITIONS PRECEDENT

         Section 4.1 Conditions to Closing. On or prior to the date of execution hereof, the Debtor shall deliver to the Agent the following documents, instruments and fees all of which shall be in a form and substance acceptable to the Agent:

                  (a) A copy of the resolutions of the Board of Directors of the Debtor, certified by its Secretary or Assistant Secretary, approving the execution, delivery and performance by the Debtor of this Agreement, the Receivables Purchase Agreement and the other Transaction Documents to be delivered by the Debtor hereunder or thereunder.

                  (b) A copy of the resolutions of the Board of Directors of each Designated Seller and the Servicer certified by its Secretary or Assistant Secretary approving the execution, delivery and performance by such Person of this Agreement, the Receivables Purchase Agreement and the other Transactions Documents to be delivered by such Person hereunder or thereunder.

                  (c) The Articles or Certificate of Incorporation of the Debtor certified by the Secretary of State or other similar official of the Debtor's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (d) The Articles or Certificate of Incorporation of each Designated Seller and the Servicer certified by the Secretary of State or other similar official of such Person's jurisdiction of incorporation dated a date reasonably prior to the Closing Date.

                  (e) A Good Standing Certificate for the Debtor issued by the Secretary of State or a similar official of the Debtor's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction where such qualification is material to the transactions contemplated by this Agreement and the other Transaction

Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (f) A Good Standing Certificate for each Designated Seller and the Servicer issued by the Secretary of State or a similar official of the Servicer's jurisdiction of incorporation and certificates of qualification as a foreign corporation issued by the Secretaries of State or other similar officials of each jurisdiction when such qualification is material to the transactions contemplated by this Agreement and the other Transaction Documents, in each case, dated a date reasonably prior to the Closing Date.

                  (g) A Certificate of the Secretary or Assistant Secretary of the Debtor, each Designated Seller and the Servicer substantially in the form of Exhibit L attached hereto.

                  (h) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming the Debtor as the debtor in favor of the Agent, for the benefit of the Company and the Bank Investors, as secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Agent's first priority perfected security interest in all Receivables and the Related Security and Collections relating thereto.

                  (i) Copies of proper financing statements (Form UCC-1), dated a date reasonably near to the date of the initial Advance naming each Designated Seller as the debtor in favor of the Debtor as secured party and the Agent, for the benefit of the Company and the Bank Investors, as assignee of the secured party or other similar instruments or documents as may be necessary or in the reasonable opinion of the Agent desirable under the UCC of all appropriate jurisdictions or any comparable law to perfect the Debtor's ownership interest in all Receivables.

                  (j) Copies of proper financing statements (Form UCC-3), if any, necessary to terminate all security interests and other rights of any person in Receivables granted by the Debtor, any Designated Seller, Belk Funding LLC or any Merged Entity.

                  (k) Certified copies of request for information or copies (Form UCC-11) (or a similar search report certified by parties acceptable to the Agent) dated a date reasonably near the date of the initial Advance listing all effective financing statements which name the Debtor, any Designated Seller or any Merged Entity, except with respect to any Merged Entity that has not owned, originated, or had an interest in any account receivable since January 1, 1998 (under their respective present names and any names they have had since January 1, 1998) as debtor and which are filed in jurisdictions in which the filings were made pursuant to items (h) or (i) above together with copies of such financing statements (none of which shall cover any Receivables or Contracts).

                  (l) Executed copies of the Servicer Account Agreements relating to each of the Servicer Account Banks and the Servicer Accounts.

                  (m) Opinions of Smith Helms Mulliss & Moore, L.L.P., special counsel to the Debtor, the Designated Sellers and the Servicer and Luther T. Moore, Senior Vice President and Assistant General Counsel of Belk Stores Services, Inc., as counsel to the Debtor and the Servicer, together covering the matters set forth in Exhibit K hereto, in form and substance satisfactory to the Agent and Agent's counsel.

                  (o) An opinion or opinions of King & Spalding, special counsel to the Debtor, or of Luther T. Moore, Senior Vice President and Assistant General Counsel of Belk Stores Services, Inc., to the effect that the merger of the Merged Entities into Belk, Inc. has become effective under the laws of the State of Delaware and that as a result of such merger Belk, Inc. has the same right, title and interest in and to all property, including accounts receivable, of the Merged Entities as the Merged Entities had in such property before being merged into Belk, Inc.

                  (p) A computer tape setting forth as of the Cut-Off Date all Receivables and the Outstanding



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

Principal Balances thereon and such other information as the Agent may reasonably request.

                  (q) An executed copy of this Agreement, the Receivables Purchase Agreement, the Fee Letter and each of the other Transaction Documents to be executed by the Servicer, the Designated Sellers or the Debtor.

                  (r)      The Note, duly executed by the Debtor.

                  (s)      The Arrangement Fee in accordance with
Section 2.7(b).

                  (t)      A Servicer Report for May 30, 1998.

                  (u)      An executed copy of the Post Office Box Agreements.

                  (v) Such other documents, instruments, certificates and opinions as the Agent or the Administrative Agent, shall reasonably request.



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                                    ARTICLE V

                                    COVENANTS


         Section 5.1 Affirmative Covenants of Debtor. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment and all other Aggregate Unpaids have been paid in full, in cash, unless the Agent shall otherwise consent in writing:

                  (a) Financial Reporting. The Debtor will and will cause each Designated Seller and each of the Designated Sellers' Subsidiaries to, maintain, for itself and each of its respective Subsidiaries, a system of accounting established and administered substantially in accordance with GAAP, and furnish to the Agent:

                           (i) Annual Reporting. (A) Within 150 days after the close of the Debtor's and Belk Center's fiscal years, (be ginning with the fiscal year ending in 1998) company prepared financial statements, (x) prepared substantially in accordance with GAAP for the Debtor and (y) prepared on a consolidated basis, substantially as currently prepared, for Belk Center and its Subsidiaries, in each case, including balance sheets as of the end of such period, related statements of operations, shareholder's equity and cash flows, or (B) within ten (10) days of the delivery of the Debtor's Form 10-K Annual Report to the Securities and Exchange Commission, a copy of such report, in either case certified by an officer of the Debtor as accurate accompanied by a certificate of the Chief Financial Officer of the Debtor stating that the Debtor is in compliance with Section 5.4 of this Agreement and stating that no Termination Event or Potential Termination Event exists, or if any Termination Event or Potential Termination Event exists, stating the nature and status thereof; provided, that if such annual report does not include the financial statements of Belk Center, the Debtor



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

     shall furnish to the Agent the information specified in Section 5.1(a)(i)(A)(y).

                           (ii)     Quarterly Reporting. (A) Within forty-five
     (45) days after the close of the first three quarterly periods of the Debtor's fiscal year, consolidated unaudited balance sheets of the Debtor and its Subsidiaries as at the close of each such period and consolidated related statements of operations, shareholder's equity and cash flows for the period from the beginning of such fiscal year to the end of such quarter, or (B) within ten (10) days of the delivery of the Debtor's Form 10-Q Quarterly Report to the Securities and Exchange Commission, a copy of such report, in either case certified by the Debtor's chief financial officer.

                           (iii) Notice of Termination Events or Potential Termination Events. As soon as possible and in any event within two (2) Business Days after the Debtor has actual knowledge of the occurrence of each Termination Event or each Potential Termination Event, a statement of the Chief Financial Officer of the Debtor setting forth details of such Termination Event or Potential Termination Event, and within five (5) Business Days after such notice, an additional notice detailing the action which the Debtor proposes to take with respect thereto.

                           (iv) Change in Credit Guidelines and Debt Ratings. Within ten (10) days after the date any material change in or amendment to the Credit Guidelines is made, a copy of the Credit Guidelines then in effect indicating such change or amendment. Within five (5) Business Days after the date of any change in the Debtor's or any Designated Seller's public or private debt ratings from Moody's, S&P, Fitch IBCA, Inc. or Duff & Phelps Credit Rating Co., if any, a written certification of the Debtor's or any Designated Seller's public and private debt ratings after giving effect to any such change.



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

                           (v) Credit Guidelines. Promptly upon the request of the Agent, a complete copy of the Credit Guidelines then in effect.

                           (vi)     ERISA. Promptly after the filing or
     receiving thereof, copies of all reports and notices with respect to any Report able Event (as defined in Article IV of ERISA) which the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or any Designated Seller files under ERISA with the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor receives from the Internal Revenue Service, the Pension Benefit Guaranty Corporation or the U.S. Department of Labor.

                           (vii) Other Information. Such other information (including non-financial information) as the Agent or the Administrative Agent may from time to time reasonably request with respect to the Debtor, any Designated Seller or any Subsidiary of either of them.

                  (b) Conduct of Business. The Debtor will carry on and conduct its business in substantially the same manner and in substantially the same fields of enterprise as it is presently conducted and do all things necessary to remain duly incorporated or organized, validly existing and in good standing as a domestic corporation in its jurisdiction of incorporation and maintain all requisite authority to conduct its business in each jurisdiction in which its business is conducted.

                  (c) Compliance with Laws. The Debtor will comply with all laws, rules, regulations, orders, writs, judgments, injunctions, decrees or awards to which it or its respective properties may be subject except where the failure to comply would not have a Material Adverse Effect.

                  (d) Furnishing of Information and Inspection of Records. The Debtor will, and will cause



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

each Designated Seller to, furnish to the Agent from time to time such information with respect to the Receivables as the Agent may reasonably request. The Debtor will, at any time and from time to time during regular business hours permit the Agent, or its agents or representatives, (i) to examine and make copies of and take abstracts from all Records and (ii) to visit the offices and properties of the Debtor or such Designated Seller for the purpose of examining such Records, and to discuss matters relating to Receivables or the Debtor's or such Designated Seller's performance hereunder and under the other Transaction Documents to which the Debtor or such Designated Seller is a party with any of the officers, directors, employees or independent public accountants of the Debtor or such Designated Seller, as applicable, having knowledge of such matters.

                  (e) Keeping of Records and Books of Account. The Debtor will maintain and implement administrative and operating procedures (including, without limitation, an ability to recreate records evidencing Receivables in the event of the destruction of the originals thereof), and keep and maintain, all documents, books, records and other information reasonably necessary or advisable for the collection of all Receivables (including, without limitation, records adequate to permit the identification as of each Cycle Date of each new Receivable and all Collections of and adjustments to each existing Receivable). The Debtor will give the Agent notice of any material change in the administrative and operating procedures of the Debtor referred to in the previous sentence.

                  (f) Performance and Compliance with Accounts. The Debtor, at its expense, will, or will cause a Designated Seller to, timely and fully perform and comply with all material provisions, covenants and other promises required to be observed by the Debtor or the Designated Sellers under the Accounts related to the Receivables.

                  (g) Credit Guidelines. The Debtor will comply in all material respects with the Credit Guide lines in regard to each Receivable and the related Account.



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

                  (h) Collections. The Debtor shall direct all Obligors to cause all Collections to be mailed directly to a Post Office Box or delivered to retail store locations owned by the Debtor or a Designated Seller.

                  (i) Collections Received. The Debtor shall hold in trust, and remit, immediately, but in any event not later than three (3) Business Days of its receipt thereof, to the Servicer all Collections received from time to time by the Debtor.

                  (j) Inventory Financings. The Debtor shall, and will cause each Designated Seller to, specifically exclude from the property subject to any Adverse Claim granted on inventory any and all accounts receivable generated by sales of such inventory and the proceeds thereof, and shall provide evidence, in each case satisfactory to the Agent, that any and all accounts receivable generated by sales of such inventory and the proceeds thereof shall have been excluded from any such Adverse Claims.

         Section 5.2 Negative Covenants of the Debtor. During the term of this Agreement, unless the Agent shall otherwise consent in writing:

                  (a) No Sales, Liens, Etc. Except as otherwise provided herein, the Debtor will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim upon (or the filing of any financing statement) or with respect to (x) any of the Affected Assets, (y) any goods, the sale of which may give rise to a Receivable or any Receivable or related Account, or (z) any account which concentrates in a Servicer Account Bank to which any Collections of any Receivables are sent (other than such Servicer Account Bank's rights of set-off with respect to fees, expenses and NSF charges related to such account), or assign any right to receive income in respect thereof. Except as otherwise provided herein, the Debtor will not sell, assign (by operation of law or otherwise) or otherwise dispose of or create any Adverse Claim upon (or the filing of any financing statement) or with respect to any account which contains proceeds of Receivables, or assign any right to receive income in respect thereof.



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

                  (b) No Extension or Amendment of Receivables. Except as otherwise permitted in this Section 5.2, 5.3 and in Section 6.2 hereof, the Debtor will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or condition of any Account related thereto. The Debtor shall not take any action to permit the reduction of the amount due under any Receivable as a result of any discount, credit, rebate, dispute, repossessed or returned goods, chargeback allowance or billing adjustment except with the prior written consent of the Agent or except in accordance with the Credit Guidelines or the credit guidelines of the Debtor or a Designated Seller.

                  (c) Performance of Account Agreements. The Debtor shall not fail to comply with and perform its obligations under the applicable Account Agreements relating to the Accounts and the Credit Guidelines except insofar as any such failure to comply or perform would not materially and adversely affect the rights of the Company, the Agent, or any Bank Investor in the Receivables or the collectibility of the Receivables. The Debtor shall not change the terms and provisions of the Account Agreements or the Credit Guidelines in any respect (including, without limitation, the calculation of the amount, and the timing, of uncollectible Receivables) except to the extent (a) such change is made applicable to the comparable segment of the consumer revolving credit accounts owned and serviced by the Debtor or a Designated Seller that have characteristics the same as, or substantially similar to, the Accounts that are the subject of such change or (b) if it does not own such a comparable segment, it will not make any such change with the intent to materially benefit itself over the Company, the Agent, or any Bank Investor, and such change does not materially and adversely affect the rights of the Company, the Agent or any Bank Investor in the Receivables or the collectibility of the Receivables. References to the Receivables in this paragraph shall be deemed to refer to the Receivables in the aggregate.

                  (d) No Change in Business or Credit Guidelines. The Debtor will not make any change in the character of its business or in the Credit Guidelines, which change would, in either case, impair the



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

collectibility of any Receivable or otherwise result in a Material Adverse
Effect.

                  (e) No Mergers, Etc. The Debtor will not (i) consolidate or merge with or into any other Person or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided, however, that the Debtor may merge with another person if (w) such Person is a Subsidiary of the Debtor, (x) the Debtor is the corporation surviving such merger, and (y) immediately after and giving effect to such merger, no Termination Event or Potential Termination Event shall have occurred and be continuing.

                  (f) Change in Payment Directions to Obligors. The Debtor will not make any change in its directions to Obligors regarding payments to be made to a Post Office Box, unless (i) such directions are to deposit such payments to another Post Office Box or to retail store locations owned by the Debtor or any Designated Seller, and (ii) the Agent shall have received written notice of such change at least thirty (30) days prior thereto and the Agent shall have received a Post Office Box Agreement with respect to the new Post Office Box.

                  (g) Deposits to Servicer Accounts. The Debtor will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Servicer Account cash or cash proceeds other than Collections of Receivables.

                  (h) Change of Name, Etc. The Debtor will not change its name, identity or structure or the location of its chief executive office, unless at least 10 days prior to the effective date of any such change the Debtor delivers to the Agent (i) such documents, instruments or agreements, executed by the Debtor or a Designated Seller, as applicable, as are necessary to reflect such change and to continue the perfection of the Agent's security interests in the Affected Assets, and (ii) new or revised Servicer Account Agreements executed by the Servicer Account Banks and new revised Post Office Box Agreements with respect to the Post Office Boxes which reflect such change and enable the Agent to continue to exercise its rights contained in Section 2.8 hereof.



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

                  (i) Amendment to Receivables Purchase Agreements. The Debtor will not amend, waive, modify, or supplement any Receivables Purchase Agreement, except with the prior written consent of the Agent and the Administrative Agent; nor shall the Debtor take, or permit any Designated Seller to take, any other action under any Receivables Purchase Agreement that shall have a material adverse affect on the Agent, the Company or any Bank Investor or which violates the terms of this Agreement.

                  (j) ERISA Matters. The Debtor will not, and will not permit any Designated Seller to, (i) engage or permit any of its respective ERISA Affiliates to engage in any prohibited transaction (as defined in Section 4975 of the Code and Section 406 of ERISA) for which an exemption is not available or has not previously been obtained from the U.S. Department of Labor;
(ii) permit to exist any accumulated funding deficiency (as defined in Section 302(a) of ERISA and Section 412(a) of the Code) or funding deficiency with respect to any Benefit Plan other than a Multiemployer Plan; (iii) fail to make any payments to any Multiemployer Plan that the Debtor, any Designated Seller or any ERISA Affiliate of the Debtor or such Designated Seller is required to make under the agreement relating to such Multiemployer Plan or any law pertaining thereto; (iv) terminate any Benefit Plan so as to result in any liability; or
(v) permit to exist any occurrence of any reportable event described in Title IV of ERISA which represents a material risk of a liability to the Debtor, such Designated Seller or any ERISA Affiliate of the Debtor or such Designated Seller under ERISA or the Code.

         Section 5.3 Covenants of the Servicer. At all times from the date hereof to the later to occur of (i) the Termination Date or (ii) the date on which the Net Investment and all other Aggregate Unpaids have been paid in full, in cash, the Servicer covenants that, unless the Agent shall otherwise consent in writing:

                  (a) Compliance with Requirements of Law. The Servicer shall duly satisfy its obligations in all material respects on its part to be fulfilled under or in connection with each Receivable and the related Account, will maintain in effect all material qualifications



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

required under Requirements of Law in order to service properly each Receivable and the related Account and will comply in all material respects with all other Requirements of Law in connection with servicing each Receivable and the related Account the failure to comply with which would have a material adverse effect on the Company.

                  (b) No Rescission or Cancellation. The Servicer shall not permit any rescission or cancellation of a Receivable except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Guidelines.

                  (c) Protection of Company's Rights. Except as otherwise permitted by Sections 5.2 and 6.2 hereof and this Section 5.3, the Servicer shall take no action, nor omit to take any action, which would impair the rights of the Company in any Receivable or the related Account.

                  (d) All Consents Required. All approvals, authorizations, consents, orders or other actions of any Person or of any governmental body or official required in connection with the execution and delivery by the Servicer of this Agreement, the performance by the Servicer of the transactions contemplated by this Agreement and the fulfillment by the Servicer of the terms hereof, have been obtained.

                  (e) Custodian. The Servicer will, at its own cost and expense, (i) maintain the books and records with respect to the Accounts and the Receivables and copies of all documents relating to each Account as custodian for the Company and (ii) clearly and unambiguously mark such books and records that indicate the Receivables have been pledged to the Company and simultaneously assigned to the Agent, for benefit of the Company and the Bank Investors, pursuant to this Agreement.

                  (f) No Extension or Amendment of Receivables. Except as otherwise permitted in Sections 5.2, 6.2 and this Section 5.3, the Servicer will not extend, amend or otherwise modify the terms of any Receivable, or amend, modify or waive any term or



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

condition of any Account related thereto except as ordered by a court of competent jurisdiction or other Governmental Authority or in the ordinary course of its business and in accordance with the Credit Guidelines.

                  (g) No Change in Business. The Servicer will not make any change in the character of its business which would impair the collectibility of the Receivables taken as a whole or otherwise result in a Material Adverse Effect. The Servicer shall not reduce the amount due under any Receivable as a result of any discount, credit, rebate, dispute, repossessed or returned goods, chargeback allowance or billing adjustment except in accordance with the Credit Guidelines.

                  (h) No Mergers, Etc. The Servicer will not (i) consolidate or merge with or into any other Person, or (ii) sell, lease or transfer all or substantially all of its assets to any other Person; provided that the Servicer may consolidate with or merge into Belk Store Services, Inc., the Debtor or a Subsidiary of the Debtor.

                  (i) Change in Payment Directions to Obligors. The Servicer will not make any change in the directions to Obligors regarding payments to be made to a Post Office Box or to retail store locations owned by the Debtor or any Designated Seller unless (i) such directions are to deposit such payments to another Post Office Box or to retail store locations owned by the Debtor or any Designated Seller, and (ii) the Agent shall have received written notice of such change at least thirty (30) days prior thereto and the Agent shall have received a Post Office Box Agreement with respect to the new Post Office Box.

                  (j) Deposits to Servicer Account, Debtor Account and Collection Account. The Servicer will not deposit or otherwise credit, or cause or permit to be so deposited or credited, to any Servicer Account cash or cash proceeds other than Collections of Receivables. The Servicer shall require the Debtor and each Designated Seller to remit to the Servicer all Collections received by the Debtor or such Designated Seller promptly, but in any event within three (3) Business Days or, alternatively, the Servicer may in the ordinary course of its servicing activities as of each Cycle Date net any such



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

amounts due from the Debtor or a Designated Seller against amounts due from the Servicer to the Debtor or such Designated Seller, and any such amounts so netted shall be included as Collections on any reports or certificates delivered hereunder by the Servicer. Any Collections received by the Servicer from the Debtor or a Designated Seller shall be deposited promptly, but in any event within two (2) Business Days of receipt, in a Servicer Account. The Servicer shall deposit all Collections into the Debtor Account or, if required by the this Agreement, into the Collection Account, within ten (10) days of the initial receipt of such Collections by the Servicer, the Debtor or any Designated Seller.

         Section 5.4 Financial Covenants of Debtor.

                  (a) The Debtor shall not permit the Fixed Charge Coverage Ratio for the consecutive three-quarter period of the Debtor ending on January 30, 1999, or for any consecutive four-quarter period of the Debtor ending on a date after January 30, 1999, to be less than 1.5 to 1.0.

                  (b) The Debtor shall not permit, the Leverage Ratio for the consecutive three-quarter period of the Debtor ending on January 30, 1999, or for any consecutive four-quarter period of the Debtor ending on a date after January 30, 1999, to be equal to or greater than 3.00 to 1.00.

                  (c) Capitalized terms used herein and not otherwise defined are used is defined in Exhibit P hereto.



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

                                   ARTICLE VI

                         ADMINISTRATION AND COLLECTIONS

         Section 6.1 Appointment of Servicer. The servicing, administering and collection of the Receivables shall be conducted by such Person so designated from time to time in accordance with this Section 6.1 (the "Servicer"). Until the Company gives notice to Belk Center of the designation of a new Servicer, Belk Center is hereby designated as, and hereby agrees to perform the duties and obligations of, the Servicer pursuant to the terms hereof. The Servicer may not delegate any of its rights, duties or obligations hereunder, or designate a substitute Servicer, without the prior written consent of the Agent, and provided that the Servicer shall continue to remain solely liable for the performance of the duties as Servicer hereunder notwithstanding any such delegation hereunder. The Agent may, and upon the direction of the Majority Investors the Agent shall, after the occurrence of a Servicer Default or any other Termination Event (other than an event described in either Section 7.1(o) or 7.1(p)) designate as Servicer any Person (including itself) to succeed Belk Center or any successor Servicer, on the condition in each case that any such Person so designated shall agree to perform the duties and obligations of the Servicer pursuant to the terms hereof. The Agent may notify any Obligor of its interest in the Receivables.

         Section 6.2  Duties of Servicer.

                  (a) The Servicer shall take or cause to be taken all such action as may be necessary or advisable to collect each Receivable from time to time, all in accordance with applicable laws, rules and regulations, with reasonable care and diligence, and in accordance with the Credit Guidelines. Each of the Debtor, the Designated Sellers, the Company, the Agent and the Bank Investors hereby appoints as its agent the Servicer, from time to time designated pursuant to Section 6.1 hereof, to enforce its respective rights and interests in and under the Affected Assets. To the extent permitted by applicable law, the Debtor and each Designated Seller (to the extent not then acting as Servicer hereunder) hereby grants to any Servicer appointed hereunder an irrevocable power of attorney to take any and all steps in the



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

Debtor's and/or the applicable Designated Seller's name and on behalf of the Debtor or the applicable Designated Seller necessary or desirable, in the reasonable determination of the Servicer, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Debtor's and/or the applicable Designated Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts. The Servicer shall set aside for the account of the Debtor and the Company their respective allocable shares of the Collections of Receivables in accordance with Sections 2.5 and 2.6 hereof. The Servicer shall segregate and deposit to the Agent's account the Company's allocable share of Collections of Receivables when required pursuant to Article II hereof. The Debtor shall deliver to the Servicer and the Servicer shall hold in trust for the Debtor, the Company, the Agent and the Bank Investors, in accordance with their respective interests, all Records which evidence or relate to Receivables or Related Security. Notwithstanding anything to the contrary contained herein, upon and during the continuance of a Servicer Default or Termination Event, the Agent shall have the absolute and unlimited right to direct the Servicer (whether the Servicer is Belk Center or any other Person) to commence or settle any legal action to enforce collection of any Receivable or to foreclose upon or repossess any Related Security. The Servicer shall not make the Agent, the Company or any of the Bank Investors a party to any litigation without the prior written consent of such Person.

                  (b) The Servicer shall, as soon as practicable following receipt thereof, turn over to the Debtor any collections of any indebtedness of any Person which is not on account of a Receivable. If the Servicer is not the Debtor or an Affiliate of the Debtor, the Servicer, by giving three Business Days' prior written notice to the Agent, may revise the percentage used to calculate the Servicing Fee so long as the revised percentage will not result in a Servicing Fee that exceeds 110% of the reasonable and appropriate out-of-pocket costs and expenses of such Servicer incurred in connection with the performance of its obligations hereunder as documented to the reasonable satisfaction of the Agent, provided, however, that at any time after the Noteholder's Percentage equals or exceeds 100%, any



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

compensation to the Servicer in excess of the Servicing Fee initially provided for herein shall be an obligation of the Debtor and shall not be payable, in whole or in part, from Collections allocated to the Company or the Bank Investors, as applicable. The Servicer, if other than the Debtor or an Affiliate of the Debtor, shall as soon as practicable upon demand, deliver to the Debtor all Records in its possession which evidence or relate to indebtedness of an Obligor which is not a Receivable.

                  (c) On or before 120 days after the end of each fiscal year of the Servicer, beginning with the fiscal year ending January 30, 1999, the Servicer shall cause a firm of independent public accountants (who may also render other services to the Servicer, the Debtor, the Designated Sellers or any Affiliates of any of the foregoing) or another qualified party designated by the Agent to furnish a report to the Agent to the effect that they have compared the information contained in the Servicer Reports delivered during such fiscal year then ended with the information contained in the Accounts and the Servicer's records and computer systems for such period, and that, on the basis of such examination and comparison, such firm is of the opinion that the information contained in the Servicer Reports reconciles with the information contained in the Accounts and the Servicer's records and computer system and that the servicing of the Receivables has been conducted in compliance with this Agreement.

                  (d) Notwithstanding anything to the contrary contained in this Article VI, the Servicer, if not the Debtor or any Affiliate of the Debtor, shall have no obligation to collect, enforce or take any other action described in this Article VI with respect to any indebtedness that does not relate to the Affected Assets other than to deliver to the Debtor the collections and documents with respect to any such indebtedness as described in Section 6.2(b) hereof.

                  (e) In consideration of acting as Servicer hereunder, the Servicer shall be entitled to retain from Collections received by it on any day all late fees, NSF or returned check charges and all other similar charges and fees received by it. To the extent that they constitute part of Collections, the Servicer shall account for such amounts received and retained by



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it in respect of a Collection Period on each related Servicer Report delivered by it hereunder.

         Section 6.3 Rights After Designation of New Servicer. At any time following the designation of a new Servicer (other than the Debtor or any Affiliate of the Debtor) pursuant to Section 6.1 hereof:

                           (i)      The Debtor shall, at the Agent's request,
     (A) assemble all of the Re cords, and shall make the same available to the Agent or its designee at a place selected by the Agent or its designee, and
     (B) segregate all cash, checks and other instruments (in each case known to the Debtor to represent payment on Receivables and not other indebtedness) received by it from time to time to the extent constituting Collections of Receivables in a manner acceptable to the Agent and shall, promptly upon receipt, remit all such cash (including proceeds of collected checks representing payments in respect of Receivables if such checks represented payments on Receivables and other indebtedness), checks and instruments (in each case known to the Debtor to represent payment on Receivables and not other indebtedness), duly endorsed or with duly executed instruments of transfer, to the Agent or its designee.

                           (ii) The Debtor and each Designated Seller hereby authorize the Agent to take any and all steps in the Debtor's or such Designated Seller's name and on behalf of the Debtor and such Designated Seller necessary or desirable, in the determination of the Agent, to collect all amounts due under any and all Receivables, including, without limitation, endorsing the Debtor's or such Designated Seller's name on checks and other instruments representing Collections and enforcing such Receivables and the related Accounts.

         Section 6.4 Servicer Default. The occurrence of any one or more of the following events shall constitute a Servicer Default:



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

                  (a) the Servicer or, to the extent that the Debtor or any Affiliate of the Debtor is then acting as Servicer, the Debtor or such Affiliate, as applicable, shall fail (i) to observe or perform any term, covenant or agreement hereunder (other than as referred to in clauses (ii) or (iii) of this Section 6.4(a)) or under any of the other Transaction Documents to which such Person is a party or by which such Person is bound, and such failure shall remain unremedied for fifteen (15) days from the date the Debtor, the Servicer or any Affiliate of either had actual knowledge of such failure or
(ii) to make any payment or deposit required to be made by it hereunder when due, provided, however, that if such failure is not the result of factors under the Servicer's control, then such failure should have continued unremedied for one (1) Business Day, or (iii) to observe or perform any term, covenant or agreement under Sections 5.3(b), 5.3(f) or 5.4(g); or

                  (b) any representation, warranty, certification or statement made by the Servicer or the Debtor or any Affiliate of the Debtor (in the event that the Debtor or such Affiliate is then acting as the Servicer) in this Agreement or in any of the other Transaction Documents or in any certificate or report delivered by it pursuant to any of the foregoing shall prove to have been incorrect in any material respect when made or deemed made; or

                  (c) failure of the Servicer or any of its Subsidiaries to pay when due any amounts due under any agreement under which any Indebtedness greater than $1,000,000 is governed; or the default by the Servicer or any of its Subsidiaries in the performance of any term, provision or condition contained in any agreement under which any Indebtedness greater than $1,000,000 was created or is governed, if such default permits the creditor to accelerate such Indebtedness; or any Indebtedness of the Servicer or any of its Subsidiaries greater than $1,000,000 shall be declared to be due and payable or required to be prepaid (other than by a regularly scheduled payment) prior to the scheduled date of maturity thereof; or

                  (d) any Event of Bankruptcy shall occur with respect to the Servicer or any of its Subsidiaries; or



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

                  (e) there shall have occurred any material adverse change in the operations of the Servicer since the end of the last fiscal year ending prior to the date of its appointment as Servicer hereunder or any other event shall have occurred which, in the commercially reasonable judgment of the Agent, materially and adversely affects the Servicer's ability to either collect the Receivables or to perform under this Agreement.

         Section 6.5 Responsibilities of the Debtor and the Designated Sellers. Anything herein to the contrary notwithstanding, the Debtor shall, and/or shall cause each Designated Seller to, (i) perform all of the Debtor's or such Designated Seller's obligations under the Accounts related to the Receivables to the same extent as if interests in such Receivables had not been sold pursuant to the Receivables Purchase Agreement and had not been pledged hereunder and the exercise by the Agent, the Company and the Bank Investors of their rights hereunder and under the Receivables Purchase Agreement shall not relieve the Debtor or any Designated Seller from such obligations and (ii) pay when due any taxes, including without limitation, any sales taxes payable in connection with the Receivables and their creation and satisfaction. Neither the Agent, the Company nor any of the Bank Investors shall have any obligation or liability with respect to any Receivable or related Accounts, nor shall it be obligated to perform any of the obligations of the Debtor or any Designated Seller thereunder.



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                                   ARTICLE VII

                               TERMINATION EVENTS

                  Section 7.1 Termination Events. The occurrence of any one or more of the following events shall constitute a Termination Event:

                           (a)  the Debtor, any Designated Seller or the
Servicer shall fail to make any payment or deposit to be made by it hereunder or under the Receivables Purchase Agreement when due hereunder or thereunder, provided, however, that if such failure is not the result of the factors within the Debtor's, a Designated Seller's or the Servicer's, as applicable, control, such failure shall have continued unremedied for one (1) Business Day, provided further, that in the case of any fees payable pursuant to Section 2.7 hereof, such fee shall not be paid within one (1) Business Day of the date when due; or


                           (b)  any representation, warranty, certification or
statement made by the Debtor in this Agreement, any other Transaction Document to which it is a party or in any other document delivered pursuant hereto or thereto shall prove to have been incorrect in any material respect when made or deemed made, provided, however, that in the case of any breach of the representation set forth in Section 3.1(l) hereof which does not have a material adverse effect on the Agent's security interest in the Affected Assets taken as a whole, such breach shall not constitute a Termination Event if the Debtor shall have made any payment required as a result thereof pursuant to Section 2.9(b) hereof; or

                           (c)  the Debtor, or the Servicer shall default in the
performance of any covenant or undertaking (other than those covered by clause
(a) above) (i) to be performed or observed under Sections 5.1(a)(iii), 5.1(a)(iv), 5.1(c), 5.1(f), 5.1(g), 5.2(a)(x), 5.2(c), 5.2(d) or 5.2(e) or (ii)
to be performed or observed under any other provision hereof and such default in the case of this clause (ii) shall continue for twenty (20) days after the earlier of the date the Agent gave notice of such default to the Debtor or the Servicer, as applicable, and the date on which the Debtor or the Servicer had knowledge of such default; or


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




                           (d)  any material adverse change in the operations of
the Servicer or any other event which materially affects the Servicer's ability to either collect the Receivables or perform its obligations under this Agreement; or

                           (e)  any Event of Bankruptcy shall occur with respect
to the Debtor, any Designated Seller or the Servicer; or

                           (f)  the Agent, on behalf of the Company and/or the
Bank Investors, shall, for any reason, fail or cease to have a valid and perfected first priority security interest in the Affected Assets free and clear of any Adverse Claims; or

                           (g)  a Servicer Default shall have occurred; or

                           (h)  the Receivables Purchase Agreement shall have
terminated without the prior written consent of the Agent (not to be unreasonably withheld); or

                           (i)  subject to Sections 5.2(e) and 5.3(h), the
Debtor, any Designated Seller or the Servicer shall enter into any transaction or merger whereby it is not the surviving entity, provided that any Designated Seller may merge with another Designated Seller; or

                           (j)  (i) the Debtor's Percentage is less than the
Minimum Debtor's Percentage as of the last day of any two consecutive Collection Periods, (ii) the Noteholder's Percentage equals or exceeds 100% at any time; or (iii) the Net Investment plus the aggregate Interest Component of all outstanding Related Commercial Paper shall exceed the Facility Limit for more than two (2) consecutive Business Days after the Debtor had knowledge of such occurrence; or

                           (k)  the Payment Rate averaged for any three
consecutive Collection Periods is less than 16.00%; or

                           (l)  the Net Portfolio Yield averaged for any three
consecutive Collection Periods is less than 1.00%; or


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




                           (m)  the Delinquency Ratio averaged for any three
consecutive Collection Periods is greater than 7.50%; or

                           (n)  the Default Ratio averaged for any three
consecutive Collection periods is greater than 8.00%; or

                           (o)  the Liquidity Provider or the Credit
Support Provider shall have given notice that an event of default has occurred and is continuing under any of its respective agreements with the Company; or

                           (p)  the Commercial Paper issued by the
Company shall not be rated at least "A2" by Standard & Poor's and at least "P2" by Moody's.

                  Section 7.2 Termination. (a) If a Termination Event shall have occurred and be continuing, the Agent may, or at the direction of the Majority Investors shall, by notice to the Debtor and the Servicer declare the Termination Date to have occurred; provided, however, that in the case of any event described in Section 7.1(e), 7.1(f), 7.1(j)(ii) or 7.1(j)(iii) above, the Termination Date shall be deemed to have occurred automatically upon the occurrence of such event. Upon any such declaration or automatic occurrence, the Agent may, and shall at the direction of the Majority Investors, declare all the Note and all amounts due under this Agreement to then be due and payable.

                           (b)  At all times after the declaration or
automatic occurrence of the Termination Date pursuant to Section 7.2(a) other than as a result of the occurrence of a Termination Event described in 7.1(o) or 7.1(p), the Carrying Costs may (at the option of the Agent) thereafter be calculated on the basis of the Adjusted LIBOR Rate giving effect to a margin of 2.80% (as described in the definition of Adjusted LIBOR Rate) for all existing and future funding periods.


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
                           (c)  If the Note is declared due and payable in
accordance with this Section, the Agent may, and shall at the direction of the Majority Investors, do any one or more of the following:

                            (i) take all necessary action to foreclose upon the Collateral;

                           (ii) retain in satisfaction of any amounts owing from the Debtor all amounts otherwise payable to the Debtor pursuant to this Agreement to the extent necessary to pay in full all amounts (including principal and interest) due and payable under the Note and this Agreement;

                           (iii) pursue any available
         remedy by proceeding at law or in equity including complete or partial foreclosure of the Lien upon the Collateral and sale of the Collateral or any portion thereof or rights or interest therein as may appear necessary or desirable (i) to collect amounts owed pursuant to the Note and any other payments then due and thereafter to become due under the Note or this Agreement or (ii) to enforce the performance and observance of any obligation, covenant, agreement or provision contained in this Agreement to be observed or performed by the Debtor; or

                           (iv) exercise all other rights and remedies of a secured party provided under the UCC of the applicable jurisdiction and other applicable laws, all of which rights shall be cumulative.

                  Section 7.3 Proceeds. The proceeds from the sale, disposition or liquidation of the Collateral pursuant to Section 7.2 above shall be applied to cover all reasonable expenses of the Agent in connection with the Collateral (including reasonable attorneys' fees and expenses) and then to the satisfaction of all obligations of the Debtor under the Note or this Agreement, and any remaining proceeds shall be remitted to the Debtor.


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



                                  ARTICLE VIII

                   INDEMNIFICATION; EXPENSES; RELATED MATTERS


                  Section 8.1 Indemnities by the Debtor. With out limiting any other rights which the Agent, the Company or the Bank Investors may have hereunder or under applicable law, the Debtor hereby agrees to indemnify the Company, the Bank Investors, the Agent, the Administrative Agent, the
Collateral Agent, the Liquidity Provider and the Credit Support Provider and any successors and permitted assigns and their respective officers, directors and employees (collectively, "Indemnified Parties") from and against any and all damages, losses, claims, liabilities, costs and expenses, including, without limitation, reasonable attorneys' fees (which such attorneys may be employees of the Liquidity Provider, the Credit Support Provider, the Agent, the Administrative Agent or the Collateral Agent, as applicable) and disbursements (all of the foregoing being collectively referred to as "Indemnified Amounts") awarded against or incurred by any of them in any action or proceeding between the Debtor, any Designated Seller or the Servicer and any of the Indemnified Parties or between any of the Indemnified Parties and any third party arising out of or as a result of this Agreement, the other Transaction Documents, the maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Net Investment the security interest in the Affected Assets or any of the other transactions contemplated hereby or thereby, or otherwise arising out of or as a result of this Agreement, the other Transaction Documents, the maintenance, either directly or indirectly, by the Agent, the Company or any Bank Investor of the Net Investment the security interest in the Affected Assets or any of the other transactions contemplated hereby or thereby excluding, however, (i) Indemnified Amounts to the extent resulting from gross negligence or willful misconduct on the part of an Indemnified Party or (ii) recourse (except as otherwise specifically provided in this Agreement) for uncollectible Receivables. Without limiting the generality of the foregoing, subject to the qualifications contained in clauses (i) and (ii) above, the Debtor shall indemnify each Indemnified Party for Indemnified Amounts relating to or resulting from:


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



                            (i) any representation or warranty made by the Debtor or any Designated Seller or the Servicer or any officers of the Debtor or any Designated Seller or the Servicer under or in connection with this Agreement, the Receivables Purchase Agreement, any of the other Transaction Documents, any Servicer Re port or any other information or report delivered by the Debtor, which shall have been false or incorrect in any material respect when made or deemed made;

                            (ii) the failure by the Debtor or the Servicer to comply with any applicable law, rule or regulation with respect to any Receivable or the related Account, or the nonconformity of any Receivable or the related Account with any such applicable law, rule or regulation;

                            (iii) the failure to create or maintain a valid and perfected first priority security interest in favor of the Agent, for the benefit of the Company and/or the Bank Investors, in the Debtor's interest in the Affected Assets, free and clear of any Adverse Claim;

                            (iv) any dispute, claim, offset or defense (other than discharge in bankruptcy) of the Obligor to the payment of any Receivable (including, without limitation, a defense based on such Receivable or the related Account not being the legal, valid and binding obligation of such Obligor enforceable against it in accordance with its terms), or any other claim resulting from the sale of merchandise or services related to such Receivable or the furnishing or failure to furnish such merchandise or services;

                            (v) any failure of the Servicer to perform its duties or obligations in accordance with the provisions hereof; or

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

                            (vi) any products liability claim or personal injury or property damage suit or other similar or related claim or action of whatever sort arising out of or in connection with merchandise or services which are the subject of any Receivable;

                            (vii) the failure by the Debtor or any Designated Seller or the Servicer to comply with any term, provision or covenant contained in this Agreement or any of the other Transaction Documents to which it is a party or to perform any of its respective duties under the Accounts;

                            (viii) the Debtor's Percent age is less than the Minimum Debtor's Percent age at any time;

                            (ix) the failure of the Debtor or any Designated Seller to pay when due any taxes, including without limitation, sales, excise or personal property taxes payable in connection with any of the Receivables;

                            (x) any repayment by any Indemnified Party of any amount previously distributed in reduction of Net Investment which such Indemnified Party believes in good faith is required to be made;

                            (xi)   the commingling by the Debtor or any
         Designated Seller or the Servicer of Collections of Receivables at any time with other funds;

                            (xii) any investigation, litigation or proceeding related to this Agreement, any of the other Transaction Documents, the use of proceeds of Advances by the Debtor or any Designated Seller, the holding of Net Investment, or any Receivable, Related Security or Account;

                            (xiii) the failure of any Servicer Account Bank to remit any amounts held in the Servicer Accounts pursuant to the


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


         instructions of the Servicer, the Debtor, any Designated Seller or the Agent (to the extent such Person is entitled to give such instructions in accordance with the terms hereof and of any applicable Servicer Account Agreement) whether by reason of the exercise of set-off rights or otherwise;

                            (xiv) any inability to obtain any judgment in or utilize the court or other adjudication system of, any state in which an Obligor may be located as a result of the failure of the Debtor or any Designated Seller to qualify to do business or file any notice of business activity report or any similar report;

                            (xv)   any action taken by the Debtor, any
         Designated Seller or the Servicer in the enforcement or collection of any Receivable;

provided, however, that if the Company enters into agreements for the purchase of interests in receivables from one or more Other Transferors, the Company shall allocate such Indemnified Amounts which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support furnished by the Credit Support Provider to the Debtor and each Other Transferor; and provided, further, that if such Indemnified Amounts are attributable to the Debtor, any Designated Seller or the Servicer and not attributable to any Other Transferor, the Debtor shall be solely liable for such Indemnified Amounts or if such Indemnified Amounts are attributable to Other Transferors and not attributable to the Debtor, any Designated Seller or the Servicer, such Other Transferors shall be solely liable for such Indemnified Amounts.

                  Section 8.2 Indemnity for Taxes, Reserves and Expenses. (a) If after the date hereof, the adoption of any Law or bank regulatory guideline or any amendment or change in the interpretation of any existing or future Law or bank regulatory guideline by any Official Body charged with the administration, interpretation or application thereof, or the compliance with any directive


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
of any Official Body (in the case of any bank regulatory guideline, whether or not having the force of Law):

                            (i) shall subject any Indemnified Party to any tax, duty or other charge (other than Excluded Taxes) with respect to this Agreement, the other Transaction Documents, the maintenance of the Net Investment, or payments of amounts due hereunder, or shall change the basis of taxation of payments to any Indemnified Party of amounts payable in respect of this Agreement, the other Transaction Documents, or the maintenance of the Net Investment, or payments of amounts due hereunder or its obligation to advance funds hereunder, under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, or the maintenance of the Net Investment (except for changes in the rate of general corporate, franchise, net income or other income tax or gross receipts tax);

                            (ii) shall impose, modify or deem applicable any reserve, special deposit or similar requirement (including, without limitation, any such requirement imposed by the Board of Governors of the Federal Reserve System) against assets of, deposits with or for the account of, or credit extended by, any Indemnified Party or shall impose on any Indemnified Party or on the United States market for certificates of deposit or the London interbank market any other condition affecting this Agreement, the other Transaction Documents, the maintenance of the Net Investment or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support provided by the Credit Support Provider or other wise in respect of this Agreement, the other Transaction Documents, or the maintenance or financing of the Net Investment; or


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


                            (iii) imposes upon any Indemnified Party any other expense (including, without limitation, reasonable attorneys' fees and expenses, and expenses of litigation or preparation therefor in contesting any of the foregoing) with respect to this Agreement, the other Transaction Documents, the maintenance of the Net Investment or payments of amounts due hereunder or its obligation to advance funds hereunder under the Liquidity Provider Agreement or the credit support furnished by the Credit Support Provider or otherwise in respect of this Agreement, the other Transaction Documents, or the maintenance of the Net Investment, and the result of any of the foregoing is to increase the cost to such Indemnified Party with respect to this Agreement, the other Transaction Documents, the maintenance of the Net Investment, the obligations hereunder, the funding of any advances hereunder, the Liquidity Provider Agreement or the Credit Support Agreement, by an amount deemed by such Indemnified Party to be material, then (to the extent such increased cost is not otherwise reflected in an increase in interest rates or other Carrying Costs), within ten (10) days after demand by such Indemnified Party through the Agent, the Debtor shall pay to the Agent, for the benefit of such Indemnified Party, or such additional amount or amounts as will compensate such Indemnified Party for such increased cost.

                  (b) If any Indemnified Party shall have determined that after the date hereof, the adoption of any applicable Law or bank regulatory guideline regarding capital adequacy, or any change therein, or any change in the interpretation thereof by any Official Body, or any directive regarding capital adequacy (in the case of any bank regulatory guideline, whether or not having the force of law) of any such Official Body, has or would have the effect of reducing the rate of return on capital of such Indemnified Party (or its parent) as a consequence of such Indemnified Party's obligations hereunder or with respect hereto to a level below that which such Indemnified Party (or its parent) could have achieved but for such adoption, change, request or directive (taking into consideration its policies with


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

respect to capital adequacy) by an amount deemed by such Indemnified Party to be material, then from time to time (to the extent such reduction is not otherwise reflected in an increase in interest rates or other Carrying Costs), within ten
(10) days after demand by such Indemnified Party through the Agent, the Debtor shall pay to the Agent, for the benefit of such Indemnified Party, such additional amount or amounts as will compensate such Indemnified Party (or its parent) for such reduction.

                           (c)  The Agent will promptly notify the
Debtor of any event of which it has knowledge, occurring after the date hereof, which will entitle an Indemnified Party to compensation pursuant to this Section
8.2. A notice by the Agent or the applicable Indemnified Party claiming compensation under this Section and setting forth the additional amount or amounts to be paid to it hereunder (and a detailed explanation and calculation of such amount or amounts) shall be conclusive in the absence of manifest error. In determining such amount, the Agent or any applicable Indemnified Party may use any reasonable averaging and attributing methods.

                           (d)  Anything in this Section 8.2 to the
contrary notwithstanding, if the Company enters into agreements for the acquisition of interests in receivables from one or more Other Transferors, the Company shall allocate the liability for any amounts under this Section 8.2 which are in connection with the Liquidity Provider Agreement, the Credit Support Agreement or the credit support provided by the Credit Support Provider ("Section 8.2 Costs") to the Debtor and each Other Transferor; provided, however, that if such Section 8.2 Costs are attributable to the Debtor, any Designated Seller or the Servicer and not attributable to any Other Transferor, the Debtor shall be solely liable for such Section 8.2 Costs or if such Section
8.2 Costs are attributable to Other Transferors and not attributable to the Debtor, any Designated Seller or the Servicer, such Other Transferors shall be solely liable for such Section 8.2 Costs.

                  Section 8.3 Taxes. All payments made hereunder by the Debtor (the "payor") to the Company, any Bank Investor or the Agent (each, a "recipient") shall be made free and clear of and without deduction for any present or future income, excise, stamp or franchise


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

taxes and any other taxes, fees, duties, withholdings or other charges of any nature whatsoever imposed by any taxing authority on any recipient (or any assignee of such parties) (such items other than Excluded Taxes being called "Taxes"), but excluding franchise taxes and taxes imposed on or measured by the recipient's net income or gross receipts ("Excluded Taxes"). In the event that any withholding or deduction from any payment made by the payor hereunder is required in respect of any Taxes, then such payor shall:

                           (a)  pay directly to the relevant authority the full
amount required to be so withheld or deducted;

                           (b)  promptly forward to the Agent an official
receipt or other documentation satisfactory to the Agent evidencing such payment to such authority; and

                           (c)  pay to the recipient such additional amount or
amounts as is necessary to ensure that the net amount actually received by the recipient will equal the full amount such recipient would have received had no such withholding or deduction been required.

                  Moreover, if any Taxes are directly asserted against any recipient with respect to any payment received by such recipient hereunder, the recipient may pay such Taxes and the payor will promptly pay such additional amounts (including any penalties, interest or expenses) as shall be necessary in order that the net amount received by the recipient after the payment of such Taxes (including any Taxes on such additional amount) shall equal the amount such recipient would have received had such Taxes not been asserted.

                  If the payor fails to pay any Taxes when due to the appropriate taxing authority or fails to remit to the recipient the required receipts or other required documentary evidence, the payor shall indemnify the recipient for any incremental Taxes, interest, or penalties that may become payable by any recipient as a result of any such failure.

                  Section 8.4 Other Costs, Expenses and Related Matters. (a) The Debtor agrees, upon receipt of a written invoice, to pay or cause to be paid, and to save


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
the Company, the Bank Investors and the Agent harmless against liability for the payment of, all reasonable out-of-pocket expenses (including, without limitation, reasonable attorneys', accountants' and other third parties' fees and expenses, any filing fees and expenses incurred by officers or employees of the Company, the Bank Investors and/or the Agent) or intangible, documentary or recording taxes incurred by or on behalf of the Company, any Bank Investor and the Agent (i) in connection with the negotiation, execution, delivery and preparation of this Agreement, the other Transaction Documents and any documents or instruments delivered pursuant hereto and thereto and the transactions contemplated hereby or thereby (including, without limitation, the perfection or protection of the security interest in the Affected Assets) (in the case of this clause (i), such attorneys' fees and expenses incurred by or on behalf of the Agent, the Company or the Bank Investors shall be limited to those of Skadden, Arps, Slate, Meagher & Flom LLP) and (ii) from time to time (a) relating to any amendments, waivers or consents under this Agreement and the other Transaction Documents, (b) arising in connection with the Company's, any Bank Investor's, the Agent's or the Collateral Agent's enforcement or preservation of rights (including, without limitation, the perfection and protection of the security interest in the Affected Assets under this Agreement), or (c) arising in connection with any audit, dispute, disagreement, litigation or preparation for litigation involving this Agreement or any of the other Transaction Documents, except to the extent resulting from the gross negligence or willful misconduct of the Company, such Bank Investor or the Agent (all of such amounts, collectively, "Transaction Costs").

                           (b)  The Debtor shall pay the Agent, for
the account of the Company and the Bank Investors, as applicable, on demand any Early Collection Fee due on account of the receipt by the Company or any Bank Investor of any amounts applied in reduction of the Net Investment on any day other than a Remittance Date or the last day of any applicable funding period (in the case of any LIBOR-based funding).



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



                                   ARTICLE IX

                           THE AGENT; BANK COMMITMENT

                  Section 9.1 Authorization and Action. The Company and each Bank Investor hereby irrevocably appoints and authorizes the Agent to act as its agent under this Agreement and the other Transaction Documents with such powers and discretion as are specifically delegated to the Agent by the terms of this Agreement and the other Transaction Documents, together with such other powers as are reasonably incidental thereto. The Agent (which term as used in this sentence and in Section 9.5 and the first sentence of Section 9.6 hereof shall include its affiliates and its own and its affiliates' officers, directors, employees, and agents): (a) shall not have any duties or responsibilities except those expressly set forth in this Agreement and shall not be a trustee or fiduciary for the Company or any Bank Investor; (b) shall not be responsible to the Company or any Bank Investor for any recital, statement, representation, or warranty (whether written or oral) made in or in connection with any Transaction Document or any certificate or other document referred to or provided for in, or received by any of them under, any Transaction Document, or for the value, validity, effectiveness, genuineness, enforceability, or sufficiency of any Transaction Document, or any other document referred to or provided for therein or for any failure by any of the Debtor, the Designated Sellers or the Servicer or any other Person to perform any of its obligations thereunder; (c) shall not be responsible for or have any duty to ascertain, inquire into, or verify the performance or observance of any covenants or agreements by either the Debtor, the Designated Sellers or the Servicer or the satisfaction of any condition or to inspect the property (including the books and records) of any of the Debtor, the Designated Sellers or the Servicer or any of their Subsidiaries or affiliates; (d) shall not be required to initiate or conduct any litigation or collection proceedings under any Transaction Document; and (e) shall not be responsible for any action taken or omitted to be taken by it under or in connection with any Transaction Document, except for its own gross negligence or willful misconduct. The Agent may employ agents and attorneys-in-fact and shall not be responsible for the

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

negligence or misconduct of any such agents or attorneys-in-fact selected by it with reasonable care.

                  Section 9.2 Agent's Reliance, Etc. The Agent shall be entitled to rely upon any certification, notice, instrument, writing, or other communication (including, without limitation, any thereof by telephone or telecopy) believed by it to be genuine and correct and to have been signed, sent or made by or on behalf of the proper Person or Persons, and upon advice and statements of legal counsel (including counsel for any of the Debtor, the Designated Sellers or the Servicer), independent accountants, and other experts selected by the Agent. As to any matters not expressly provided for by this Agreement, the Agent shall not be required to exercise any discretion or take any action, but shall be required to act or to refrain from acting (and shall be fully protected in so acting or refraining from acting) upon the instructions of the Majority Investors, and such instructions shall be binding on the Company and all of the Bank Investors; provided, however, that the Agent shall not be required to take any action that exposes the Agent to personal liability or that is contrary to any Transaction Document or applicable law or unless it shall first be indemnified to its satisfaction by the Bank Investors against any and all liability and expense which may be incurred by it by reason of taking any such action.

                  Section 9.3 Termination Events. The Agent shall not be deemed to have knowledge or notice of the occurrence of a Potential Termination Event or a Termination Event unless the Agent has received written notice from a Bank Investor or the Company specifying such Potential Termination Event or Termination Event and stating that such notice is a "Notice of Termination Event". In the event that the Agent receives such a notice of the occurrence of a Potential Termination Event or Termination Event, the Agent shall give prompt notice thereof to the Bank Investors. The Agent shall (subject to Section 9.2 hereof) take such action with respect to such Potential Termination Event or Termination Event as shall reasonably be directed by the Majority Investors, provided that, unless and until the Agent shall have received such directions, the Agent may (but shall not be obligated to) take such action, or refrain from taking such action, with respect to such Potential Termination Event or Termination



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

Event as it shall deem advisable in the best interest of the Company and the Bank Investors.

                  Section 9.4 Rights as Bank Investor. With respect to its Commitment, NationsBank (and any successor acting as Agent) in its capacity as a Bank Investor hereunder shall have the same rights and powers hereunder as any other Bank Investor and may exercise the same as though it were not acting as the Agent, and the term "Bank Investor" or "Bank Investors" shall, unless the context otherwise indicates, include the Agent in its individual capacity. NationsBank (and any successor acting as Agent) and its affiliates may (without having to account therefor to the Company or any Bank Investor) accept deposits from, lend money to, make investments in, provide services to, and generally engage in any kind of lending, trust, or other business with any of the Debtor, the Designated Sellers and the Servicer or any of their Subsidiaries or affiliates as if it were not acting as Agent, and NationsBank (and any successor acting as Agent) and its affiliates may accept fees and other consideration from any of the Debtor, the Designated Sellers and the Servicer or any of their Subsidiaries or affiliates for services in connection with this Agreement or otherwise without having to account for the same to the Company or any Bank Investor.

                  Section 9.5 Indemnification of the Agent. The Bank Investors agree to indemnify the Agent (to the extent not reimbursed by the Debtor), ratably in accordance with their Pro Rata Shares, from and against any and all liabilities, obligations, losses, damages, penal ties, actions, judgments, suits, costs, expenses (including attorneys' fees), or disbursements of any kind or nature whatsoever which may be imposed on, incurred by, or asserted against the Agent (including by the Company or any Bank Investor) in any way relating to or arising out of this Agreement or any other Transaction Document or the transactions contemplated thereby or any action taken or omitted by the Agent under this Agreement or any other Transaction Document, provided that no Bank Investors shall be liable for any of the foregoing to the extent they arise from the gross negligence or willful misconduct of the Person indemnified. Without limitation of the foregoing, the Bank Investors agree to reimburse the Agent, ratably in accordance with their Pro Rata Shares, promptly upon demand for any out-of-pocket


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

expenses (including attorneys' fees) incurred by the Agent in connection with the administration, modification, amendment or enforcement (whether through negotiations, legal proceedings or otherwise) of, or legal advice in respect of rights or responsibilities under, this Agreement and the other Transaction Documents, to the extent that such expenses are incurred in the interests of or otherwise in respect of the Bank Investors hereunder and/or thereunder and to the extent that the Agent is not reimbursed for such expenses by the Debtor. The agreements contained in this Section shall survive payment in full of the Net Investment and all other amounts payable under this Agreement.

                  Section 9.6 Non-Reliance. The Company and each Bank Investor agrees that it has, independently and without reliance on the Agent or the Company or any Bank Investor, and based on such documents and information as it has deemed appropriate, made its own credit analysis of the Debtor, the Designated Sellers and the Servicer and their Subsidiaries and decision to enter into this Agreement and that it will, independently and without reliance upon the Agent, the Company or any Bank Investor, and based on such documents and information as it shall deem appropriate at the time, continue to make its own analysis and decisions in taking or not taking action under the Transaction Documents. Except for notices, reports, and other documents and information expressly required to be furnished to the Company and the Bank Investors by the Agent hereunder, the Agent shall not have any duty or responsibility to provide any Lender with any credit or other information concerning the affairs, financial condition, or business of any of the Debtor, the Designated Sellers or the Servicer or any of their Subsidiaries or affiliates that may come into the possession of the Agent or any of its affiliates.

                  Section 9.7 Resignation of Agent. The Agent may resign at any time by giving notice thereof to the Company, the Bank Investors and the Debtor. Upon any such resignation, the Majority Investors shall have the right to appoint a successor Agent. If no successor Agent shall have been so appointed by the Majority Investors and shall have accepted such appointment within thirty
(30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Company and the Bank Investors, appoint a


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successor Agent which shall be a commercial bank organized under the laws of the
United States of America having combined capital and surplus of at least $100,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor, such successor shall thereupon succeed to and become vested with all the rights, powers, discretion, privileges, and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. After any retiring Agent's resignation hereunder as Agent, the provisions of this Article IX shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent.

                  Section 9.8 Payments by the Agent. Unless specifically allocated to a Bank Investor pursuant to the terms of this Agreement, all amounts received by the Agent on behalf of the Bank Investors shall be paid by the Agent to the Bank Investors (at their respective accounts specified in their respective Assignment and Assumption Agreements) in accordance with their respective related pro rata interests in the Net Investment on the Business Day received by the Agent, unless such amounts are received after 12:00 noon on such Business Day, in which case the Agent shall use its reasonable efforts to pay such amounts to the Bank Investors on such Business Day, but, in any event, shall pay such amounts to the Bank Investors in accordance with their respective related pro rata interests in the Net Investment not later than the following Business Day.

                  Section 9.9  Bank Commitment; Assignment to Bank Investors.

                           (a)  Bank Commitment.  At any time on or prior to the
Commitment Termination Date, in the event that the Company does not effect an Advance as requested under Section 2.2(a), then at any time, the Debtor shall have the right to require the Company to assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9. In addition, at any time on or prior to the Commitment Termination Date (i) upon the occurrence of a Termination Event that results in the Termination Date or
(ii) the Company elects to give notice to the Debtor of a Company Termination Date, the Debtor hereby requests and directs


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

that the Company assign its interest in the Net Investment in whole to the Bank Investors pursuant to this Section 9.9 and the Debtor hereby agrees to pay the amounts described in Section 9.9(d) below. Provided that the Net Asset Test is satisfied, upon any such election by the Company or any such request by the Debtor, the Company shall make such assignment and the Bank Investors shall accept such assignment and shall assume all of the Company's obligations hereunder. In connection with any assignment from the Company to the Bank Investors pursuant to this Section 9.9, each Bank Investor shall, on the date of such assignment, pay to the Company an amount equal to its Assignment Amount. Upon any assignment by the Company to the Bank Investors contemplated hereunder, the Company shall cease to make any additional Advances hereunder.

                           (b)  Assignment.  No Bank Investor may
assign all or a portion of its interests in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and its rights and obligations hereunder to any Person unless approved in writing by the Debtor, the Administrative Agent, on behalf of the Company, and the Agent. In the case of an assignment by the Company to the Bank Investors or by a Bank Investor to another Person, the assignor shall deliver to the assignee(s) an Assignment and Assumption Agreement in substantially the form of Exhibit G attached hereto, duly executed, assigning to the assignee a pro rata interest in the Net Investment, the Receivables, and Collections, Related Security and Proceeds with respect thereto and the assignor's rights and obligations hereunder and the assignor shall promptly execute and deliver all further instruments and documents, and take all further action, that the assignee may reasonably request, in order to protect, or more fully evidence the assignee's right, title and interest in and to such interest and to enable the Agent, on behalf of such assignee, to exercise or enforce any rights hereunder and under the


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other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. Upon any such assignment, (i) the assignee shall have all of the rights and obligations of the assignor hereunder and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party (it being understood that the Bank Investors, as assignees, shall (x) be obligated to fund Advances under Section 2.2(a) in accordance with the terms thereof, notwithstanding that the Company was not so obligated and (y) not have the right to elect the commencement of the amortization of the Net Investment pursuant to the definition of "Company Termination Date", notwithstanding that the Company had such right) and (ii) the assignor shall relinquish its rights with respect to such interest for all purposes of this Agreement and under the other Transaction Documents to which such assignor is or, immediately prior to such assignment, was a party. No such assignment shall be effective unless a fully executed copy of the related Assignment and Assumption Agreement shall be delivered to the Agent and the Debtor. NationsBank, as the initial Bank Investor, agrees that it shall not assign or syndicate any portion of its Commitment unless requested to do so by the Debtor. If NationsBank is requested by the Debtor to assign or syndicate any portion of its Commitment, all costs and expenses of the Agent and NationsBank incurred in connection with such assignment or syndication shall be borne by the Debtor; otherwise all costs and expenses of the Agent and NationsBank incurred in connection with an assignment or syndication of any portion of NationsBank's Commitment hereunder shall be borne by NationsBank. No Bank Investor shall assign any portion of its Commitment hereunder without also simultaneously assigning an equal portion of its interest in the Liquidity Provider Agreement.

                           (c)  Effects of Assignment.  By executing
and delivering an Assignment and Assumption Agreement, the assignor and assignee thereunder confirm to and agree with each other and the other parties hereto as follows: (i) other than as provided in such Assignment and Assumption
Agreement, the assignor makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto or thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value or this Agreement, the other Transaction Documents or any such

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

other instrument or document; (ii) the assignor makes no representation or warranty and assumes no responsibility with respect to the financial condition of the Debtor, any Designated Seller or the Servicer or the performance or observance by the Debtor, any Designated Seller or the Servicer of any of their respective obligations under this Agreement, the other Transaction Documents or any other instrument or document furnished pursuant hereto; (iii) such assignee confirms that it has received a copy of this Agreement, the Receivables Purchase Agreement and such other instruments, documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into such Assignment and Assumption Agreement and to purchase such interest;
(iv) such assignee will, independently and without reliance upon the Agent, or any of its Affiliates, or the assignor and based on such agreements, documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under this Agreement and the other Transaction Documents; (v) such assignee appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers under this Agreement, the other Transaction Documents and any other instrument or document furnished pursuant hereto or thereto as are delegated to the Agent by the terms hereof or thereof, together with such powers as are reasonably incidental thereto and to enforce its respective rights and interests in and under this Agreement, the other Transaction Documents, the Receivables, the Accounts and the Related Security; (vi) such assignee agrees that it will perform in accordance with their terms all of the obligations which by the terms of this Agreement and the other Transaction Documents are required to be performed by it as the assignee of the assignor; and (vii) such assignee agrees that it will not institute against the Company any proceeding of the type referred to in Section 10.9 prior to the date which is one year and one day after the payment in full of all Commercial Paper issued by the Company.

                           (d)  Debtor's Obligation to Pay Certain Amounts;
Additional Assignment Amount. The Debtor shall pay to the Agent, for the account of the Company, in connection with any assignment by the Company to the Bank Investors pursuant to this Section 9.9, an aggregate amount equal to all Carrying Costs to accrue through the end of each outstanding funding period plus all other Aggregate Unpaids (other than the Net Investment). To the extent that such Carrying Costs relate to interest or discount on Commercial Paper issued to fund the Net Investment, if the Debtor fails to make payment of such amounts at or prior to the time of assignment by the Company to the Bank Investors, such amount shall be paid by the Bank Investors (in accordance with their respective Pro Rata Shares) to the Company as additional consideration for the interests assigned to the Bank Investors and the amount of the "Net Investment" hereunder held by the Bank Investors shall be increased by an amount equal to the additional amount so paid by the Bank Investors.

                           (e)  Administration of Agreement After Assignment.
After any assignment by the Company to the Bank Investors pursuant to this
Section 9.9 (and the payment of all amounts owing to the Company in connection therewith), all rights of the Administrative Agent and the Collateral Agent set forth herein shall be deemed to be afforded to the Agent on behalf of the Bank Investors instead of either such party.

                           (f)  Payments.  After any assignment by the Company
to the Bank Investors pursuant to this Section 9.9, all payments to be made hereunder by the Debtor or the Servicer to the Bank Investors shall be made to the Agent's account as such account shall have been notified to the Debtor and the Servicer.

                           (g)  Downgrade of Bank Investor.  If at any time
prior to any assignment by the Company to the Bank Investors as contemplated pursuant to this Section 9.9, the short term debt rating of any Bank Investor shall be "A-2" or "P-2" from Standard & Poor's or Moody's, respectively, with negative credit implications, such Bank Investor, upon request of the Agent, shall, within 30 days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). If the short term debt rating of a Bank Investor shall be "A-3" or "P-3", or lower, from Standard & Poor's or Moody's, respectively (or such rating shall have been withdrawn by Standard &

Poor's or Moody's), such Bank Investor, upon request of the Agent, shall, within five (5) Business Days of such request, assign its rights and obligations hereunder to another financial institution (which institution's short term debt shall be rated at least "A-2" and "P-2" from Standard & Poor's and Moody's, respectively, and which shall not be so rated with negative credit implications). In either such case, if any such Bank Investor shall not have assigned its rights and obligations under this Agreement within the applicable time period described above, the Company shall have the right to require such Bank Investor to accept the assignment of such Bank Investor's Pro Rata Share of the Net Investment; such assignment shall occur in accordance with the applicable provisions of this Section 9.9. Such Bank Investor shall be obligated to pay to the Company, in connection with such assignment, in addition to the Pro Rata Share of the Net Investment, an amount equal to the interest component of the outstanding Commercial Paper issued to fund the portion of the Net Investment being assigned to such Bank Investor, as reasonably determined by the Agent. Not withstanding anything contained herein to the contrary, upon any such assignment to a downgraded Bank Investor as contemplated pursuant to the immediately preceding sentence, the aggregate available amount of the Facility Limit, solely as it relates to new Advances by the Company, shall be reduced by the amount of unused Commitment of such downgraded Bank Investor; it being understood and agreed, that nothing in this sentence or the two preceding sentences shall affect or diminish in any way any such downgraded Bank Investor's Commitment to the Debtor or such downgraded Bank Investor's other obligations and liabilities hereunder and under the other Transaction Documents.

                           (h)  Replacement of Bank Investor.  (i)
In the event:


         (v) a Bank Investor (other than NationsBank) fails to make its share of any Advance available on the applicable Advance Date therefor,

         (w) a Bank Investor (other than NationsBank) notifies the Agent pursuant to Section 2.3(e)(ii) hereof that it is unable to obtain matching deposits in the London


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
                           interbank market to fund an Advance or that the Adjusted LIBOR Rate applicable to such Advance will not adequately reflect its costs,

         (x) a Bank Investor (other than NationsBank) shall be subject to the circumstances described in Section 2.3(e)(iii) hereof,

         (y) a Bank Investor (other than NationsBank) shall make a claim for compensation pursuant to Section 8.2 hereof, or

         (z) a Bank Investor (other than NationsBank) shall not agree pursuant to Section 10.2 to any amendment or waiver requested by the Debtor,

the Debtor shall have the right, in any such case, not withstanding any provision to the contrary herein, to replace such Bank Investor with another financial institution reasonably acceptable to the Company (unless it shall have previously assigned in full its interest in the Net Investment to the Bank Investors), and the Agent (and which shall have a rating of at least "A-1" and "P-1" as to its short term debt), by giving three Business Days' prior written notice to the Agent and such Bank Investor.

                  (ii) In the event of a request by the Debtor to replace a Bank Investor under Section 9.9(h)(i), such Bank Investor agrees:

         (x) to assign all of its rights and delegates all of its obligations hereunder to a financial institution selected by the Borrower and reasonably acceptable to the Company (unless it shall have previously assigned in full its interest in the Net Investment to the Bank Investors), and the Agent (and which shall have a rating of at least "A-1" and "P-1" as to its short term debt), upon payment to such Bank Investor of the amount of such Bank Investor's outstanding advances in respect of the Net Investment, together with any accrued and unpaid interest thereon, all accrued and unpaid commitment fee owing to such Bank Investor and all other amounts owing to such Bank Investor hereunder, and

         (y) to execute and deliver an Assignment and Assumption Agreement and such documentation as is necessary to assign to such replacement financial institution such Bank Investor's rights and obligations under the Liquidity Support Agreement and such other documents evidencing such assignment as shall be necessary or reason ably requested by the Debtor or the Agent.




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



                                    ARTICLE X

                                  MISCELLANEOUS


                  Section 10.1 Term of Agreement. This Agreement shall terminate on the date following the Termination Date upon which the Net Investment and all other Aggregate Unpaids have been paid in full, in each case, in cash; provided, however, that (i) the indemnification and payment provisions of Article VIII, and (ii) the agreement set forth in Section 10.9 hereof, shall be continuing and shall survive any termination of this Agreement.

                  Section 10.2 Waivers; Amendments. (a) No failure or delay on the part of the Agent, the Company, the Administrative Agent or any Bank Investor in exercising any power, right or remedy under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any such power, right or remedy preclude any other further exercise thereof or the exercise of any other power, right or remedy. The rights and remedies herein provided shall be cumulative and nonexclusive of any rights or remedies provided by law.

                  (b) Any provision of this Agreement or any other Transaction Document may be amended or waived if, but only if, such amendment or waiver is in writing and is signed by the Debtor, the Servicer, the Company and the Majority Investors (and, if Article IX or the rights or duties of the Agent are affected thereby, by the Agent); provided that no such amendment or waiver shall, unless signed by each Bank Investor directly affected thereby, (i) increase the Commitment of a Bank Investor, (ii) reduce the Net Investment or rate of interest to accrue thereon or any fees or other amounts payable hereunder, (iii) postpone any date fixed for the payment of any scheduled distribution in respect of the Net Investment or interest with respect thereto or any fees or other amounts payable hereunder or for termination of any Commitment, (iv) change the percentage of the Commitments or the number of Bank Investors, which shall be required for the Bank Investors or any of them to take any action under this Section or any other provision of this Agreement, (v) release all or substantially all of the property with respect to which a security interest therein has been granted hereunder to the Agent, for the benefit of the Company and the Bank Investors, the Bank Investors or (vi) extend or permit the extension of the Commitment Termination Date. In the event the Agent requests the Company's or a Bank Investor's consent pursuant to the foregoing provisions and the Agent does not receive a consent (either positive or negative) from the Company or such Bank Investor within 10 Business Days of the Company's or Bank Investor's receipt of such request, then the Company or such Bank Investor (and its percentage interest hereunder) shall be disregarded in determining whether the Agent shall have obtained sufficient consent hereunder.

                  (c) The Agent and the Company acknowledge that the Debtor may request a future amendment to this Agreement which would allow for the addition of either another debtor or another Designated Seller.

                  Section 10.3 Notices. Except as provided below, all communications and notices provided for here under shall be in writing (including telecopy or electronic facsimile transmission or similar writing) and shall be given to the other party at its address or telecopy number set forth below or at such other address or telecopy number as such party may hereafter specify for the purposes of notice to such party. Each such notice or other communication shall be effective (i) if given by telecopy, when such telecopy is transmitted to the telecopy number specified in this Section 10.3 and confirmation is received, (ii) if given by mail three (3) Business Days following such posting, postage prepaid, U.S. certified or registered, (iii) if given by overnight courier, one (1) Business Day after deposit thereof with a national overnight courier service, or (iv) if given by any other means, when received at the address specified in this Section 10.3. However, anything in this Section to the contrary notwithstanding, the Debtor hereby authorizes the Company to effect Advances and funding period selections based on telephonic notices made by any Person which the Company in good faith believes to be acting on behalf of the Debtor. The Debtor agrees to deliver promptly to the Company a written confirmation of each telephonic notice signed by an authorized representative of Debtor. However, the absence of such confirmation shall not affect the validity of such notice. If the written confirmation differs in any material respect from the action taken by the Company, the records of the Company shall govern absent manifest error.

                  If to the Company:

                           Enterprise Funding Corporation
                           c/o Merrill Lynch Money Market, Inc.
                           World Financial Center
                           South Tower, 8th Floor
                           225 Liberty Street
                           New York, New York  10080
                           Telephone:  (212) 236-7200
                           Telecopy:   (212) 236-7584

                           (with a copy to the Administrative Agent)

                           Payment Information:
                           Bankers Trust Company as depository for
                             Enterprise Funding Corporation
                           ABA 021-001-033
                           Account Number: 00362917
                           Ref: Enterprise Funding/Belk
                           Attn: Neil Wechsler

                  If to the Debtor:

                           Belk, Inc.
                           2801 West Tyvola Road
                           Charlotte, North Carolina 28217
                           Telephone:  (704) 357-1064, ext: 4273
                           Telecopy:   (704) 357-0711
                           Attn:  Terry Scott

                           Payment Information:
                           Wachovia Bank, N.A.
                           ABA 053-100-494
                           For the Account of: Belk, Inc.
                           Account Number: 1869-007808

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

                  If to Belk Center

                           The Belk Center, Inc.
                           2801 West Tyvola Road
                           Charlotte, North Carolina 28217
                           Telephone:  (704) 357-1064, extension 7000
                           Telecopy:   (704) 357-1861
                           Attn:  Oakley Orser

                  If to the Collateral Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attn:  Michelle M. Heath-- NC1-007-10-07
                               Structured Finance
                            Telephone: (704) 386-7922
                            Telecopy:  (704) 388-9169

                  If to the Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attn:  Michelle M. Heath-- NC1-007-10-07
                               Structured Finance
                            Telephone: (704) 386-7922
                            Telecopy:  (704) 388-9169

                           Payment Information:
                           NationsBank, N.A.
                           ABA 053-000-196
                           For the Account of: Global Investment Bank
                             Operations
                           Account No. 1093601650000
                           Attn.: Camille Zerbinos

                  If to the Administrative Agent:

                           NationsBank, N.A.
                           NationsBank Corporate Center
                           100 North Tryon Street
                           Charlotte, North Carolina  28255
                           Attn:  Michelle M. Heath -- NC1-007-10-07
                  Structured Finance
                           Telephone:  (704) 386-7922
                           Telecopy:   (704) 388-9169

                  If to the Bank Investors, at their respective addresses set forth on the signature pages hereto or of the Assignment and Assumption Agreement pursuant to which it became a party hereto.

                  Section 10.4 Governing Law; Submission to Jurisdiction; Integration.

                           (a)  THIS AGREEMENT SHALL BE GOVERNED BY
AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK. THE DEBTOR HEREBY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE UNITED STATES DISTRICT COURT FOR THE WESTERN DISTRICT OF NORTH CAROLINA AND OF ANY NORTH CAROLINA STATE COURT SITTING IN MECKLENBURG COUNTY, NORTH CAROLINA FOR PURPOSES OF ALL LEGAL PROCEEDINGS ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. The Debtor hereby irrevocably waives, to the fullest extent it may effectively do so, any objection which it may now or hereafter have to the laying of the venue of any such proceeding brought in such a court and any claim that any such proceeding brought in such a court has been brought in an inconvenient forum. Nothing in this Section 10.4 shall affect the right of the Company to bring any action or proceeding against the Debtor or its property in the courts of other jurisdictions.

                           (b)  This Agreement contains the final and
complete integration of all prior expressions by the parties hereto with respect to the subject matter hereof and shall constitute the entire Agreement among the parties hereto with respect to the subject matter hereof superseding all prior oral or written understandings.

                           (c)  The Debtor and each Designated Seller
hereby appoints Luther T. Moore as the authorized agent upon whom process may be served in any action arising out of or based upon this Agreement, the other Transaction Documents to which such person is a party or the transactions contemplated hereby or thereby that may be instituted in the United States District Court for the Western District of North Carolina and of any North Carolina State court sitting in Mecklenburg County, North

Carolina by the Company, the Agent, any Bank Investor, the Collateral Agent or any assignee of any of them.

                  Section 10.5 Severability; Counterparts. This Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same Agreement. Any provisions of this Agreement which are prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction.

                  Section 10.6 Successors and Assigns. This Agreement shall be binding on the parties hereto and their respective successors and assigns; provided, how ever, that neither the Debtor nor any Designated Seller may assign any of its rights or delegate any of its duties hereunder or under any of the other Transaction Documents to which it is a party without the prior writ ten consent of the Agent. No provision of this Agreement shall in any manner restrict the ability of the Company to assign, participate, grant security interests in, or otherwise transfer any portion of its interest in the Note or its rights and/or obligations hereunder to a Bank Investor in accordance with the terms hereof, a Liquidity Provider, a Credit Support Provider or the Collateral Agent. No Bank Investor may assign, participate, grant a security interest in or otherwise transfer any of its rights and/or obligations hereunder or any portion of its interest in the Note without the prior written consent of the Debtor, such consent not to be unreasonably withheld.

                         (a) Each of the Debtor and each
Designated Seller hereby agrees and consents to the assignment by the Company from time to time of all or any part of its rights under, interest in and title to this Agreement and in the Note to any Liquidity Provider. In addition, each of the Debtor and each Designated Seller hereby consents to and acknowledges the assignment by the

Company of all of its rights under, interest in and title to this Agreement and the Note to the Collateral Agent.

                  Section 10.7 Confidentiality Agreement Company, Agent, Administrative Agent, Collateral Agent, Liquidity Providers and Bank Investors. Each of the Company, the Agent, the Administrative Agent, the Collateral Agent, each Liquidity Provider and each Bank Investor hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Debtor, any Subsidiary of the Debtor, any Designated Seller or the Servicer, to any other Person except (i) NationsBank (and any affiliate thereof), any Credit Support Provider, any potential Bank Investor or potential Liquidity Support Provider or Credit Support Provider, or such disclosing party's auditors and attorneys, employees or financial advisors and any nationally recognized rating agency; provided such entities, auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information and agree not to disclose it to any other Person, or (ii) as otherwise required by applicable law or order of a court of competent jurisdiction or other Governmental Authority.

                  Section 10.8 Confidentiality Agreement. Each of the Debtor and each Designated Seller hereby agrees that it will not disclose the contents of this Agreement or any other proprietary or confidential information of the Company, the Agent, the Administrative Agent, the Collateral Agent, any Credit Support Provider, any Liquidity Provider or any Bank Investor to any other Person except (i) its auditors and attorneys, employees or financial advisors (other than any commercial bank) and any nationally recognized rating agency, provided such auditors, attorneys, employees, financial advisors or rating agencies are informed of the highly confidential nature of such information and agree not to disclose it to any other Person or (ii) as otherwise required by applicable law, order of a court of competent jurisdiction or other Governmental Authority.

                  Section 10.9 No Bankruptcy Petition Against the Company. Each of the Debtor, the Agent, each Designated Seller and each Bank Investor hereby covenants and agrees that, prior to the date which is one year and one day after the payment in full of all outstanding

Commercial Paper or other indebtedness of the Company, it will not institute against, or join any other Person in instituting against, the Company any bankruptcy, reorganization, arrangement, insolvency or liquidation proceedings or other similar proceeding under the laws of the United States or any state of the United States.

                  Section 10.10 No Recourse Against Stockholders, Officers or Directors. Notwithstanding anything to the contrary contained in this Agreement, the obligations of the Company under this Agreement and all other Transaction Documents are solely the corporate obligations of the Company and shall be payable solely from the assets of the Company in excess of funds necessary to pay matured and maturing Commercial Paper. No recourse under any obligation, covenant or agreement of the Company contained in this Agreement shall be had against Merrill Lynch Money Markets Inc. (or any affiliate thereof), or any stockholder, officer or director of the Company, as such, by the enforcement of any assessment or by any legal or equitable proceeding, by virtue of any statute or otherwise; it being expressly agreed and understood that this Agreement is solely a corporate obligation of the Company, and that no personal liability whatsoever shall attach to or be incurred by Merrill Lynch Money Markets Inc. (or any affiliate thereof), or the stock holders, officers or directors of the Company, as such, or any of them, under or by reason of any of the obligations, covenants or agreements of the Company contained in this Agreement, or implied therefrom, and that any and all personal liability for breaches by the Company of any of such obligations, covenants or agreements, either at common law or at equity, or by statute or constitution, of Merrill Lynch Money Markets Inc. (or any affiliate thereof) and every such stockholder, officer or director of the Company is hereby expressly waived as a condition of and consideration for the execution of this Agreement.

[THE REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  IN WITNESS WHEREOF, the parties hereto have executed and delivered this Note Purchase and Security Agreement as of the date first written above.

                                     ENTERPRISE FUNDING CORPORATION,
                                     as Company


                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     BELK, INC.,
                                       as Debtor

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:


                                     THE BELK CENTER, INC.,
                                     as Servicer

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:



Commitment                           NATIONSBANK, N.A., as Agent
$300,000,000                           and a Bank Investor

                                     By:
                                        ---------------------------------------
                                        Name:
                                        Title:

                                                                       Exhibit A


                           Forms of Account Agreement

                                                                       Exhibit B


                   Credit Guidelines and Collection Guidelines

                        Provided separately to the Agent

                                                                       Exhibit C

                             Servicer Account Banks

NationsBank, N.A.
901 Main Street
Dallas, Texas 75202

                                                                       Exhibit D

                       Form of Servicer Account Agreement


[Name and Address
  of Servicer Account Bank]


         Re:  [SERVICER]
              Servicer Account
              No[s]. ___________

Ladies and Gentlemen:

                  [SERVICER] ("SERVICER") hereby notifies you that in connection with certain transactions involving accounts receivable originated under credit accounts of the Debtor or a Designated Seller, it has transferred exclusive ownership and dominion of its account no[s]. __________ maintained with you (collectively the "Accounts") to NationsBank, N.A., as agent (the "Agent"), and that SERVICER will transfer exclusive control of the Accounts to the Agent effective upon delivery to you of the Notice of Effectiveness (as hereinafter defined).

                  In furtherance of the foregoing, SERVICER and the Agent hereby instruct you, beginning on the date of your receipt of the Notice of
Effectiveness: (i) to collect the monies, checks, instruments and other items of payment mailed to the Accounts; (ii) to deposit into the Accounts all such monies, checks, instruments and other items of payment or all funds collected with respect thereto (unless otherwise instructed by the Agent); and (iii) to transfer all funds deposited and collected in the Accounts pursuant to instructions given to you by the Agent from time to time.

                  You are hereby further instructed: (i) unless and until the Agent notifies you to the contrary at any time after your receipt of the Notice of Effectiveness, to make such transfers from the Accounts at such times and in such manner as SERVICER, in its capacity as servicer for the Agent, shall from time to time instruct to the extent such instructions are not inconsistent with the instructions set forth herein, and (ii) to permit SERVICER (in its capacity as servicer for the Agent) and the Agent to obtain upon request any information relating to the Accounts, including, without limitation, any information regarding the balance or activity of the Accounts.

                  SERVICER also hereby notifies you that, beginning on the date of your receipt of the Notice of Effectiveness and notwithstanding anything herein or elsewhere to the contrary, the Agent, and not SERVICER, shall be irrevocably entitled to exercise any and all rights in respect of or in connection with the Accounts, including, without limitation, the right to specify when payments are to be made out of or in connection with the Accounts. The Agent has a continuing interest in all of the checks and their proceeds and all monies and earnings, if any, thereon in the Accounts, and you shall be the Agent's agent for the purpose of holding and collecting such property. The monies, checks, instruments and other items of payment mailed to, and funds deposited to, the Accounts will not be subject to deduction, set-off, banker's lien, or any other right in favor of any person other than the Agent (except that you may set off (i) all amounts due to you in respect of your customary fees and expenses for the routine maintenance and operation of the Accounts, and
(ii) the face amount of any checks which have been credited to the Accounts but are subsequently returned unpaid because of uncollected or insufficient funds).

                  This Agreement may not be terminated at any time by SERVICER or you without the prior written consent of the Agent. Neither this Agreement nor any provision hereof may be changed, amended, modified or waived orally but only by an instrument in writing signed by the Agent and SERVICER.

                  You shall not assign or transfer your rights or obligations hereunder (other than to the Agent) without the prior written consent of the Agent and SERVICER. Subject to the preceding sentence, this Agreement shall be binding upon each of the parties hereto and their respective successors and assigns, and shall inure to the benefit of, and be enforceable by, the Agent, each of the parties hereto and their respective successors and assigns.

                  You hereby represent that the person signing this Agreement on your behalf is duly authorized by you to so sign.

                  You agree to give the Agent and SERVICER prompt notice if the Accounts become subject to any writ, garnishment, judgment, warrant of attachment, execution or similar process.

                  Any notice, demand or other communication required or permitted to be given hereunder shall be in writing and may be personally served or sent by facsimile or by courier service or by United States mail and shall be deemed to have been delivered when delivered in person or by courier service or by facsimile or three (3) Business Days after deposit in the United States mail (registered or certified, with postage prepaid and properly addressed). For the purposes hereof, (i) the addresses of the parties hereto shall be as set forth below each party's name below, or, as to each party, at such other address as may be designated by such party in a written notice to the other party and the Agent and (ii) the address of the Agent shall be NationsBank, N.A., NationsBank Corporate Center, 10th Floor, Charlotte, North Carolina 28255, Attention:
Michelle M. Heath, Investment Banking, or at such other address as may be designated by the Agent in a written notice to each of the parties hereto.

                  Please agree to the terms of, and acknowledge receipt of, this notice by signing in the space provided below.

                  The transfer of control of the Accounts, referred to in the first paragraph of this letter, shall become effective upon delivery to you of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".

                                            Very truly yours,

                                            [SERVICER]


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------



                                            Attention:
                                                      -------------------------
                                            Facsimile No.:
                                                          ---------------------

ACKNOWLEDGED AND AGREED:

[NAME OF SERVICER ACCOUNT BANK]


By:
   ----------------------------
Title:
      -------------------------
Date:
     --------------------------



[Address]
Attention:
          ---------------------
Facsimile No.:
              -----------------

                                     ANNEX 1

                          TO SERVICER ACCOUNT AGREEMENT

                        [FORM OF NOTICE OF EFFECTIVENESS]


                                                    DATED: ______________, 199_

TO:   [Name of Servicer Account Bank]
      [Address]
ATTN: ______________________

  Re:  Servicer Account No[s]._______

Ladies and Gentlemen:

                  We hereby give you notice that the transfer of control of the above-referenced Servicer Account[s], as described in our letter agreement with you dated __________ __, 199_ is effective as of the date hereof. You are hereby instructed to comply immediately with the instructions set forth in that letter.


                                            Very truly yours,


                                            [SERVICER]


                                            By:
                                               --------------------------------
                                            Title:
                                                  -----------------------------


ACKNOWLEDGED AND AGREED:

[NAME OF SERVICER BANK]


By:
   ----------------------------
Title:
      -------------------------
Date:
     --------------------------



[Address]
Attention:
          ---------------------
Facsimile No.:
              -----------------

                                                                       Exhibit E


                             Form of Servicer Report

                                                                       Exhibit F

                     Form of Additional Advance Certificate

                                                                       Exhibit G


                   Form of Assignment and Assumption Agreement



                  Reference is made to the Note Purchase and Security Agreement dated as of June 12, 1998, as it may be amended or modified from time to time (as so modified and amended, the "Agreement") among Belk, Inc., as Debtor (in such capacity, the "Debtor"), The Belk Center, Inc., as servicer (in such capacity, the "Servicer"), Enterprise Funding Corporation (the "Company"), NationsBank, N.A., as agent, and certain financial institutions from time to time a party thereto as Bank Investors. Terms defined in the Agreement are used herein with the same meaning.

                  ___________________ (the "Assignor") and __________________
(the "Assignee") agree as follows:

                  1. The Assignor hereby sells and assigns to the Assignee, without recourse and without representation and warranty, and the Assignee hereby purchases and assumes from the Assignor, an interest in and to all of the Assignor's rights and obligations under the Agreement and the other Transaction Documents. Such interest expressed as a percentage of all rights and obligations of the Bank Investors being equal to the percentage equivalent of a fraction the numerator of which is $________ and the denominator of which is the Facility Limit. After giving effect to such sale and assignment, the Assignee's Commitment will be as set forth on the signature page hereto.

                  2. [In consideration of the payment of $___________, being ___% of the existing Net Investment, and of $___________, being ___% of the aggregate unpaid accrued Carrying Costs payable to the Assignor, receipt of which payment is hereby acknowledged, the Assignor hereby assigns to the Agent for the account of the Assignee, and the Assignee hereby purchases from the Assignor, a ___% interest in and to all of the Assignor's right, title and interest in and to the Net Investment purchased by the undersigned on _______________, 19__
under the Agreement.] [include if an existing Net Investment is being assigned.]

                  3. The Assignor (i) represents and warrants that it is the legal and beneficial owner of the interest being assigned by it hereunder and that such interest is free and clear of any adverse claim; (ii) makes no representation or warranty and assumes no responsibility with respect to any statements, warranties or representations made in or in connection with the Agreement, any other Transaction Document or any other instrument or document furnished pursuant thereto or the execution, legality, validity, enforceability, genuineness, sufficiency or value of the Agreement or the Receivables, any other Transaction Document or any other instrument or document furnished pursuant thereto; and (iii) makes no representation or warranty and assumes no responsibility with respect to the financial condition of any of the Debtor, the Servicer or any Designated Seller or the performance or observance by any of the Debtor or the Servicer or any Designated Seller of any of its obligations under the Agreement, any other Transaction Document, or any instrument or document furnished pursuant thereto.

                  4. The Assignee (i) confirms that it has received a copy of the Agreement, the Receivables Purchase Agreement, the Note and the Fee Letter, together with copies of the financial statements referred to in Section 5.1 of the Agreement, to the extent delivered through the date of this Agreement, and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Assignment; (ii) agrees that it will, independently and without reliance upon the Agent, any of its Affiliates, the Assignor or any other Investor and based on such documents and information as it shall deem appropriate at the time, continue to make its own credit decisions in taking or not taking action under the Agreement and any other Transaction Document; (iii) appoints and authorizes the Agent to take such action as agent on its behalf and to exercise such powers and discretion under the Agreement and the other Transaction Documents as are delegated to the Agent by the terms thereof, together with such powers and discretion as are reasonably incidental thereto; (iv) agrees that it will perform in accordance with their terms all of the obligations which by the terms of the Agreement are required to be per formed by it as a Bank Investor; and (vi) specifies as its address for notices and its account for payments the office and account set forth beneath its name on the signature pages hereof[; and (vii) attaches the forms prescribed by the Internal Revenue Service of the United States of America certifying as to the Assignee's status for purposes of determining exemption from United States withholding taxes with respect to all payments to be made to the Assignee under the Agreement or such other documents as are necessary to indicate that all such payments are subject to such rates at a rate reduced by an applicable tax treaty].(1)

                  5. The effective date for this Assignment shall be the later of (i) the date on which the Agent receives this Assignment executed by the parties hereto and receives the consent of the Debtor and the Administrative Agent, on behalf of the Company, and (ii) the date of this Assignment (the "Effective Date"). Following the execution of this Assignment and Assumption Agreement and the consent of the Debtor and the Administrative Agent, on behalf of the Company, this Assignment and Assumption Agreement will be delivered to the Agent for acceptance and, with respect to the Assignment and Assumption Agreement, recording by the Agent.

                  6. Upon such acceptance and recording, as of the Effective Date, (i) the Assignee shall be a party to the Agreement and, to the extent provided in this Assignment, have the rights and obligations of a Bank Investor thereunder and (ii) the Assignor shall, to the extent provided in this Assignment, relinquish its rights and be released from its obligations under the Agreement.

                  7. Upon such acceptance and recording, from and after the Effective Date, the Agent shall make all payments under the Agreement in respect of the interest assigned hereby (including, without limitation, all payments in respect of such interest in Net Investment, Discount and fees) to the Assignee. The Assignor and Assignee shall make all appropriate adjustments in


 --------
      (1) If the Assignee is organized under the laws of a jurisdiction outside the United States.

payments under the Agreement for periods prior to the Effective Date directly between themselves.

                  8. This Assignment shall be governed by, and construed in accordance with, the laws of the State of New York.


                [REMAINDER OF THIS PAGE INTENTIONALLY LEFT BLANK]

                  9. This Assignment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement. Delivery of an executed counterpart of the signature page to this Assignment by telecopier shall be effective as delivery of a manually executed counterpart of this Assignment.

                  IN WITNESS WHEREOF, the parties hereto have caused this Assignment and Assumption Agreement to be executed by their respective officers thereunto duly authorized as of the __ day of ______, 199_.

                                          [ASSIGNOR]


                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:

                                          [ASSIGNEE]



                                          By:
                                             ----------------------------------
                                               Name:
                                               Title:


Address for notices and Account for payments:

For Credit Matters:                                 For Administrative Matters:

[NAME]                                              [NAME]

---------------------------                         ---------------------------

---------------------------                         ---------------------------
Attn:  ___________                                  Attn.:  ___________
Telephone: (___) ___-____                           Telephone:  (___) ___-____
Telefax: (___) ___-____                             Telefax: (___) ___-____

Account for Payments:

NAME

---------------------------
ABA Number:  ___-___-___

Account Number:  ___________
Attn:  ______________
Re:  ________________

Consented to this __ day
of ________, 199_

NATIONSBANK, N.A., as
Administrative Agent


By:
   ---------------------------
   Name:
   Title:


BELK, INC.


By:
   ----------------------------
   Name:
   Title:


Accepted this ___ day
of ________, 199_

NATIONSBANK, N.A.
  as Agent


By:
   ----------------------------
   Name:
   Title:

                                                                       Exhibit H


                            List of Actions and Suits

                                      NONE

                                                                       Exhibit I


                 Location of Chief Executive Office and Records



                       Location of Chief Executive Office:

                               2801 W. Tyvola Road
                         Charlotte, North Carolina 28217


                              Location of Records:

                               2801 W. Tyvola Road
                         Charlotte, North Carolina 28217

                                       or

                              Pierce Leahy Archives
                        6100 Harris Technology Boulevard
                         Charlotte, North Carolina 28269

                                                                       Exhibit J


                 List of Subsidiaries, Divisions and Tradenames

                                                                       Exhibit K


                        [Form of Debtor's, Designated Sellers' and Servicer's
                                          Counsel Opinion]

                             [Letterhead of Counsel]

                                                              _________ __, 1998

Enterprise Funding Corporation
c/o Merrill Lynch Money Markets Inc.
Merrill Lynch World Headquarters
World Financial Center--South Tower
225 Liberty Street--8th Floor
New York, New York  10080

NationsBank, N.A., as Agent
100 North Tryon Street
Charlotte, North Carolina 28255

Ladies and Gentlemen:

                  This opinion is furnished to you pursuant to Section 4.1(o) of the Note Purchase and Security Agreement dated as of June 12, 1998 (the "Agreement") among BELK, INC., a _______ Delaware corporation (the "Debtor"), The Belk Center, Inc., a North Carolina corporation, as servicer (the "Servicer"), Enterprise Funding Corporation, a Delaware corporation (the "Company"), NationsBank, N.A., a national banking association ("NationsBank") as Agent and as a Bank Investor, and certain financial institutions from time to time a party thereto as Bank Investors. Terms defined in the Agreement and not otherwise defined herein are used in this opinion with the meanings so defined.

                  We have acted as counsel to the Designated Sellers, the Servicer and the Debtor in connection with the preparation of the Agreement, the Receivables Purchase Agreement, the other Transaction Documents and the transactions contemplated thereby.

                  We have examined, on the date hereof, the Agreement and all Exhibits thereto, each of the Receivables Purchase Agreement and all Exhibits thereto and the Note delivered under the Agreement, certificates of public officials and of officers of the Debtor and the Designated Sellers and certified copies of the Designated Sellers' and the Debtor's certificates of incorporation, by-laws, resolutions of the respective Boards of Directors authorizing the Designated Sellers' and the Debtor's participation in the transactions contemplated by the Agreement and the Receivables Purchase Agreement (copies of each of the above having been delivered to you), copies of the financing statements on Form UCC-1 filed in the filing offices listed on
Schedule I hereto executed by each Designated Seller, as debtor, in favor of the Debtor, as secured party, and showing thereon the Agent, on behalf of the Bank Investors and the Company, as the assignee of the secured party, substantially in the form attached hereto as Exhibit A (the "Designated Sellers' Financing Statements") and copies of the financing statements on Form UCC-1 filed in the filing offices listed on Schedule II hereto executed by Debtor, as debtor, in favor of the Agent, on behalf of the Bank Investors and the Company, as secured party, substantially in the form attached hereto as Exhibit B (the "Debtor Financing Statements"). We have also examined the closing documents delivered pursuant to the Agreement and the Receivables Purchase Agreement and copies of all such documents and records, and have made such investigations of law, as we have deemed necessary and relevant as a basis for our opinion. With respect to the accuracy of material factual matters which were not independently established, we have relied on certificates and statements of officers of the Designated Sellers, the Servicer and the Debtor.

                  On the basis of the foregoing, we are of the opinion that:

                  11. The Debtor is a [corporation] duly incorporated, validly existing and in good standing under the laws of [ ], has the corporate power and authority to own its properties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, Except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Debtor or its ability to perform its obligations under the Transaction Documents.

                  12. Each of the Designated Sellers is a corporation duly incorporated, validly existing and in good standing under the laws of its governing jurisdiction, has the corporate power and authority to own its proper ties and to carry on its business as now being conducted, and had at all relevant times, and now has, all necessary power, authority, and legal right to acquire and own the Receivables, and is duly qualified and in good standing as a foreign corporation and is authorized to do business in each jurisdiction in which the character of its properties or the nature of its business requires such qualification or authorization, except for qualifications and authorizations the lack of which, singly or in the aggregate, has not had and will not have a materially adverse affect upon the business properties of the Debtor or its ability to perform its obligations under the Transaction Documents.

                  13. The Debtor has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Agreement and the other Transaction Documents, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. The Transaction Documents to which the Debtor is a party have been duly executed and delivered by the Debtor and when duly executed and delivered will constitute the legal, valid and binding obligations of the Debtor enforceable against the Debtor in accordance with their terms, Except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  14. Each of the Designated Sellers has the power, corporate and other, and has taken all necessary corporate action to execute, deliver and perform the Receivables Purchase Agreement to which it is a party and each other Transaction Document to which it is a party, each in accordance with its respective terms, and to consummate the transactions contemplated thereby. Each

Transaction Document to which a Designated Seller is a party has been duly executed and delivered by such Designated Seller and when duly executed and delivered will constitute the legal, valid and binding obligation of such Designated Seller enforceable against such Designated Seller in accordance with their terms, Except as enforcement thereof may be limited by bankruptcy, insolvency and other similar laws affecting the enforcement of creditors' rights generally and by general equitable principles.

                  15. The execution, delivery and performance in accordance with their terms by the Debtor of the Agreement and the other Transaction Documents and the consummation of the transactions contemplated thereby, do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of the Debtor that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of the Debtor, (b) any other agreement to which the Debtor is a party or by which the Debtor or any of its properties may be bound, or (c) any applicable law, or any order, rule, or regulation applicable to the Debtor of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over the Debtor or any of its properties, or (iii) result in or require the creation or imposition of any Lien upon any of the as sets, property or revenue of the Debtor other than as contemplated by the Agreement.

                  16. The execution, delivery and performance in accordance with their terms by each Designated Seller of the Receivables Purchase Agreement and the other Transaction Documents to which it is a party and the consummation of the transactions contemplated thereby do not and will not (i) require (a) any governmental approval or (b) any consent or approval of any stockholder of such Designated Seller that has not been obtained, (ii) violate or conflict with, result in a breach of, or constitute a default under (a) the certificate of incorporation or the by-laws of such Designated Seller, (b) any other agreement to which such Designated Seller is a party or by which such Designated Seller or any of its properties may be bound, or (c) any applicable law, or any order, rule, or regulation applicable to such Designated Seller of any court or of any federal or state regulatory body, administrative agency, or other governmental instrumentality having jurisdiction over such Designated Seller or any of its properties, or
(iii) result in or require the creation or imposition of any Lien upon any of the assets, property or revenue of such Designated Seller other than as contemplated by the Receivables Purchase Agreement.

                  17. Except as set forth in the schedule attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings or investigations, pending or to the best of our knowledge after due inquiry, threatened (i) against the Debtor or the business or any property of the Debtor Except actions, suits or proceedings that, if adversely deter mined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Agreement or any other Transaction Document.

                  18. Except as set forth in the schedule attached hereto, there are not, in any court or before any arbitrator of any kind or before or by any governmental or non-governmental body, any actions, suits, proceedings or investigations, pending, or to the best of our knowledge after due inquiry, threatened (i) against the Designated Sellers or the business or any property of the Designated Sellers Except actions, suits or proceedings that, if adversely determined, would not, singly or in the aggregate, have a Material Adverse Effect or (ii) relating to the Receivables Purchase Agreement, or any other Transaction Document.

                  19. The Receivables constitute ["accounts"] ["general intangibles"] ["chattel paper"] as [that] [such] term[s][is][are] defined in the Uniform Commercial Code as in effect in [XYZ].

                  20. Each Receivables Purchase Agreement creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the "UCC"), including New York (the "New York UCC") and _______ (the "XYZ UCC"), under Article 9 of the New York UCC

("Security Interest") in favor of the Debtor in the Receivables conveyed thereby and in the proceeds thereof (Except that the Security Interest will attach to any Receivable created after the date hereof only when the applicable Designated Seller possesses rights in such Receivable). The internal laws of [XYZ] govern the perfection by the filing of financing statements of the Debtor's Security Interest in the Receivables and the proceeds thereof. The Designated Sellers' Financing Statements have been filed in the filing office(s) located in XYZ listed on Schedule I hereto, which [is] [are] the only office(s) in which filings are required under the [XYZ] UCC to perfect the Debtor's Security Interest in the Receivables and the proceeds thereof, and accordingly the Debtor's Security Interest will, on the date of the initial transfer under each of the Receivables Purchase Agreements, be perfected under Article 9 of the [XYZ] UCC in each Receivable conveyed thereby and in the proceeds thereof. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Designated Sellers' Financing Statements in XYZ have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming a Designated Seller as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Designated Sellers' Financing Statements in the filing offices listed on Schedule I will create a first priority Security Interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

                  21. The Agreement creates a valid "security interest" (as that term is defined in Section 1-201(37) of the Uniform Commercial Code (including the conflict of laws rules thereof) as in effect in each applicable jurisdiction (the "UCC"), including New York (the "New York UCC") and _______ (the "XYZ UCC"), under Article 9 of the New York UCC ("Security Interest") in favor of the Company in each Receivable (Except that the Security Interest will attach only when the Debtor possesses rights in such Receivable). The internal laws of [XYZ]


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


govern the perfection by the filing of financing statements of the Company's Security Interest in the Receivables and the proceeds thereof. The Debtor Financing Statement(s) have been filed in the filing office(s) located in [XYZ] listed on Schedule II hereto, which [is] [are] the only office(s) in which filings are required under the [XYZ] UCC to perfect the Company's Security Interest in the Receivables and the proceeds thereof, and accordingly the Company's Security Interest in each Receivable and the proceeds thereof will, on the date of the initial transfer under the Agreement, be perfected under Article 9 of the XYZ UCC. All filing fees and all taxes required to be paid as a condition to or upon the filing of the Debtor Financing Statement(s) in [XYZ] have been paid in full. As of the date hereof, there were no (i) UCC financing statements naming the Debtor as debtor, seller or assignor and covering any Receivables or any interest therein or (ii) notices of the filing of any federal tax lien (filed pursuant to Section 6323 of the Internal Revenue Code) or lien of the Pension Benefit Guaranty Corporation (filed pursuant to Section 4068 of the Employment Retirement Insurance Act) covering any Receivable or any interest therein. The filing of the Debtor Financing Statement(s) in the filing offices listed on Schedule II will create a first priority Security Interest in each Receivable. Such perfection and priority will continue, provided that appropriate continuation statements are timely filed where and when required under the UCC.

                  In giving the opinions in paragraphs 10 and 11, we have assumed that (1) the Designated Sellers' and the Debtor's chief executive offices will continue to be located in [XYZ], and (2) the Designated Sellers and the Debtor have kept and will continue to keep all of their respective records concerning Receivables located only in [XYZ]. The conclusions expressed in paragraphs 10 and 11 are subject to the accuracy of the personnel in the filing offices referred to above with regard to the filing, indexing and recording of financing statements and notices of Liens, and to the correctness of reports to us by ____________, who performed the searches of such records and who made the filings on behalf of the Designated Sellers and the Debtor in XYZ.

                  In giving the opinions set forth in paragraphs 10 and 11, we have assumed that all filings as appropriate in the event of a change in the name, identity or corporate structure of the debtor (or seller or assignor) named in any financing statements and all continuation statements necessary under the UCC to maintain the perfection of the Debtor's Security Interest and the Company's Security Interest in the Receivables and the proceeds thereof will be duly and timely filed. In giving such opinions, we also do not express any opinion as to (a) transactions excluded from Article 9 of the UCC by virtue of Section 9-104 of the UCC, (b) any security interest in proceeds Except to the extent that the validity and perfection of any interest in proceeds (as such term is defined under the UCC) thereof that is covered by the Designated Sellers' Financing Statements or the Debtor Financing Statements or any duly filed financing statement referred to above may be permitted by Section 9-306 of the UCC, and
(c) any security interest that is terminated or released.

                  The foregoing opinions and conclusions were given only in respect of the laws of XYZ, the Uniform Commercial Code as in effect on the date hereof in the State of New York and, to the extent specifically referred to herein, the Federal laws of the United States of America.

                  This opinion has been delivered at your request for the purposes contemplated by the Agreement. Without our prior written consent, this opinion is not to be utilized or quoted for any other purpose and no one other than you is entitled to rely thereon; provided, that any Bank Investor, Liquidity Provider, any Credit Support Provider and any placement agent or dealer of the Company's commercial paper may rely on this opinion as of it were addressed to them.

                                                     Very truly yours,

                                                                       Exhibit L

                  [FORM OF [ASSISTANT] SECRETARY'S CERTIFICATE]

                  I, __________________, the undersigned ___________ of (the
"Company"), a ________, DO HEREBY CERTIFY that:

                  1. Attached hereto as Annex A is a true and complete copy of the [Operating Agreement] [Certificate of Incorporation] of the Company as in effect on the date hereof.

                  2. Attached hereto as Annex B is a true and complete copy of the By-laws of the Company as in effect on the date hereof.

                  3. Attached hereto as Annex C is a true and complete copy of the resolutions duly adopted by the [Manager] [Board of Directors] of the Company [adopted by consent] as of _________________, 199_, authorizing the execution, delivery and performance of each of the documents mentioned therein, which resolutions have not been revoked, modified, amended or rescinded and are still in full force and effect.

                  4. The below-named persons have been duly qualified as and at all times since ________________, 199_, to and including the date hereof have been officers or representatives of the Company holding the respective offices or positions below set opposite their names and are authorized to execute on behalf of the Company the below-mentioned Note Purchase and Security Agreement and all other Transaction Documents (as defined in such Note Purchase and Security Agreement) to which the Company is a party:

         Name                                        Office

                                                     [OFFICE]

                                                     [OFFICE]

                  5. The representations and warranties of the Company contained in Section [3.1][3.2] of the Note Purchase and Security Agreement dated as of June 12, 1998 among the Company, Belk, Inc., Belk Center, Inc., Enterprise Funding Corporation, NationsBank, N.A. and certain financial institutions named therein are true and correct as if made on the date hereof.

                  WITNESS my hand and seal of the Company as of this ____ day of, 1998.




                                                      -------------------------
                                                       [Assistant] Secretary

                                                                       Exhibit M

                                  Form of Note



                                  June 12, 1998


$300,000,000

         Reference is hereby made to that certain Note Pur chase and Security Agreement dated as of June 12, 1998 (as amended, supplemented or otherwise modified in accordance with the terms thereof and in effect from time to time, the "Note Purchase and Security Agreement") by and between Belk, Inc., a Delaware corporation (the "Issuer"), The Belk Center, Inc., Enterprise Funding Corporation, a Delaware corporation (the "Company") and NationsBank, N.A., a national banking association (the "Agent" or the "Bank Investor," as applicable). All capitalized terms used but not defined herein shall have the meanings assigned thereto in the Note Purchase and Security Agreement, as applicable.

         FOR VALUE RECEIVED, the Debtor hereby promises to pay to the order of the Agent, for the account of the Company or the Bank Investor at the principal office of the Agent at NationsBank Corporate Center, 100 N. Tryon Street, Charlotte, North Carolina 28255 a principal sum equal to THREE HUNDRED MILLION DOLLARS ($300,000,000), in lawful money of the United States of America and in immediately available funds.

         The date and amount of each Advance extended by the Company or the Bank Investor, as the case may be, to the Debtor under the Note Purchase and Security Agreement, and each payment of principal thereof, shall be recorded by the Agent, for the account of the Company, or the Bank Investor, as appropriate, on its books and, prior to any transfer of this Note (or, at the discretion of the Company, and/or the Bank Investor, as appropriate, at any other time), endorsed by the Agent, on behalf of the Company and the Bank Investor on the schedule attached hereto or any continuation thereof. Although the stated principal amount of this Note is as stated above, this Note shall be enforceable only with respect to the Debtor's obligation to pay the principal hereof only to the extent of the unpaid principal amount of the Advances outstanding under the Note Purchase and Security Agreement at the time such enforcement shall be sought.

         Interest on the outstanding principal amount of this Note shall accrue at the rate or rates necessary for the payment to the holder hereof, on the dates provided for in the Note Purchase and Security Agreement, of Carrying Costs payable to the holder hereof on such date or dates; in all events interest hereunder in an amount equal to the Interest Component of all Related Commercial Paper maturing on any day shall be due and payable on such day. Interest due and payable hereunder shall be payable in accordance with the priorities set forth in Section 2.5(a) of the Note Purchase and Security Agreement.

         Principal will be due and payable (i) on each Remittance Date, and such amounts shall be payable in accordance with the priorities set forth in
Section 2.5(b) of the Note Purchase and Security Agreement, and (ii) at such other times as may be required pursuant to the Note Purchase and Security Agreement. On any day, an amount determined to be due and payable pursuant to
Section 2.9(a) of the Note Purchase and Security Agreement shall be due and payable hereunder.

         The entire outstanding principal amount of this Note and accrued interest thereon will be due and payable on the date which is twelve (12) months after the Termination Date.

         The Debtor's obligation to make payments hereunder shall be a limited recourse obligation of the Debtor, payable solely from the Collateral.

         Subject to Section 8.4 of the Note Purchase and Security Agreement, the Debtor shall pay all reasonable out-of-pocket costs of collection of any amount due hereunder when incurred, including without limitation, reasonable attorney's fees and expenses, and including all reasonable out-of-pocket costs and expenses actually incurred in connection with the pursuit by the holder of any of its rights or remedies referred to herein or in the Note Purchase and Security Agreement or the protection of or realization upon collateral, and all such costs shall be payable in accordance with the Note Purchase and Security Agreement.

         The Debtor waives presentment, notice of dishonor, protest and other notice or formality with respect to this Note.

THIS NOTE SHALL BE GOVERNED BY, AND INTERPRETED AND CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.


                                                     BELK, INC.


                                                     By:
                                                        -----------------------
                                                     Name:
                                                     Title:

                                                                       Exhibit N

                            List of Post Office Boxes


Post Office Box No. 1098
Charlotte, North Carolina 28201-1099
Location: 2901 South Interstate 85 Service Road
              Charlotte, North Carolina 28228-9975

Post Office Box No. 1099
Charlotte, North Carolina 28201-1099
Location: 2901 South Interstate 85 Service Road
              Charlotte, North Carolina 28228-9975

                                                                       Exhibit O


                        Form of Post Office Box Agreement

                                                    ______________________, 19__

NationsBank, N.A.
100 North Tryon Street
Charlotte, North Carolina 28255

Attention:  Michelle Heath

                              The Belk Center, Inc.

Gentlemen:

                  We have assigned, transferred and conveyed to you all right, title and interest in and to and exclusive dominion and control of all items of mail addressed to Post Office Box[es] No[s]. ___ maintained with the United States Postal Service which Post Office Box[es] [have][has] been assigned by the United States Postal Service to the undersigned, The Belk Center, Inc. (the "Company"). We will transfer exclusive control of the Post Office Box[es] to you upon delivery by you to the United States Postal Service of the Notice of Effectiveness (as hereinafter defined), a copy of which shall be forwarded by you to us.

                  The Company further certifies that on and after the date beginning on the day of the delivery of the Notice of Effectiveness, you, and not we, shall have all rights with respect to the Post Office Box[es] as if such Post Office Box[es] had been originally assigned by the United States Postal Service exclusively to you, and at any time on or after such date, you may take any action with respect to the Post Office Box[es] and all items of mail addressed thereto as though you were the original and exclusive assignee or otherwise directing delivery of all items of mail addressed to the Post Office Box[es].

                  We hereby expressly acknowledge and agree that our assignment to you hereunder is entire, absolute and exclusive and that we, after the delivery of the Notice of Effectiveness, shall have no right whatsoever to receive, remove or otherwise direct delivery of any items of mail addressed to the Post Office Box[es].

                  At all times during the effectiveness of this Agreement, we shall pay all rent, fees or other expenses relating to the the Post Office Box[es]; provided, that you may, if you so choose, pay such amounts on behalf of us. We shall notify you immediately upon receipt of any knowledge regarding the termination or potential termination of the Post Office Box[es].

                  The transfer of control of the Post Office Box[es], referred to in the first paragraph of this letter, shall become effective upon delivery by you to the United States Postal Service of a notice (the "Notice of Effectiveness") in substantially the form attached hereto as Annex "1".




                                                     Very truly yours,

                                                     THE BELK CENTER INC.



                                                     By:
                                                        -----------------------
                                                          Title:



Acknowledged by:

NationsBank, N.A.

By:
   ----------------------------
   Title:

                                     ANNEX 1

                          TO POST OFFICE BOX AGREEMENT

                        [FORM OF NOTICE OF EFFECTIVENESS]

                                            DATED: ______________, 199_

TO:    [Address of Post Office Location]
       Attention: Postmaster

  Re:  Post Office Box No[s]._______

Ladies and Gentlemen:

         We hereby give you notice that the transfer of control of the above-referenced Post Office Box[es], as described in the letter agreement between us and The Belk Center, Inc. (a copy of which is attached hereto)dated June 12, 1998, is effective as of the date hereof. You are hereby requested to honor the terms set forth in that letter.

         In furtherance of the foregoing, we hereby notify you that the following persons are authorized to exercise all rights granted to NationsBank, N.A. by the above-referenced letter:

                  Michelle Heath
                  Stan Meihaus
                  Brian Krum
                  Elliot Lemon
                  Chris Parrish
                  Robert Wood

                                    Very truly yours,


                                    NATIONSBANK, N.A.


                                    By:
                                       ----------------------------------------
                                    Title:
                                          -------------------------------------


ACKNOWLEDGED AND AGREED:

THE BELK CENTER, INC.


By:
   -------------------------
Title:
      ----------------------
Date:
     -----------------------

'


                                                                       Exhibit P

                         Financial Covenant Definitions

                  "Capital Lease" means any lease of Property by a Person as lessee which, in accordance with GAAP, is or should be accounted for as a capital lease on the balance sheet of that Person.

                  "Consolidated EBITDA" means, for any period, the sum of (a) Consolidated Net Income for such period, plus (b) an amount which, in the determination of Consolidated Net Income for such period, has been deducted for
(i) Interest Expense, (ii) total federal, state, local and foreign income, value-added and similar taxes and (iii) depreciation and amortization expense, all deter mined in accordance with GAAP.

                  "Consolidated Net Income" means, for any period, net income (excluding extraordinary items) of the Consolidated Parties determined on a consolidated basis in accordance with GAAP.

                  "Consolidated Parties" means, collectively, the Debtor and its Subsidiaries.

                  "Fixed Charge Coverage Ratio" means, as of the end of each fiscal quarter of the Consolidated Parties, commencing January 30, 1999, for the consecutive four-quarter period ending on such date (or in the case of January 30, 1999, the consecutive three-quarter period ending on such date), the ratio of (a) the sum of (i) Consolidated EBITDA plus (ii) Rental Expense to (b) the sum of (i) Interest Expense plus (ii) Scheduled Funded Debt Payments plus (iii) Rental Expense.

                  "Funded Debt" means, with respect to any Person at any date, without duplication, (a) all indebtedness of such Person for borrowed money; (b) all obligations of such Person for the deferred purchase price of Property or services (other than current trade payables incurred in the ordinary course of such Person's business); (c) all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments; (d) all indebtedness created or arising under any conditional sale or other title retention agreement with respect to Property acquired by such Person (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such Property);
(d) all Capital Lease obligations of such Person; (f) all obligations of such Person, contingent or otherwise, as an account party under acceptances, standby letters of credit or similar extensions of credit; (g) all debt of another Person of the type referred to in clauses (a)-(f) above secured by (or for which the holder of such debt has an existing right, contingent or otherwise, to be secured by) any lien on, or payable out of the proceeds of production from, Property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed; (h) all Guaranty Obligations of such Person with respect to debt of the type referred to in clauses (a)-(f) above of another Person; and (i) debt of the type referred to in clauses (a)-(f) above of any partnership or unincorporated joint venture in which such Person is a general partner or a joint venturer, all as determined on a consolidated basis in accordance with GAAP.

         "Guaranty Obligations" means, with respect to any Person, without duplication, any obligation of such Person (other than endorsements in the ordinary course of business of negotiable instruments for deposit or collection) guaranteeing or intended to guarantee any indebtedness of any other Person (the "obligor") in any manner, whether directly or indirectly, and including without limitation any obligation, whether or not contingent, (a) to purchase any such indebtedness or any Property constituting direct or indirect security therefor,
(b) to advance or provide funds or other support for the payment or purchase of any such indebtedness or to maintain working capital, equity capital or to otherwise maintain the net worth or solvency of the obligor, (c) to lease or purchase Property, securities or services primarily for the purpose of assuring the holder of such indebtedness of the ability of the obligor to make payment of such obligation or (d) to otherwise assure or hold harmless the holder of such indebtedness against loss in respect thereof. The amount of any Guaranty Obligation hereunder shall be deemed to be an amount equal to the outstanding principal amount (or the maximum principal amount, if larger) of the indebtedness in respect of which such Guaranty Obligation is made.

                  "Interest Expense" means, for any period, aggregate interest expense (including (a) the amortization of debt discount and premium, (b) the interest component under Capital Leases, (c) those charges owed and allocated (including, without limitation, the implied interest component) to third parties with respect to accounts receivable securitizations transacted in the ordinary course of business and (d) the implied interest component under synthetic leases, off-balance sheet loans or similar off-balance sheet financing products) of the Consolidated Parties, determined on a consolidated basis in accordance with GAAP.

                  "Leverage Ratio" means, for the consecutive three-quarter period of the Debtor ending on January 30, 1999, or for any consecutive four-quarter period of the Debtor ending on a date after January 30, 1999, the ratio of (a) Funded Debt of the Consolidated Parties on the last day of such period to (b) Consolidated EBITDA for such period.

                  "Operating Lease" means any lease of Property by a Person which, in accordance with GAAP, would not be accounted for as a Capital Lease.

                  "Property" means any interest in any kind of property or asset, whether real, personal or mixed, or tangible or intangible.

                  "Rental Expense" means, for any period, aggregate rental expenses of the Consolidated Parties under Operating Leases with respect to leases of real or personal (or mixed) property, determined on a consolidated basis in accordance with GAAP.

                  "Scheduled Funded Debt Payments" means, with respect to the Consolidated Parties as of the end of each fiscal quarter, commencing January 30, 1999, the sum of all scheduled payments of principal on Funded Debt for the consecutive four-quarter period ending on such date (or, in the case of January 30, 1999, the consecutive three-quarter period ending on such date)(including the principal component of payments due on Capital Leases during the applicable period), determined on a consolidated basis in accordance with GAAP.